EXECUTION VERSION AMENDMENT NO. 3 Dated as of July 23, 2020 to AMENDED AND RESTATED CREDIT AGREEMENT Dated as of November 6, 2018 THIS AMENDMENT NO. 3 (this “Amendment”) is made as of July 23, 2020 by and among Farmer Bros. Co., a Delaware corporation (the “Borrower”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Amended and Restated Credit Agreement dated as of November 6, 2018 by and among the Borrower, the other Loan Parties from time to time party thereto, the Lenders and the Administrative Agent (as amended by that certain Amendment No. 1, dated as of September 6, 2019, that certain Amendment No. 2, dated as of March 5, 2020 (“Amendment No. 2”), and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement (as amended hereby). WHEREAS, the Borrower, the Loan Parties party thereto and the Administrative Agent are party to that certain Amended and Restated Pledge and Security Agreement, dated as of November 6, 2018 (as amended by Amendment No. 2 and as further amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”); WHEREAS, the Borrower has requested that the Required Lenders and the Administrative Agent agree to make certain amendments to the Credit Agreement and the Security Agreement; and WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein; NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment. 1. Amendments to the Credit Agreement. (a) Effective as of the date of satisfaction of the conditions precedent set forth in Section 3 below (such date, the “Third Amendment Effective Date”), the parties hereto agree that each of the Credit Agreement and Schedule 2.01A thereto are hereby amended to delete the stricken text (indicated in the same manner as the following example: stricken text) and to add the double-underlined text (indicated in the same manner as the following example: double-underlined text) as set forth on Exhibit A hereto. (b) Exhibit B to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit B hereto. (c) Schedules 1.01F, 3.06, 3.15, 6.01, 6.02 and 6.04 to the Credit Agreement are each hereby amended and restated in their entirety as set forth on Exhibit C hereto. ACTIVE 258919605

(d) Exhibit D hereto is hereby added as a new Exhibit D to the Credit Agreement. 2. Amendments to the Security Agreement. (a) Effective as of the Third Amendment Effective Date, the parties hereto agree that the Security Agreement is hereby amended to delete the stricken text (indicated in the same manner as the following example: stricken text) and to add the double-underlined text (indicated in the same manner as the following example: double-underlined text) as set forth on Exhibit E hereto. (b) Exhibit A to the Security Agreement is hereby amended and restated in its entirety as set forth on Exhibit F hereto. (c) Exhibit G to the Security Agreement is hereby amended and restated in its entirety as set forth on Exhibit G hereto. 3. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent: (a) The Administrative Agent (or its counsel) shall have received (i) counterparts of this Amendment duly executed by the Borrower, the Required Lenders and the Administrative Agent (ii) such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Amendment and the other Loan Documents, and (iii) a customary legal opinion of the Loan Parties’ counsel, addressed to the Administrative Agent, the Issuing Bank and the Lenders (together with any other local counsel opinions, if required), all in form and substance reasonably satisfactory to the Administrative Agent and its counsel. (b) The Administrative Agent (or its counsel) shall have received (i) for the account of each applicable Lender party hereto that delivers its executed signature page to this Amendment by no later than 5:00 p.m. New York time on July 22, 2020, a consent fee in an amount equal to 0.30% of the Revolving Commitment of each such consenting Lender under the Credit Agreement on the Third Amendment Effective Date, which fees will be due and payable on, and subject to the occurrence of, the Third Amendment Effective Date, (ii) payment of its reasonable and documented out-of-pocket expenses (including reasonable and documented out-of-pocket fees and expenses of counsel for the Administrative Agent) in connection with this Amendment, and (iii) all other fees then due and payable to the Administrative Agent in connection with this Amendment, in each case that have been invoiced at least two Business Days prior to the date hereof (except as otherwise reasonably agreed by the Borrower). (c) The Administrative Agent (or its counsel) shall have received (i) a certificate of each Loan Party, dated the Third Amendment Effective Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of this Amendment, (B) identify by name and title and bear the signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party and (C) contain appropriate attachments, including copies of the certificate or articles of incorporation or organization of each Loan Party, including all amendments thereto, and a true and correct copy of its by-laws or operating, management or partnership agreement, or other organizational or governing documents, and (ii) a recently issued good standing certificate for each Loan Party from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for each Loan Party from the appropriate governmental officer in such jurisdiction. (d) The Administrative Agent (or its counsel) shall have received a projected cash flow statement for the Borrower and its Subsidiaries for the thirteen (13) calendar week period commencing with the first full week after the Third Amendment Effective Date in form and substance substantially consistent 2 with the format previously delivered to the Administrative Agent prior to the Third Amendment Effective Date. (e) The Administrative Agent (or its counsel) and each requesting Lender shall have received, at least five days prior to the Third Amendment Effective Date, all documentation and other information regarding the Loan Parties reasonably requested in writing at least 5 Business Days prior to the Third Amendment Effective Date in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act. (f) The Administrative Agent shall have received a certificate in form and substance reasonably satisfactory to the Administrative Agent, dated the Third Amendment Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, certifying (i) as to the matters set forth in Section 4(b) below, (ii) that Availability is not less than zero and (iii) as to the solvency of the Borrower and its Subsidiaries, taken as a whole, as of the Third Amendment Effective Date and after giving pro forma effect to the transactions to occur on such date. (g) The Administrative Agent (or its counsel) shall have received a Borrowing Base Certificate which calculates the Borrowing Base as of June 30, 2020 (or such earlier date as agreed to by the Administrative Agent in its sole discretion), together with customary supporting documentation and supplemental reporting requested by the Administrative Agent in its Permitted Discretion. (h) After giving effect to all Borrowings to be made on the Third Amendment Effective Date and the issuance of any Letters of Credit on the Third Amendment Effective Date, the sum of (i) excess Availability plus (ii) Unrestricted Cash shall not be less than $10,000,000. (i) Except as otherwise permitted under Section 5 below or under the Credit Agreement (as amended hereby), each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent in its sole discretion to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of itself, the Lenders and the other Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02 of the Credit Agreement (as amended hereby)), shall be in proper form for filing, registration or recordation. (j) Except as otherwise permitted under Section 5 below or under the Credit Agreement (as amended hereby), and to the extent not previously delivered, the Administrative Agent shall have received (i) the certificates representing the Equity Interests pledged pursuant to the Security Agreement (as amended hereby), together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Security Agreement (as amended hereby) endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof. 4. Representations and Warranties of the Loan Parties. Each Loan Party hereby represents and warrants as follows: (a) This Amendment, the Security Agreement (as amended hereby) and the Credit Agreement (as amended hereby) constitute legal, valid and binding obligations of such Loan Party, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. (b) As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default 3 or Event of Default has occurred and is continuing and (ii) the representations and warranties of such Loan Party set forth in the Loan Documents (as amended hereby) are true and correct in all material respects with the same effect as though made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date is true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects). 5. Post-Closing Covenants. Subject to the occurrence of the Third Amendment Effective Date, the Borrower hereby agrees to deliver, or cause to be delivered to the Administrative Agent, the items described on Schedule 5 hereof or take the actions described on Schedule 5 hereof (as applicable), in each case on or before the dates specified with respect to such items, or, in each case such later date as agreed by the Administrative Agent in its sole discretion. 6. Reaffirmation. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each Loan Party hereby (a) reaffirms the terms and conditions of the Credit Agreement (as amended hereby), the Security Agreement (as amended hereby) and any other Loan Document executed by it and acknowledges and agrees that such Credit Agreement (as amended hereby), such Security Agreement (as amended hereby) and each and every such Loan Document executed by it in connection with the Credit Agreement and the Security Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed, (b) to the extent such Loan Party granted Liens on or security interests in any of its properties pursuant to any Loan Document and any filing made with any Governmental Authority relating thereto, hereby ratifies and reaffirms each such grant of security and confirms that such Liens and security interests continue to secure the Secured Obligations, and (c) to the extent such Loan Party guaranteed or was an accommodation party with respect to any of the Secured Obligations or any portion thereof, hereby ratifies and reaffirms such guaranties or accommodation liabilities, in each case, subject to the limitations set forth in the applicable Loan Document(s). 7. Prepayment on Third Amendment Effective Date. To the extent the Borrower prepays any Loans under the Credit Agreement on the Third Amendment Effective Date, (a) the parties hereto agree to waive any requirement under the Credit Agreement for prior notice of any such prepayment of Loans to the extent such prepayment is made on the Third Amendment Effective Date and (b) each Lender party hereto hereby agrees, solely as to itself, to waive all losses, costs and expenses incurred by such Lender under Section 2.16 of the Credit Agreement in connection with any such prepayment made on the Third Amendment Effective Date. 8. Reference to and Effect on the Credit Agreement and the Security Agreement. (a) Upon the effectiveness hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import, and each reference in the Loan Documents to “Credit Agreement”, “Security Agreement”, “thereunder”, “thereof”, “therein” or words of similar import, shall mean and be a reference to the Credit Agreement or the Security Agreement, each as amended hereby, as applicable. (b) The Credit Agreement, the Security Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed. (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Security Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith. 4

(d) This Amendment is a Loan Document. 9. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York. 10. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose. 11. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or other electronic means shall have the same force and effect as manual signatures delivered in person. Delivery of an executed signature page to this Amendment by facsimile or other electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other state laws based on the Uniform Electronic Transactions Act. 12. Release of Claims. Each Loan Party hereby represents and warrants that, as of the date of its execution of this Amendment, there are no claims or offsets against or defenses or counterclaims to its obligations under the Loan Documents (as amended hereby) and, in accordance therewith, each Loan Party, both for itself and on behalf of each of its Subsidiaries, hereby: (a) waives any and all such claims, offsets, defenses or counterclaims, whether known or unknown, arising prior to the date of its execution of this Amendment and (b) releases and discharges the Administrative Agent, the Lenders and their respective Related Parties (collectively the “Released Parties”) from any and all obligations, indebtedness, liabilities, claims, rights, causes of action or demands whatsoever, whether known or unknown, suspected or unsuspected, in law or equity, which such Loan Party or any of its Subsidiaries ever had, now has, claims to have or may have against any Released Party arising on or prior to the date hereof and from or in connection with the Loan Documents (as amended hereby) or the transactions contemplated hereby or thereby. [Signature Pages Follow] 5

JPMORGAN CHASE BANK, N.A., individually as a Lender and as Administrative Agent By:_______________________________________ Name: Charles W. Shaw Title: Authorized Officer Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement dated as of November 6, 2018 Farmer Bros. Co.

BANK OF AMERICA, N.A., as a Lender By:_______________________________________ Name: Rick Macias Title: Senior Vice President Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement dated as of November 6, 2018 Farmer Bros. Co.

REGIONS BANK, as a Lender By:_______________________________________ Name: David Baynash Title: Senior Vice President Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement dated as of November 6, 2018 Farmer Bros. Co.

DocuSign Envelope ID: DB16924F-7A9B-4B48-98FF-C47668CC4886 ADVANTAGE CAPITAL MANAGEMENT LLC - HAYMARKET INSURANCE COMPANY, as a Lender By:_______________________________________ Name: Yuan Zhou Title: CIO Signature Page to Amendment No. 3 to Amended and Restated Credit Agreement dated as of November 6, 2018 Farmer Bros. Co.

Schedule 5 Post-Closing Covenants 1. On or prior to the date that is 45 days after the Third Amendment Effective Date (or such later date as agreed to by the Administrative Agent in its sole discretion), the Borrower shall either (i) deliver to the Administrative Agent evidence of the dissolution of Coffee Bean International LLC or (ii) ensure that Coffee Bean International LLC has become a Loan Guarantor pursuant to and in accordance with the provisions of the Credit Agreement. 2. On or prior to the date that is 60 days after the Third Amendment Effective Date (or such later date as agreed to by the Administrative Agent in its sole discretion), the Administrative Agent or its designee shall have conducted a desktop field examination of the Borrower’s and each Domestic Subsidiary Guarantor’s Accounts and Inventory (it being agreed and acknowledged that failure by the Administrative Agent to complete such field examination within 60 days after the Third Amendment Effective Date (or by such later date as agreed to by the Administrative Agent, as applicable) shall not constitute an Event of Default to the extent such failure did not arise from any act of (or failure to cooperate by) the Borrower or any of its Affiliates or any of their respective employees, officers, directors or agents). 3. On or prior to the date that is 60 days after the Third Amendment Effective Date (or such later date as agreed to by the Administrative Agent in its sole discretion), the Borrower and the Loan Guarantors shall enter into Deposit Account Control Agreements with the Administrative Agent and the applicable depository banks in respect of the accounts notified to the Administrative Agent on or prior to the Third Amendment Effective Date. 4. On or prior to the date that is 60 days after the Third Amendment Effective Date (or such later date as agreed to by the Administrative Agent in its sole discretion), the Administrative Agent shall have engaged an appraiser and received an appraisal of the Borrower’s and each Loan Guarantor’s machinery and equipment from a firm reasonably satisfactory to the Administrative Agent (it being agreed and acknowledged that failure by the Administrative Agent to complete such appraisal within 60 days after the Third Amendment Effective Date (or by such later date as agreed to by the Administrative Agent, as applicable) shall not constitute an Event of Default to the extent such failure did not arise from any act of (or failure to cooperate by) the Borrower or any of its Affiliates or any of their respective employees, officers, directors or agents). 5. On or prior to the date that is 60 days after the Third Amendment Effective Date (or such later date as agreed to by the Administrative Agent in its sole discretion), the Loan Parties shall deliver to the Administrative Agent (a) such Mortgage Instruments in respect of the Northlake Property as reasonably requested by the Administrative Agent and (b) Mortgages and such other related Mortgage Instruments as are reasonably requested by the Administrative Agent with respect to all of the owned real property at the following locations, in each case in form and substance reasonably satisfactory to the Administrative Agent: 1. 13131 N. Broadway Ext. Oklahoma City OK 73114 2. 9373 Remick Ave. Arleta CA 91331 3. 11460 Commercial Pkwy. Castroville CA 95012 4. 3921 W. Segerstrom Ave. Santa Ana CA 92704 5. 9901 Bell Ranch Dr. Sante Fe Springs CA 90670 6. 3880 Technology Way Carson City NV 89706

7.	7515 NE 33rd Dr.	Portland	OR	97211
8.	2450 Boatman Ave.	Sacramento	CA	95691
9.	8802 Swigert Ct.	Bakersfield	CA	93311
10.	2751 S. Lilac Ave.	Bloomington	CA	92316
11.	9 N.E. Skyline Dr.	Lee's Summit	MO	64086

6. On or prior to the date that is 90 days after the Third Amendment Effective Date (or such later date as agreed to by the Administrative Agent in its sole discretion), the Loan Parties shall deliver to the Administrative Agent Mortgages and such other related Mortgage Instruments as are reasonably requested by the Administrative Agent with respect to all of the owned real property at the following locations, in each case in form and substance reasonably satisfactory to the Administrative Agent:

1.	72205 Corporate Way	Thousand Palms	CA	92276
2.	4243 Arch Rd.	Stockton	CA	95215
3.	12832 Pennridge Dr.	Bridgeton	MO	63044
4.	17190 Yuma St.	Victorville	CA	92395
5.	2230 So. 2000 West	Salt Lake City	UT	84119
6.	3074 84th Lane N.E.	Blaine	MN.	55449
7.	1325 Don Haskins Dr.	El Paso	TX	79936
8.	5911 Office Blvd.	Albuquerque	NM	87109
9.	2385 N. Walgreen St.	Flagstaff	AZ	86004
10.	470 E. Todd Rd.	Santa Rosa	CA	95407
11.	3818 S. Evans Blvd.	Tucson	AZ	85714
12.	3217 Nebraska Ave.	Council Bluffs	IA	51501
13.	4576 N. Bendel	Fresno	CA	93722
14.	2301 S. 18th St.	Union Gap	WA	98903
15.	P.O. Box 67 89803 460 S. A St.	Elko	NV	89801
16.	480 Ryan Ave. Ste. 100	Chico	CA	95973
17.	5753 E. Shelby Dr. Ste. 1	Memphis	TN	38141
18.	1105 Aviation Dr	Lake Havasu	AZ	86404
19.	E 10915 Montgomery Dr.	Spokane	WA	99206
20.	2848 Chipeta	Grand Junction	CO	81501
21.	2625 Enterprise Ave.	Billings	MT	59102
22.	1312 E. Laurel	McAllen	TX	78501
23.	7855 Ostrow St.	San Diego	CA	92111
24.	2004 Lamar Drive	Round Rock	TX	78664

EXHIBIT A Amendments to Credit Agreement [See attached.]

EXHIBIT A CONFORMED COPY Incorporating Amendment No. 1, dated September 6, 2019; and Amendment No. 2, dated March 5, 2020 ; and Amendment No. 3, dated July 23, 2020 AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 6, 2018 among FARMER BROS. CO., The other Loan Parties Party Hereto, The Lenders Party Hereto CITIBANK, N.A. and PNC BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents, BANK OF AMERICA, N.A. , and REGIONS BANK, and SUNTRUST BANK, as Co-Documentation Agents and JPMORGAN CHASE BANK, N.A., as Administrative Agent ___________________________ JPMORGAN CHASE BANK, N.A., as Sole Bookrunner and Sole Lead Arranger US-DOCS\116642938.10 253754568v.10ACTIVE 253754568

TABLE OF CONTENTS Page ARTICLE I Definitions 1 SECTION SECTION 1.01 Defined Terms 1 SECTION SECTION 1.02 Classification of Loans and Borrowings 31 42 SECTION SECTION 1.03 Terms Generally 31 43 SECTION SECTION 1.04 Accounting Terms; GAAP 32 43 SECTION SECTION 1.05 Status of Obligations 32 44 SECTION SECTION 1.06 Pro Forma Basis 32 44 SECTION SECTION 1.07 Limited Condition Acquisitions 33 44 SECTION SECTION 1.08 Interest Rates; LIBOR Notification 33 45 SECTION SECTION 1.09 Amendment and Restatement of the Existing Credit Agreement 34 45 SECTION 1.10 Letter of Credit Amounts 46 ARTICLE II The Credits 34 46 SECTION SECTION 2.01 Revolving Commitments 34 46 SECTION SECTION 2.02 Loans and Borrowings 34 46 SECTION SECTION 2.03 Requests for Revolving Borrowings 35 47 SECTION SECTION 2.04 Intentionally Omitted 35 Protective Advances 47 SECTION SECTION 2.05 Swingline Loans and Overadvances 35 48 SECTION SECTION 2.06 Letters of Credit 37 50 SECTION SECTION 2.07 Funding of Borrowings 41 55 SECTION SECTION 2.08 Interest Elections 42 56 SECTION SECTION 2.09 Termination and Reduction of Revolving Commitments 43 57 SECTION SECTION 2.10 Repayment of Loans; Evidence of Debt 44 58 SECTION SECTION 2.11 Prepayment of Loans 45 59 SECTION SECTION 2.12 Fees 45 61 SECTION SECTION 2.13 Interest 46 61 SECTION SECTION 2.14 Alternate Rate of Interest 47 62 SECTION SECTION 2.15 Increased Costs 48 64 SECTION SECTION 2.16 Break Funding Payments 49 65 SECTION SECTION 2.17 Withholding of Taxes; Gross-Up 50 65 SECTION SECTION 2.18 Payments Generally; Allocation of Proceeds; Sharing of Set- offs 53 69 SECTION SECTION 2.19 Mitigation Obligations; Replacement of Lenders 55 71 SECTION SECTION 2.20 Defaulting Lenders 56 72 SECTION SECTION 2.21 Returned Payments 58 74 SECTION SECTION 2.22 Intentionally Omitted 58 74 SECTION SECTION 2.23 [Reserved] 58 74 SECTION SECTION 2.24 Swap Agreement Obligations 58 74 ARTICLE III Representations and Warranties. 59 75 SECTION SECTION 3.01 Organization; Powers 59 75 SECTION SECTION 3.02 Authorization; Enforceability 59 75 SECTION SECTION 3.03 Governmental Approvals; No Conflicts 59 75 SECTION SECTION 3.04 Financial Condition; No Material Adverse Change 59 75 -i-

SECTION SECTION 3.05 Properties 59 75 SECTION SECTION 3.06 Litigation and Environmental Matters 60 76 SECTION SECTION 3.07 Compliance with Laws and Agreements; No Default 60 76 SECTION SECTION 3.08 Investment Company Status 60 76 SECTION SECTION 3.09 Taxes 60 76 SECTION SECTION 3.10 ERISA; Plan Assets 60 77 SECTION SECTION 3.11 Disclosure 61 77 SECTION SECTION 3.12 Intentionally Omitted 61 77 SECTION SECTION 3.13 Solvency 61 77 SECTION SECTION 3.14 Insurance 61 78 SECTION SECTION 3.15 Capitalization and Subsidiaries 61 78 SECTION SECTION 3.16 Security Interest in Collateral 62 78 SECTION SECTION 3.17 Employment Matters 62 78 SECTION SECTION 3.18 Reserve Regulations 62 78 SECTION SECTION 3.19 Use of Proceeds 62 78 SECTION SECTION 3.20 Burdensome Restrictions 62 79 SECTION SECTION 3.21 Anti-Corruption Laws and Sanctions 62 79 SECTION SECTION 3.22 EEA Affected Financial Institutions 63 79 ARTICLE IV Conditions. 63 79 SECTION SECTION 4.01 Effective Date 63 79 SECTION SECTION 4.02 Each Credit Event 65 82 ARTICLE V Affirmative Covenants. 66 82 SECTION SECTION 5.01 Financial Statements , Borrowing Base Reporting, and Other Information 66 82 SECTION SECTION 5.02 Notices of Material Events 68 85 SECTION SECTION 5.03 Existence; Conduct of Business 68 86 SECTION SECTION 5.04 Payment of Obligations 68 86 SECTION SECTION 5.05 Maintenance of Properties 68 87 SECTION SECTION 5.06 Books and Records; Inspection Rights 69 87 SECTION SECTION 5.07 Compliance with Laws and Material Contractual Obligations 69 87 SECTION SECTION 5.08 Use of Proceeds 69 87 SECTION SECTION 5.09 Accuracy of Information 69 88 SECTION SECTION 5.10 Insurance 70 88 SECTION SECTION 5.11 Additional Collateral; Further Assurances 70 88 SECTION SECTION 5.12 Post-Closing Covenants 71 90 SECTION 5.13 Appraisals and Field Exams 90 ARTICLE VI Negative Covenants. 72 91 SECTION SECTION 6.01 Indebtedness 72 91 SECTION SECTION 6.02 Liens 74 93 SECTION SECTION 6.03 Fundamental Changes 75 95 SECTION SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions 76 95 SECTION SECTION 6.05 Asset Sales 78 98 SECTION SECTION 6.06 Sale and Leaseback Transactions 79 99 SECTION SECTION 6.07 Swap Agreements 79 99 SECTION SECTION 6.08 Restricted Payments; Certain Payments of Indebtedness 80 100 SECTION SECTION 6.09 Transactions with Affiliates 81 101 -ii -

SECTION SECTION 6.10 Restrictive Agreements 81 101 SECTION SECTION 6.11 Amendment of Material Documents 81 101 SECTION SECTION 6.12 Financial Covenants 81 102 SECTION SECTION 6.13 Farmer Trademark 83 103 SECTION 6.14 Minimum Liquidity 103 SECTION 6.15 Capital Expenditures 103 ARTICLE VII Events of Default. 83 103 SECTION SECTION 7.01 Events of Default 83 103 SECTION SECTION 7.02 Application of Payments 86 106 ARTICLE VIII The Administrative Agent. 87 107 SECTION SECTION 8.01 Authorization and Action 87 107 SECTION SECTION 8.02 Administrative Agent’s Reliance, Indemnification, Etc. 89 110 SECTION SECTION 8.03 Intentionally Omitted 90 111 SECTION SECTION 8.04 The Administrative Agent Individually 90 111 SECTION SECTION 8.05 Successor Administrative Agent 91 111 SECTION SECTION 8.06 Acknowledgments of Lenders and Issuing Bank 92 112 SECTION SECTION 8.07 Collateral Matters 92 113 SECTION SECTION 8.08 Credit Bidding 93 114 SECTION SECTION 8.09 Flood Laws 94 115 ARTICLE IX Miscellaneous. 94 115 SECTION SECTION 9.01 Notices 94 115 SECTION SECTION 9.02 Waivers; Amendments 96 118 SECTION SECTION 9.03 Expenses; Limitation of Liability; Indemnity; Damage Waiver 99 120 SECTION SECTION 9.04 Successors and Assigns 101 123 SECTION SECTION 9.05 Survival 104 126 SECTION SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution 104 127 SECTION SECTION 9.07 Severability 105 128 SECTION SECTION 9.08 Right of Setoff 105 128 SECTION SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process 106 129 SECTION SECTION 9.10 Headings 107 130 SECTION SECTION 9.11 Confidentiality 107 130 SECTION SECTION 9.12 Several Obligations; Nonreliance; Violation of Law 108 131 SECTION SECTION 9.13 USA PATRIOT Act 108 131 SECTION SECTION 9.14 Disclosure 108 131 SECTION SECTION 9.15 Appointment for Perfection 108 132 SECTION SECTION 9.16 Interest Rate Limitation 108 132 SECTION SECTION 9.17 Authorization to Distribute Certain Materials to Public-Siders 108 132 SECTION SECTION 9.18 Acknowledgment and Consent to Bail-In of Affected Financial Institutions 109 132 SECTION SECTION 9.19 Certain ERISA Matters 109 133 SECTION SECTION 9.20 No Fiduciary Duty, etc. 110 134 SECTION SECTION 9.21 Prepayment of Loans under the Existing Credit Agreement 111 134 SECTION SECTION 9.22 Acknowledgment Regarding Any Supported QFCs 111 135 ARTICLE X Loan Guaranty. 112 136 -iii -

SECTION SECTION 10.01 Guaranty 112 136 SECTION SECTION 10.02 Guaranty of Payment 112 136 SECTION SECTION 10.03 No Discharge or Diminishment of Loan Guaranty 112 136 SECTION SECTION 10.04 Defenses Waived 113 137 SECTION SECTION 10.05 Rights of Subrogation 114 137 SECTION SECTION 10.06 Reinstatement; Stay of Acceleration 114 137 SECTION SECTION 10.07 Information 114 138 SECTION SECTION 10.08 Release of Loan Guarantors 114 138 SECTION SECTION 10.09 Taxes 115 138 SECTION SECTION 10.10 Maximum Liability 115 139 SECTION SECTION 10.11 Contribution 115 139 SECTION SECTION 10.12 Liability Cumulative 116 140 SECTION SECTION 10.13 Keepwell 116 140 SCHEDULES : Schedule 1.01F – Farmer Trademark Schedule 1.01P – Permitted Holders Schedule 2.01A – Revolving Commitments Schedule 2.01B – Letter of Credit Commitments Schedule 2.06 – Existing Letters of Credit Schedule 3.06 – Disclosed Matters Schedule 3.15 – Capitalization and Subsidiaries Schedule 5.12 – Post-Closing Covenants Schedule 6.01 – Existing Indebtedness Schedule 6.02 – Existing Liens Schedule 6.04 – Existing Investments Schedule 6.10 – Existing Restrictions EXHIBITS : Exhibit A – Form of Assignment and Assumption Exhibit B – Form of Compliance Certificate Exhibit C – Joinder Agreement Exhibit D – [Reserved] Form of Borrowing Base Certificate Exhibit E – [Reserved] Exhibit F-1 – Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships) Exhibit F-2 – Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships) Exhibit F-3 – Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships) Exhibit F-4 – Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships) Exhibit G-1 – Form of Borrowing Request Exhibit G-2 – Form of Interest Election Request -iv -

“Account Debtor ” means any Person obligated on an Account. “Acquisition ” means any transaction, or any series of related transactions, consummated on or after the Effective Date, by which any Loan Party or any Subsidiary (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency). “Adjusted LIBO Rate ” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. “Administrative Agent ” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder and its successors in such capacity. “Administrative Questionnaire ” means an Administrative Questionnaire in a form supplied by the Administrative Agent. “Affected Financial Institution ” means (a) any EEA Financial Institution or (b) any UK Financial Institution . “Affiliate ” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person. “Agent Indemnitee” has the meaning assigned to it in Section 9.03(d). “Aggregate Credit Exposure” means, at any time, the aggregate Credit Exposure of all the Lenders at such time. “Aggregate Revolving Exposure ” means, at any time, the aggregate Revolving Exposure of all the Lenders at such time. “Agreement Value ” means, for each Swap Agreement, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or any Subsidiary would be required to pay if such Swap Agreement were terminated on such date. “ALTA ” means the American Land Title Association. “Alternate Base Rate ” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period in dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate 2

Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 2.14) , then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00 2.00 % per annum , such rate shall be deemed to be 1.00 2.00 % per annum for purposes of this Agreement. “Ancillary Document” has the meaning assigned to it in Section 9.06(b). “Anti-Corruption Laws ” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption. “APA ” has the meaning assigned to it in the definition of “Specified Acquisition”. “Applicable Parties ” has the meaning assigned to it in Section 9.01(d)(iii). “Applicable Percentage ” means, with respect to any Lender, the (a) with respect to Revolving Loans, LC Exposure, Overadvances, or Swingline Loans, a percentage of equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment ; provided that, in the case of Section 2.20 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the aggregate Revolving Commitments (disregarding any Defaulting Lender’s Revolving Commitment ) represented by such Lender’s Revolving Commitment . If if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as such Lender’s share of the Aggregate Revolving Exposure at that time, and (b) with respect to Protective Advances or with respect to the Aggregate Credit Exposure, a percentage based upon such Lender’s pro rata share of the Aggregate Credit Exposure and the unused Commitments; provided that, in accordance with Section 2.20, so long as any Lender shall be a Defaulting Lender at the time of determination , such Defaulting Lender’s Commitment shall be disregarded in the calculations under clauses (a) and (b) above . “Applicable Rate ” means, from and as of the Third Amendment Effective Date, (a) for any day, 4.50% per annum with respect to any Eurodollar Loan or and 3.50% per annum with respect to any ABR Loan or ; provided that, commencing December 31, 2020, the Applicable Rate for Eurodollar Loans and ABR Loans shall each be increased by an additional 1.00% per annum on each day that the aggregate Revolving Commitments exceed $75,000,000; provided further that, if on or after December 31, 2020 the aggregate Revolving Commitments are reduced to $75,000,000 or below, the Applicable Rate for Eurodollar Loans shall be 4.50% per annum and the Applicable Rate for ABR Loans shall be 3.50% per annum, and (b) for any day with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurodollar Spread”, “ABR Spread” or “Commitment Fee Rate”, as the case may be , based upon the Total Net Leverage Ratio applicable on such date: 0.50% per annum. Total Net Commitment Eurodollar ABR Leverage Ratio: Fee Rate Spread Spread Category 1 : < 1.50 to 1.00 0.20% 1.50% 0.50% Category 2 : > 1.50 to 1.00 but 0.25% 1.75% 0.75% < 2.00 to 1.00 Category 3 : > 2.00 to 1.00 but 0.30% 2.00% 1.00% 3

< 2.50 to 1.00 Category 4 : > 2.50 to 1.00 but 0.35% 2.25% 1.25% < 3.00 to 1.00 Category 5 : > 3.00 to 1.00 but 0.40% 2.50% 1.50% < 3.50 to 1.00 Category 6 : > 3.50 to 1.00 but 0.45% 2.75% 1.75% < 4.00 to 1.00 Category 7 : > 4.00 to 1.00 but 0.50% 3.00% 2.00% < 4.50 to 1.00 Category 8 : > 4.50 to 1.00 0.50% 3.50% 2.50% For purposes of the foregoing, (i) if at any time the Borrower fails to deliver the Financials on or before the date the applicable Financials are due pursuant to Section 5.01, Category 8 shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery and ending on the date which is three (3) Business Days after the Financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable; (ii) adjustments, if any , to the Category then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); and (iii) notwithstanding the foregoing, Category 8 shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Borrower’s fiscal quarter ending March 31, 2021, and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs. “Approved Electronic Platform ” has the meaning assigned to it in Section 9.01(d). “Approved Fund ” has the meaning assigned to such term in Section 9.04. “Arranger ” means JPMorgan Chase Bank, N.A. in its capacity as sole lead arranger and sole bookrunner for the credit facility evidenced by this Agreement. “Assignment and Assumption ” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent. “Availability” means, at any time, an amount equal to the sum of (a) the lesser of (i) the aggregate Revolving Commitments at such time and (ii) the Borrowing Base Limit at such time, minus (b) the Aggregate Revolving Exposure at such time (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings). “Availability Period ” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of all of the Revolving Commitments. 4

“Available Revolving Commitment ” means, at any time with respect to any Lender, the Revolving Commitment of such Lender then in effect minus the Revolving Exposure of such Lender at such time; it being understood and agreed that any Lender’s Swingline Exposure and unfunded participations in Overadvances shall not be deemed to be a component of the Revolving Exposure for purposes of calculating the commitment fee under Section 2.12(a). “Bail-In Action ” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation ” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Banking Services ” means each and any of the following bank services provided to any Loan Party or their respective Subsidiaries by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services). “Banking Services Agreement ” means any agreement entered into by the Borrower or any Subsidiary in connection with Banking Services. “Banking Services Obligations ” means any and all obligations of the Loan Parties and their respective Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services. “Banking Services Reserves” means all Reserves which the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding. “Bankruptcy Code ” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto, as hereafter amended. “Bankruptcy Event ” means, with respect to any Person, when such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or 5 instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person. “Benchmark Replacement” means the sum of : (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar- denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than 1.00% per annum, the Benchmark Replacement will be deemed to be 1.00% per annum for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion. “Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Rate). “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent (in consultation with the Borrower) decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent (in consultation with the Borrower) decides is reasonably necessary in connection with the administration of this Agreement). “Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Screen Rate permanently or indefinitely ceases to provide the LIBO Screen Rate; or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein. 6

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate: (1) a public statement or publication of information by or on behalf of the administrator of the LIBO Screen Rate announcing that such administrator has ceased or will cease to provide the LIBO Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate; (2) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Screen Rate, a resolution authority with jurisdiction over the administrator for the LIBO Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Screen Rate, in each case which states that the administrator of the LIBO Screen Rate has ceased or will cease to provide the LIBO Screen Rate permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate; and/or (3) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate announcing that the LIBO Screen Rate is no longer representative. “Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders , as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders . “Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 2.14. “Beneficial Owner ” means, with respect to any U.S. Federal withholding Tax, the beneficial owner, for U.S. Federal income tax purposes, to whom such Tax relates. “Beneficial Ownership Certification ” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation ” means 31 C.F.R. § 1010.230. “Benefit Plan ” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. 7

“BFA Lease ” means that certain lease between Boyd Future Associates LLC (as lessor) and Seller (as lessee), dated December 1, 2012, for the real estate located at 19730 NE Sandy Blvd., Portland, Oregon, as the same may be amended, modified or restated from time to time. “BFA Lease Guaranty ” means that certain unsecured guaranty made by the Company in favor of Boyd Future Associates LLC in respect of the rental payments owed by the Seller (as lessee) under the BFA Lease, as the same may be amended, amended and restated or modified from time to time; provided , that, no amendment or modification of the BFA Lease Guaranty which is materially adverse to the interests of the Lenders shall be effected without the prior written consent of the Required Lenders. “Board ” means the Board of Governors of the Federal Reserve System of the U.S. “Borrower ” has the meaning specified therefor in the preamble to this Agreement. “Borrower Audited Financial Statements ” means the Company’s consolidated balance sheet and statements of income, stakeholders’ equity and cash flows as of and for the fiscal year ended June 30, 2018 2019 , reported on by Deloitte & Touche LLP, independent public accountant. “Borrower Unaudited Financial Statements ” means the Company’s consolidated balance sheet and statements of income, stockholders’ equity and cash flows as of and for the fiscal quarter and the portion of the fiscal year ended on or about March 31, 2018 2020 . “Borrowing ” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or , (b) a Swingline Loan , (c) a Protective Advance, or (d) an Overadvance . “Borrowing Base” means, at any time, the sum of: (a) an amount equal to 85% of the Eligible Accounts of the Borrower and the Domestic Subsidiary Guarantors, plus (b) an amount equal to 50% of the Eligible Inventory of the Borrower and the Domestic Subsidiary Guarantors, at such time, valued at the lower of cost (determined on a first-in-first-out basis) or market value, minus (c) Reserves. Notwithstanding anything in this Agreement to the contrary , the parties hereto acknowledge and agree that (i) any adjustment or modification of the defined terms used in the determination of the Borrowing Base shall not constitute a reduction in the rate of interest or fees for purposes of Section 9.02(b) and (ii) no agreement, consent, waiver, amendment, modification or other document may increase the advance rates set forth in the definition of Borrowing Base or add new categories of eligible assets, without the written consent of the Borrower and each Lender (other than any Defaulting Lender). “Borrowing Base Certificate ” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower, in substantially the form of Exhibit D or another form which is acceptable to the Administrative Agent in its Permitted Discretion. “Borrowing Base Limit” means, at any time, the sum of (a) the Borrowing Base at such time, plus (b) the Maximum Overadvance Amount at such time. “Borrowing Request ” means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03, which shall be substantially in the form attached hereto as Exhibit G-1 or any other form approved by the Administrative Agent. “Burdensome Restrictions ” means any consensual encumbrance or restriction of the type described in clause (a) or (b) of Section 6.10. 8

“Business Day ” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day ” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market. “Calculation Date” has the meaning assigned to such term in Section 2.11(c). “Capital Expenditures ” means, without duplication, any expenditure for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, but excluding in each case any such expenditures that (i) are made to restore, repair, replace or rebuild property to the condition of such property immediately prior to any casualty event, to the extent such expenditure is made with identifiable insurance proceeds, condemnation awards or damage recovery proceeds relating to any such casualty event, (ii) are financed with the proceeds of any Disposition of fixed or capital assets to the extent such expenditure is made within twelve (12) months of such Disposition, or (iii) are made pursuant to a Permitted Acquisition. “Capital Lease Obligations ” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. “CFC ” means a “controlled foreign corporation” as that term is defined under Section 957 of the Code. “Change in Control ” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder), other than one or more of the Permitted Holders, of Equity Interests representing more than the greater of (i) 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company and (ii) the percentage thereof then held by the Permitted Holders; or (b) the acquisition of direct or indirect Control of the Company by any Person or group (other than any of the Permitted Holders). “Change in Law ” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption of or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, rules, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented. 9

“Charges ” has the meaning assigned to such term in Section 9.17. “Class ”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or , Swingline Loans , Protective Advances or Overadvances . “Co-Documentation Agent ” means each of Bank of America, N.A. , and Regions Bank and SunTrust Bank in its capacity as a co-documentation agent for the credit facility evidenced by this Agreement. “Co-Syndication Agent ” means each of Citibank, N.A. and PNC Bank, National Association in its capacity as a co-syndication agent for the credit facility evidenced by this Agreement. “Code ” means the Internal Revenue Code of 1986, as amended from time to time. “Collateral ” means any and all property of a Person in which a Lien is granted or purported to be granted pursuant to the Collateral Documents. For the avoidance of doubt, the Collateral shall exclude the Excluded Collateral. “Collateral Access Agreement” has the meaning given to such term in the Security Agreement. “Collateral Documents ” means, collectively, the Security Agreement, the Mortgages and Mortgage Instruments , any Deposit Account Control Agreement executed pursuant to Section 5 of the Third Amendment or Section 4.14 of the Security Agreement and any other agreements, instruments and documents executed and/or delivered in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now or hereafter executed by any Loan Party and delivered to the Administrative Agent. “Co-Manufacturing Agreement ” means that certain co-manufacturing agreement substantially in the form attached as Exhibit E to the APA, as the same may be amended, amended and restated or modified from time to time; provided , that, no amendment or modification of the Co-Manufacturing Agreement (or to the form thereof attached to the APA) which is materially adverse to the interests of the Lenders shall be effected without the prior written consent of the Required Lenders. “Commitment” means, with respect to each Lender at any time, the sum of such Lender’s Revolving Commitment at such time, together with the commitment of such Lender to acquire participations in Protective Advances hereunder at such time. “Commodity Exchange Act ” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Communications ” has the meaning assigned to such term in Section 9.01(d). “Company ” means the Borrower. “Compliance Certificate ” has the meaning assigned to such term in Section 5.01(d). 10

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with: (1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; or (2) if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time; provided, that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) above is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.” “Connection Income Taxes ” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated Interest Expense ” means, with respect to any Person for any period, without duplication, the sum of cash interest expense (including that attributable to Capital Lease Obligations), net of cash interest income, with respect to Indebtedness of such Person and its Subsidiaries for such period, including commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net cash costs under Swap Agreements (other than in connection with the early termination thereof), but excluding any non-cash interest expense in connection with or related to any pension plan of the Borrower and/or any of its Subsidiaries. “Consolidated Total Assets ” means, as of the date of any determination thereof, total assets of the Borrower and its Subsidiaries calculated in accordance with GAAP on a consolidated basis and reflected on the balance sheet of the most recently delivered Financials as of such date (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b) , the most recent financial statements referred to in Section 3.04(a)). “Consolidated Total Indebtedness ” means, at any date, the sum, without duplication, the aggregate funded principal amount of Indebtedness of the Borrower and its Subsidiaries consisting solely of (i) debt for borrowed money, (ii) debt obligations evidenced by promissory notes, bonds and similar instruments to the extent reflected as a long-term liability on the balance sheet of the Borrower, (iii) the principal portion of Capital Lease Obligations and purchase money debt and (iv) drawn and unreimbursed standby letters of credit. For the avoidance of doubt, Consolidated Total Indebtedness shall exclude hedging obligations. “Control ” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling ” and “Controlled ” have meanings correlative thereto. 11

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate. “Covenant Relief Period” means the period commencing on the Third Amendment Effective Date and ending on the first date the Administrative Agent receives a Compliance Certificate for any fiscal quarter of the Borrower ending on or after September 30, 2021, which Compliance Certificate (i) certifies that no Default or Event of Default has occurred and is continuing as of the date of such Compliance Certificate and (ii) demonstrates compliance with each of the financial covenants (to the extent applicable) set forth in Section 6.12 as of the end of such fiscal quarter. “Covered Party ” has the meaning assigned to it in Section 9.22. “Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Exposure at such time, plus (b) an amount equal to its Applicable Percentage, if any, of the aggregate principal amount of Protective Advances outstanding at such time. “Credit Party ” means the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender. “Default ” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default. “Defaulting Lender ” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or , Swingline Loans , Protective Advances or Overadvances or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied; (b) has notified the Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit and , Swingline Loans , Protective Advances and Overadvances under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action. “Deposit Account Control Agreement” has the meaning assigned to such term in the Security Agreement. “Disclosed Matters ” means the actions, suits, proceedings and environmental matters disclosed in Schedule 3.06 . 12

“Disposition ” or “Dispose ” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. “Dividing Person ” has the meaning assigned to it in the definition of “Division”. “Division ” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person ”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive. “Division Successor ” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division. “Document ” has the meaning assigned to such term in the Security Agreement. “dollars ” or “$” refers to lawful money of the U.S. “Domestic Subsidiary ” means a Subsidiary organized under the laws of a jurisdiction located in the U.S. “Domestic Subsidiary HoldCo ” means any wholly owned Domestic Subsidiary of the Company that has no assets other than : (a) the Equity Interests of or indebtedness of one or more Foreign Subsidiaries that are CFCs and (b) de minimis assets. “Domestic Subsidiary Guarantor” means a Subsidiary Guarantor organized under the laws of a jurisdiction located in the U.S. “Early Opt-in Election” means the occurrence of: (1) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.14 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and (2) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent. “Earn-Outs ” means unsecured liabilities of the Company or any of its Subsidiaries arising under an agreement to make any deferred payment as a part of the Purchase Price for a Permitted Acquisition, including performance bonuses or consulting payments in any related services, employment or similar 13 agreement, in an amount that is subject to or contingent upon the revenues, income, cash flow or profits (or the like) of the target of such Permitted Acquisition. “EBITDA ” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Consolidated Interest Expense for such period, (ii) income tax expense for such period net of tax refunds, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any unusual or non-recurring non-cash charges for such period, (v) any other non-cash charges for such period (but excluding any non- cash charge in respect of an item that was included in Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory), (vi) non-cash exchange, translation, or performance losses relating to any hedging transactions or foreign currency fluctuations, (vii) unusual or non-recurring cash charges, expenses or losses not described in the following clause (viii), (viii) unusual or non-recurring cash charges, expenses or losses related to strategic initiatives, business optimization and restructurings in connection with Project Evolution, including, without limitation, severance costs, relocation costs (including the relocation of the Company’s corporate headquarters from the Torrance Facility), integration costs, opening, pre-opening, closing and transition costs for facilities and distribution centers, signing costs, retention or completion bonuses, restructuring charges, systems establishment costs, curtailments or modifications to pension and retirement benefit plans and contract termination costs, (ix) solely to the extent incurred during the period of April 1, 2017, through September 30, 2018, integration and transaction costs associated with the Specified Acquisition made prior to the Effective Date in an aggregate amount not to exceed , for each of the fiscal quarters ending June 30, 2017, September 30, 2017, December 31, 2017, March 31, 2018, June 30, 2018, and September 30, 2018, the amount previously identified in respect of such fiscal quarter to the Administrative Agent in writing prior to the Effective Date [intentionally omitted] , (x) any equity-based or non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock, profits interests or other rights or equity-based incentive programs (“equity incentives ”) or any other equity-based compensation and any one-time cash charges or expenses associated with the equity incentives or other long-term incentive compensation plans (including under deferred compensation arrangements), (xi) any fees and expenses incurred during such period (including, without limitation, any premiums, make-whole or penalty payments), or any amortization thereof for such period, in connection with any Permitted Acquisition or amendment or other modification of any Loan Document (in each case, including (1) any such transaction consummated on or prior to the Third Amendment Effective Date, but excluding any Permitted Acquisition that is not consummated and (2) advisory fees, field examiner expenses, appraiser expenses, mortgage related fees and expenses, and similar fees and expenses, in each case incurred in connection with the performance of the obligations of the Loan Parties hereunder and under the other Loan Documents, whether incurred by a Loan Party or, to the extent actually reimbursed (or required to be reimbursed hereunder or under the other Loan Documents, without duplication of any amounts actually reimbursed) by the Borrower and its Subsidiaries, by the Administrative Agent or a Lender ) and any charges or non-recurring merger costs incurred during such period as a result of any such consummated Permitted Acquisition, (xii) the amount of any restructuring charges or reserves, equity-based or non-cash compensation charges or expenses, including any such charges or expenses arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, retention charges (including charges or expenses in respect of incentive plans), start-up or initial costs for any project or new production line, division or new line of business or other business optimization expenses or reserves including, without limitation, costs or reserves associated with improvements to information technology and accounting functions, integration and facilities opening costs or any one-time costs, in each case incurred in connection with acquisitions, divestitures, other specified transactions, restructurings, cost savings initiatives and other initiatives occurring after the Effective Date and (xiii) solely in the case of any Test Period ending on or prior to September 30, 2020, the amount of “run rate” cost savings, operating enhancements, operating expense reductions and synergies (collectively, the “Cost Savings ”) related to Permitted Acquisitions, 14 restructurings, cost savings initiatives and other initiatives occurring after the Effective Date, in each case, projected by the Borrower in good faith to result from actions which have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within twelve (12) months after such transaction or initiative is consummated (which Cost Savings shall be calculated on a pro forma basis as though such Cost Savings had been realized on the first day of the applicable Test Period), net of the amount of actual benefits realized during such Test Period from such actions; provided that a Financial Officer of the Borrower shall have certified to the Administrative Agent that, in the good faith determination of the Borrower, such Cost Savings are (x) reasonably identifiable and factually supportable and (y) reasonably anticipated to result from actions which have been taken or with respect to which substantial steps have been taken or are expected to be taken within twelve (12) months after such transaction or initiative is consummated; provided , further , that such Cost Savings added back to EBITDA pursuant to this clause (xiii) for any Test Period ending March 31, 2020, June 30, 2020 or September 30, 2020 shall not exceed an aggregate amount equal to the least of (x) 15% of EBITDA, calculated prior to giving effect to this clause (xiii), for such Test Period, (y) an amount equal to the amount of Cost Savings actually realized by the Borrower and its Subsidiaries during such Test Period and (z) (A) for the Test Period ending March 31, 2020, $2,000,000, (B) for the Test Period ending June 30, 2020, $600,000 and (C) for the Test Period ending September 30, 2020, $50,000, as applicable (it being understood and agreed that no amounts may be added back to EBITDA pursuant to this clause (xiii) for any Test Period ending after September 30, 2020); minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period, (ii) any unusual or non- recurring cash gains and any non-cash items of income for such period and (iii) exchange, translation, or performance gains relating to any hedging transactions or foreign currency fluctuations, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP for the applicable period . “ECP ” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC. “EEA Financial Institution ” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country ” means any of the member states of the European Union, Iceland, Liechtenstein and Norway. “EEA Resolution Authority ” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Effective Date ” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02). “Electronic Signature ” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. 15

“Eligible Accounts” means, at any time, the Accounts of the Borrower and the Domestic Subsidiary Guarantors which the Administrative Agent determines in its Permitted Discretion are eligible as the basis for the extension of Revolving Loans and Swingline Loans and the issuance of Letters of Credit. Without limiting the Administrative Agent’s discretion provided herein, Eligible Accounts shall not include any Account of any such Loan Party: (i) which is not subject to a first priority perfected security interest (subject to Permitted Borrowing Base Liens) in favor of the Administrative Agent; (ii) which is subject to any Lien other than (i) Liens in favor of the Administrative Agent, (ii) Permitted Encumbrances which do not have priority over the Liens in favor of the Administrative Agent, and/or (iii) Permitted Borrowing Base Liens; (iii) (i) which is unpaid more than 90 days after the due date set forth in the original invoice therefor (provided that, notwithstanding the foregoing, not more than $5,000,000 of Eligible Accounts in the aggregate may be unpaid for more than ninety (90) days after the due date set forth in the original invoice therefor), or (ii) which has been written off the books of such Loan Party or otherwise designated as uncollectible; (iv) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are (i) unpaid more than 90 days after the due date set forth in the original invoice therefor or (ii) written off the books of a Loan Party or otherwise designated as uncollectible; (v) which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Borrower and all Domestic Subsidiary Guarantors exceeds 25% of the aggregate amount of Eligible Accounts of the Borrower and all Domestic Subsidiary Guarantors (to the extent of such excess); (vi) with respect to which any covenant, representation or warranty contained in this Agreement or in the Security Agreement has been breached or is not true; (vii) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the Administrative Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon such Loan Party’s completion of any further performance, (v) represents a sale on a bill- and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest, finance charges or late charges; (viii) for which the goods giving rise to such Account have not been shipped (or delivered to the extent such sales are on FOB destination terms) to the Account Debtor or for which the services giving rise to such Account have not been performed by such Loan Party or if such Account was invoiced more than once; (ix) with respect to which any check or other instrument of payment has been returned uncollected for any reason; (x) which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, 16 adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws (other than post-petition accounts payable of an Account Debtor that is a debtor-in- possession under the Bankruptcy Code and reasonably acceptable to the Administrative Agent), (iv) admitted in writing its inability , or is generally unable to, pay its debts as they become due or (v) ceased operation of its business; (xi) which is owed by any Account Debtor which has sold all or substantially all of its assets; (xii) which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. or Canada or (ii) is not organized under applicable law of the U.S., any state of the U.S., or the District of Columbia, Canada, or any province of Canada unless, in any such case, such Account is backed by a letter of credit acceptable to the Administrative Agent in its Permitted Discretion and which is in the possession of, and is directly drawable by, the Administrative Agent; (xiii) which is owed in any currency other than U.S. dollars; (xiv) which is owed by (i) any Governmental Authority of any country other than the U.S. unless such Account is backed by a letter of credit acceptable to the Administrative Agent in its Permitted Discretion and which is in the possession of, and is directly drawable by, the Administrative Agent, or (ii) any Governmental Authority of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq . and 41 U.S.C. § 15 et seq .), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s satisfaction; (xv) which is owed by any Affiliate of any Loan Party or any employee, officer, director, agent or stockholder of any Loan Party or any of its Affiliates; (xvi) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness, or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof; (xvii) which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute; (xviii) which is evidenced by any promissory note, chattel paper or instrument; (xix) which is owed by an Account Debtor (i) located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit such Borrower to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Borrower has filed such report or qualified to do business in such jurisdiction or (ii) which is a Sanctioned Person; (xx) with respect to which such Loan Party has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Loan Party created a new receivable for the unpaid portion of such Account; 17

(xxi) which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board; (xxii) which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Loan Party has or has had an ownership interest in such goods, or which indicates any party other than such Loan Party as payee or remittance party; or (xxiii) which was created on cash on delivery terms. In determining the amount of an Eligible Account of the Borrower or a Domestic Subsidiary Guarantor, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication , to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that such Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Loan Party to reduce the amount of such Account. “Eligible Inventory” means, at any time, the Inventory of the Borrower or a Domestic Subsidiary Guarantor which the Administrative Agent determines in its Permitted Discretion is eligible as the basis for the extension of Revolving Loans and Swingline Loans and the issuance of Letters of Credit. Without limiting the Administrative Agent’s discretion provided herein, Eligible Inventory of any such Loan Party shall not include any Inventory: (i) which is not subject to a first priority perfected Lien (subject to Permitted Borrowing Base Liens) in favor of the Administrative Agent; (ii) which is subject to any Lien other than (i) Liens in favor of the Administrative Agent, (ii) a Permitted Encumbrances which do not have priority over the Liens in favor of the Administrative Agent, and/or (iii) Permitted Borrowing Base Liens; (iii) which is, in the Administrative Agent’s opinion, slow moving, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity; (iv) with respect to which any covenant, representation or warranty contained in this Agreement or in the Security Agreement has been breached or is not true and which does not conform in any material respect to all material applicable standards imposed by any U.S. Governmental Authority; (v) in which any Person other than such Loan Party shall (i) have any direct or indirect ownership, interest or title or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein; (vi) which constitutes spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold or ship-in- place goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business; provided , that this clause (f) shall not exclude any coffee brewing equipment; 18

(vii) which is not located in the U.S. or is in transit with a common carrier from vendors and suppliers, provided that, notwithstanding the foregoing, up to $5,000,000 of Inventory in transit from vendors and suppliers may be included as Eligible Inventory despite the foregoing provision of this clause (g) so long as: (i) the Administrative Agent shall have received (1) a true and correct copy of the bill of lading and other shipping documents for such Inventory and (2) evidence of satisfactory casualty insurance naming the Administrative Agent as lender loss payee and otherwise covering such risks as the Administrative Agent may reasonably request, (ii) if the bill of lading is non-negotiable, the Inventory must be in transit within the U.S., and the Administrative Agent shall have received, if requested, a duly executed Collateral Access Agreement, in form and substance satisfactory to the Administrative Agent, from the applicable customs broker, freight forwarder or carrier for such Inventory, (iii) if the bill of lading is negotiable, the Inventory must be in transit from outside the U.S., and the Administrative Agent shall have received (1) confirmation that the bill is issued in the name of such Loan Party and consigned to the order of the Administrative Agent, and an acceptable agreement has been executed with such Loan Party’s customs broker, in which the customs broker agrees that it holds the negotiable bill as agent for the Administrative Agent and has granted the Administrative Agent access to the Inventory, (2) confirmation that such Loan Party has paid for the goods, and (3) an estimate from such Loan Party of the customs duties and customs fees associated with the Inventory in order to establish an appropriate Reserve, (iv) the common carrier is not an Affiliate of the applicable vendor or supplier, and (v) the customs broker is not an Affiliate of any Loan Party; (viii) which is located in any location leased by such Loan Party unless (i) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (ii) a Rent Reserve has been established by the Administrative Agent in its Permitted Discretion; provided that such Inventory may be included as Eligible Inventory despite this clause (h), without any Rent Reserve being established, until the 60th day after the Third Amendment Effective Date; (ix) which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document (other than bills of lading to the extent permitted pursuant to clause (g) above), unless (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement or (ii) a Rent Reserve for such warehousing or bailment has been established by the Administrative Agent in its Permitted Discretion; provided that such Inventory may be included as Eligible Inventory despite this clause (i), without any such Rent Reserve being established, until the 60th day after the Third Amendment Effective Date; (x) which is being processed offsite at a third party location or outside processor, or is in- transit to or from such third party location or outside processor; (xi) which is a discontinued product or component thereof; (xii) which is the subject of a consignment by such Loan Party as consignor; (xiii) which is past its expiration date; 19

(xiv) which contains or bears any intellectual property rights licensed to such Loan Party unless the Administrative Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement; (xv) which is not reflected in a current perpetual inventory report of such Loan Party (unless such Inventory is reflected in a report to the Administrative Agent as “in transit” Inventory); (xvi) for which reclamation rights have been asserted by the seller; (xvii) which has been acquired from a Sanctioned Person; (xviii) which consists of equipment (other than brewed and liquid coffee equipment (including coffee brewers and grinders, cocoa and cappuccino dispensing machines, and similar machines)); or (xix) which is work-in-progress, unless consisting of in-process green coffee. “Environmental Laws ” means all laws, rules, regulations, codes, ordinances, and all binding orders, decrees, judgments, injunctions, notices or agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters to the extent related to exposure to Hazardous Materials. “Environmental Liability ” means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or Subsidiary resulting from (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials resulting in personal injury or property damage or a claim of such injury or property damage, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed by or imposed upon the Borrower or any Subsidiary with respect to any of the foregoing. “Equity Interests ” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing. “ERISA ” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder. “ERISA Affiliate ” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code. “ERISA Event ” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard 20 with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition upon the Company or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization critical status , within the meaning of Title IV of ERISA. “ESOP ” means the Farmer Bros. Co. Amended and Restated Employee Stock Ownership Plan, effective January 1, 2000, as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. “ESOP Indebtedness ” means the Indebtedness owing by the ESOP to the Company pursuant to the ESOP Loan Documents and all interest, fees, reimbursement obligations, expenses, indemnification and other obligations with respect thereto. “ESOP Loan Agreements ” means the (a) ESOP Loan Agreement, dated as of March 28, 2000, between the Company, as lender and the ESOT and (b) ESOP Loan Agreement No. 2, dated as of July 21, 2003, between the Company, as lender, and the ESOT, in each case as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. “ESOP Loan Documents ” means, collectively, the ESOP Loan Agreements, the ESOP Notes and all other agreements, documents and instruments executed and/or delivered in connection with any of the foregoing, as each of the foregoing now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. “ESOP Notes ” means the (a) Promissory Note, dated March 28, 2000 and (b) Promissory Note, dated July 21, 2003, in each case payable by the ESOT to the Company, as the same now exists and may hereafter be amended, modified, supplemented, executed, renewed, restated or replaced. “ESOT ” means Farmer Bros. Co. Employee Stock Ownership Benefit Trust, created by the Company pursuant to the ESOT Trust Agreement to implement the ESOP, as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. “ESOT Trust Agreement ” means the Farmer Bros. Co. Employee Stock Ownership Trust Agreement, dated September 28, 2005, between the Company and the ESOT Trustee, as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. “ESOT Trustee ” means Greatbanc Trust Company and any successors in such capacity. “EU Bail-In Legislation Schedule ” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “Eurodollar ”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Adjusted LIBO Rate. 21

“Event of Default ” has the meaning assigned to such term in Section 7.01. “Excess Cash Amount” has the meaning assigned to such term in Section 2.11(c). “Excluded Collateral ” has the meaning assigned to such term in the Security Agreement. “Excluded Swap Obligation ” means, with respect to any Loan Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Guarantor’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal. “Excluded Taxes ” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Revolving Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Revolving Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Revolving Commitment or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f); and (d) any Taxes imposed under FATCA. “Existing Credit Agreement ” has the meaning assigned to such term in the recitals hereto. “Existing Letters of Credit ” means the Letters of Credit heretofore issued pursuant to the Existing Credit Agreement and described on Schedule 2.06. “Farmer Trademark ” means, collectively, the trademarks owned by the Company set forth on Schedule 1.01F. “FATCA ” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code. “Federal Funds Effective Rate ” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall be set forth on its public website the Federal Reserve Bank of New York’s Website from 22 time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source. “Financial Covenants ” means the financial covenants set forth in Section 6.12. “Financial Officer ” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower. “Financials ” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Borrower and its Subsidiaries required to be delivered pursuant to Section 5.01(a) or 5.01(b), as applicable. “FIRREA ” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989. “Fixed Charge Coverage Ratio” means, at any date for any Test Period, the ratio of (a) the sum of (i) EBITDA for such Test Period minus (ii) expenses for taxes paid in cash during such Test Period, minus (iii) 50% of depreciation for such Test Period, minus (iv) Restricted Payments made in cash during such Test Period, to (b) Fixed Charges, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP . Notwithstanding the foregoing, solely for purposes of calculating the Fixed Charge Coverage Ratio, EBITDA (x) for the Test Period ending September 30, 2021 shall be computed by multiplying EBITDA for the period beginning July 1, 2021 and ending September 30, 2021 by four (4), (y) for the Test Period ending December 31, 2021 shall be computed by multiplying EBITDA for the period beginning July 1, 2021 and ending December 31, 2021 by two (2), and (z) for the Test Period ending March 31, 2022 shall be computed by multiplying EBITDA for the period beginning July 1, 2021 and ending March 31, 2022 by four thirds (4/3). “Fixed Charges” means, for any Test Period , without duplication, (a) cash Consolidated Interest Expense for such Test Period, plus (b) scheduled principal payments on Indebtedness actually made in cash during such Test Period, plus (c) the aggregate amount of mandatory commitment reductions made pursuant to Section 2.09(f) during such Test Period. “Flood Laws ” has the meaning assigned to such term in Section 8.09. “Foreign Lender ” means (a) if the Borrower is a U.S. Person, a Lender, with respect to the Borrower, that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender, with respect to the Borrower, that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. “Foreign Subsidiary ” means any Subsidiary which is not a Domestic Subsidiary. “Funding Account ” has the meaning assigned to such term in Section 4.01(h). “GAAP ” means generally accepted accounting principles in the U.S. “Governmental Authority ” means the government of the U.S., any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, 23 instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, provided, in the case of any such obligations that are non-recourse to such Person, that the amount of obligations counted as Indebtedness shall be no greater than the fair market value of the assets subject to such Lien, (g) obligations under any Earn-Out that is due and payable, (h) all Capital Lease Obligations of such Person, (i) all reimbursement obligations of such Person as an account party in respect of letters of credit, bankers’ acceptances and letters of guaranty (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit, bankers’ acceptances or letters of guaranty plus the aggregate amount of drawings thereunder that have not been reimbursed), (j) net obligations under any and all Swap Agreements valued at the Agreement Value thereof and (k) all Guarantees by such Person of Indebtedness described in the foregoing clauses of others; provided , however , that the term “Indebtedness” shall not include (i) trade accounts or accounts payable, accrued expenses and liabilities incurred and customer deposits received in each instance, in the ordinary course of business and not constituting indebtedness for borrowed money or evidenced by notes or other instruments, (ii) payments owed by Buyer (or any of its affiliates), and any Guarantee thereof by the Company, pursuant to Sections 1.9 and 8.10 of the APA, Sections 2 and 6.14 of the Transition Services Agreement and Sections 3(e) and 12(u) of the Co-Manufacturing Agreement, (iii) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset or (iv) obligations arising under conditional purchase agreements in respect of real property to the extent the purchase or other acquisition of such real property is conditioned on the sale or other transfer of another real property and such obligation to purchase comes due within 180 days of such agreement. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. “Indemnified Taxes ” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a) hereof, Other Taxes. “Indemnitee ” has the meaning assigned to such term in Section 9.03( bc). “Ineligible Institution ” has the meaning assigned to such term in Section 9.04(b). “Information ” has the meaning assigned to such term in Section 9.12. “Interest Coverage Ratio ” means, with respect to any Test Period, the ratio of (a) EBITDA of the Borrower and the Subsidiaries for such Test Period to (b) Consolidated Interest Expense of the Borrower and the Subsidiaries for such Test Period, in each case, calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP and , to the extent applicable, on a pro forma basis with such pro forma adjustments as are appropriate and consistent with Section 1.06. “Interest Election Request ” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08 which shall be substantially in the form attached hereto as Exhibit G-2 or any other form approved by the Administrative Agent. 25

“Interest Payment Date ” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date. “Interest Period ” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Eurodollar Borrowing and ending (a) one week after the date of such Eurodollar Borrowing or (b) on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided , that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless , such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next immediately preceding Business Day and (ii) any Interest Period described in clause (b) of this definition that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. “Interpolated Rate ” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate (for the longest period for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time. When determining the rate for a period which is less than the shortest period for which the LIBO Screen Rate is available, the LIBO Screen Rate for purposes of clause (a) above shall be deemed to be the overnight screen rate where “overnight screen rate” means the overnight rate determined by the Administrative Agent from such service as the Administrative Agent may select. Notwithstanding the foregoing, in no event shall the Interpolated Rate be less than 1.00% per annum. “Inventory ” has the meaning assigned to such term in the Security Agreement. “Investment ” has the meaning provided in Section 6.04. “IRS ” means the United States Internal Revenue Service. “Issuing Bank ” means JPMorgan Chase Bank, N.A. and any other Lender that agrees to act as an Issuing Bank, each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto. “Joinder Agreement ” means a Joinder Agreement in substantially the form of Exhibit C . 26

“Landlord Lien State” means any state in which, at any time, a landlord’s, warehouseman’s or bailee’s claim for rent, charges and other amounts due or to become due with respect to such location has priority (notwithstanding any contractual provision to the contrary) by operation of applicable Requirement of Law over the Lien of the Administrative Agent in any of the Collateral. “LCA Election ” means the Borrower’s election to treat a specified Permitted Acquisition as a Limited Condition Acquisition. “LCA Test Date ” shall have the meaning set forth in Section 1.07. “LC Collateral Account ” has the meaning assigned to such term in Section 2.06(j). “LC Disbursement ” means any payment made by an Issuing Bank pursuant to a Letter of Credit. “LC Exposure ” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit. “Lenders ” means the Persons listed on Schedule 2.01A and any other Person that shall have become a Lender hereunder pursuant to an Assignment and Assumption, other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Bank. “Letter of Credit Agreement ” has the meaning assigned to such term in Section 2.06(b). “Letter of Credit Commitment ” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 2.01B, or if an Issuing Bank has entered into an Assignment and Assumption or has otherwise assumed a Letter of Credit Commitment after the Effective Date, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. The Letter of Credit Commitment of an Issuing Bank may be modified from time to time by agreement between such Issuing Bank and the Borrower, and notified to the Administrative Agent. “Letters of Credit ” means the letters of credit issued pursuant to this Agreement, including the Existing Letters of Credit, and the term “Letter of Credit ” means any one of them or each of them singularly, as the context may require. 27

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind. “LIBO Rate ” means, with respect to any Eurodollar Borrowing and for any applicable Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that, if the LIBO Screen Rate shall not be available at such time for such Interest Period (the “Impacted Interest Period ”), then the LIBO Rate for such Interest Period shall be the Interpolated Rate , subject to Section 2.14 in the event that the Administrative Agent shall conclude that it shall not be possible to determine such Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error). Notwithstanding the above, to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with an ABR Borrowing, such rate shall be determined as modified by the definition of Alternate Base Rate . It is understood and agreed that all of the terms and conditions of this definition of “LIBO Rate” shall be subject to Section 2.14. “LIBO Screen Rate ” means, for any day and time, with respect to any Eurodollar Borrowing and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero 1.00% per annum , such rate shall be deemed to be zero 1.00% per annum for the purposes of this Agreement. “Lien ” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. “Limited Condition Acquisition ” means any Permitted Acquisition permitted hereunder by the Borrower or one or more of its Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing. “Liquidity” means, at any time, the sum of (a) Availability at such time, plus (b) all Specified Cash and unrestricted and unencumbered (except for Liens of the type described in the definition of Specified Cash) cash equivalents at such time (x) owned by a Loan Party, (y) located in the United States, and (z) maintained in an account that is subject to a first priority security interest (subject to Permitted Encumbrances of the type described in clause (j) of the definition thereof) in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to control agreements in favor of the Administrative Agent and reasonably satisfactory to the Administrative Agent (provided that, prior to the date on which control agreements are required to be executed pursuant to the Third Amendment, this clause (z) shall not apply to Specified Cash), minus (c) the aggregate outstanding amount of Protective Advances at such time. “LLC ” means any Person that is a limited liability company under the laws of its jurisdiction of formation. 28

“Loan Documents ” means, collectively, this Agreement, including schedules and exhibits hereto, any promissory notes issued pursuant to this Agreement, any Letter of Credit applications and any agreements between the Borrower and an Issuing Bank regarding the issuance by such Issuing Bank of Letters of Credit hereunder and/or the respective rights and obligations between the Borrower and such Issuing Bank in connection thereunder, the Collateral Documents, the Loan Guaranty, any amendments, modifications or supplements thereto (including, for the avoidance of doubt, the Third Amendment) or waivers thereof, legal opinions issued in connection with the other Loan Documents, UCC filings and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lender and including all other agreements, pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, with or in favor of the Administrative Agent and/or the Lenders and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative. “Loan Guarantor ” means each Loan Party. “Loan Guaranty ” means Article X of this Agreement. “Loan Parties ” means, collectively, the Borrower and the Subsidiary Guarantors. “Loans ” means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans , Overadvances, and Protective Advances . “Material Adverse Effect ” means a material adverse effect on (a) the business, assets, operations, or financial condition of the Company and its Subsidiaries, taken as a whole (provided that, solely for purposes of making the representation and warranty set forth in Section 3.04(b) as a condition to the occurrence of the Third Amendment Effective Date and as a condition to any extension of credit during the period beginning on the Third Amendment Effective Date and ending on and including December 31, 2020, this clause (a) shall exclude changes or effects arising out of or otherwise related to the impact of the COVID-19 pandemic on the Company’s operations as reflected in the projections of the Company most recently delivered to the Administrative Agent prior to the Third Amendment Effective Date) , (b) the ability of the Loan Parties taken as a whole to perform any of their obligations under the Loan Documents to which it is a party, (c) the Collateral, or the Administrative Agent’s Liens (on behalf of itself and other Secured Parties) on the Collateral or the priority of such Liens, or (d) the material rights or remedies available to the Administrative Agent, the Issuing Bank or the Lenders under any of the Loan Documents. “Material Domestic Subsidiary ” means each Domestic Subsidiary which, as of the most recent fiscal quarter of the Borrower, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01( a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)), contributed greater than five percent (5%) of EBITDA of the Borrower and the Subsidiaries for such period or which contributed greater than five percent (5%) of Consolidated Total Assets as of such date; provided that, if at any time the aggregate amount of EBITDA or Consolidated Total Assets attributable to all Domestic Subsidiaries that are not Material Domestic Subsidiaries exceeds ten percent (10%) of EBITDA for any such period or ten percent (10%) of Consolidated Total Assets as of the end of any such fiscal quarter, the Borrower (or, in the event the 29

Borrower has failed to do so within ten (10) Business Days, the Administrative Agent) shall designate sufficient Domestic Subsidiaries as “Material Domestic Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Domestic Subsidiaries . For the avoidance of doubt, no Domestic Subsidiary Holdco shall be a Material Domestic Subsidiary. “Material Indebtedness ” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time. “Material Real Property ” means any fee owned real property having a fair market value greater than $ 5,000,000. “Maturity Date ” means November 6, 2023 or any earlier date on which the Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof. “Maximum Overadvance Amount ” means, as of any date, an aggregate amount not to exceed at any time the lesser of (a) the amount set forth opposite such date in the table below and (b) solely after the date on which all appraisals for such real property and machinery and equipment, in each case owned by a Loan Party as of the Third Amendment Effective Date, have been delivered to the Administrative Agent and the Borrower as required hereunder, the sum of (i) an amount equal to 70% of the appraised value of all Mortgaged Property subject to a first priority Mortgage (subject only to Liens permitted by Section 6.02 that do not secure Indebtedness), in each case based on the most recent appraisal delivered by Borrower in accordance with the terms hereof and (ii) an amount equal to 50% of the appraised value of the machinery and equipment of the Loan Parties subject to a first priority Lien in favor of the Administrative Agent, for the benefit of the Secured Parties (subject to only to Liens permitted by Section 6.02 that do not secure Indebtedness), at such time: For any Date Maximum Occurring During Overadvance Amount July 2020 $37,992,538 August 2020 $44,802,367 September 2020 $47,522,116 October 2020 $52,195,782 November 2020 $56,349,421 December 2020 $58,491,619 January 2021 $68,397,423 February 2021 $67,972,549 March 2021 $65,536,511 April 2021 $63,928,934 May 2021 $70,714,628 30

June 2021 and any month $66,846,869 thereafter “Maximum Rate ” has the meaning assigned to such term in Section 9.17. “MIRE Event ” means, at any time, to the extent any Mortgaged Properties exist at such time, any increase, extension or renewal of any of the Revolving Commitments or Loans (excluding (i) any continuation or conversion of any Borrowing, (ii) the making of any Loan after the Effective Date or (iii) the issuance, renewal or extension of any Letter of Credit). “Moody’s ” means Moody’s Investors Service, Inc. “Mortgage ” means each mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, on real property of owned in fee by a Loan Party, including any amendment, restatement, modification or supplement thereto. “Mortgage Instruments ” means such title reports, ALTA title insurance policies (with endorsements customary for the applicable jurisdiction to the extent available, which shall not include any ALTA 3.1 endorsements ), evidence of zoning compliance to the extent available in the applicable jurisdiction and required in order to obtain an ALTA 3 endorsement , property insurance, flood certifications and , if required by applicable Flood Laws based on the flood zone determination obtained by the Administrative Agent, evidence of required flood insurance (and, if applicable FEMA form acknowledgements of insurance), opinions of counsel, ALTA surveys, appraisals, environmental assessments and reports (including, to the extent required hereunder or under the other Loan Documents, Phase I studies and, to the extent required as a result of any Phase I study, Phase II studies) , mortgage tax affidavits and declarations and other similar information and related certifications as are reasonably requested by, and in form and substance reasonably acceptable to, the Administrative Agent from time to time. Mortgage Instruments shall not include legal opinions. “Mortgaged Property ” means any parcel of real property subject to a Mortgage. “Multiemployer Plan ” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions or with respect to which the Borrower or any ERISA Affiliate has incurred or could reasonably be expected to incur any liability with respect to a complete withdrawal or partial withdrawal therefrom (within the meaning of Sections 4203 or 4205 of ERISA, respectively). “Net Income ” means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary (other than the Borrower or Loan Guarantor) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary. “Net Proceeds” means: 31

(i) with respect to any event not described in the following clause (b) of this definition, (i) the cash proceeds received in respect of such event including (x) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (y) in the case of a casualty, insurance proceeds, and (z) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (ii) the sum of (x) all reasonable fees and out-of-pocket expenses paid to third parties (including advisors but excluding Affiliates of the Borrower) in connection with such event, (y) in the case of a sale, transfer or other Disposition of an asset (including pursuant to a Sale and Leaseback Transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (z) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the two-year period following such event and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of the Borrower); and (ii) in connection with any issuance or sale of Equity Interests or any incurrence of Indebtedness, (i) the cash proceeds received from such issuance or incurrence, minus (ii) to the extent paid to third parties (including advisors but excluding Affiliates of the Borrower), reasonable out-of- pocket attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other reasonable out-of-pocket and customary costs, fees, and expenses actually incurred (or reasonably expected to be incurred) in connection therewith. “Non-Consenting Lender ” has the meaning assigned to such term in Section 9.02(d). “Non-U.S. Lender ” means a Lender that is not a U.S. Person. “Northlake Property ” means the real property located at 1912 Farmer Brothers Drive, Northlake, TX 76262. “NYFRB ” means the Federal Reserve Bank of New York. “NYFRB Rate ” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate ” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further , that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Obligated Party ” has the meaning assigned to such term in Section 10.02. “Obligations ” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, Letter of Credit commissions, all accrued and unpaid fees and all expenses, charges, reimbursements, indemnities, debts, covenants and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), liabilities and duties of any of the Loan Parties to any of the Lenders, the Administrative Agent, the Issuing Bank or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect (including those acquired by assumption), joint or several, absolute or contingent, matured or unmatured, 32 liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof, including, without limitation, the obligations of the Borrower to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrower. “OFAC ” means the Office of Foreign Assets Control of the United States Department of the Treasury. “Other Connection Taxes ” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or any Loan Document). “Other Taxes ” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19). “Overadvance” has the meaning assigned to such term in Section 2.05(f). “Overnight Bank Funding Rate ” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate. “Parent ” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary. “Participant ” has the meaning assigned to such term in Section 9.04(c). “Participant Register ” has the meaning assigned to such term in Section 9.04(c). “PBGC ” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions. “Permitted Acquisition ” means any Acquisition by a Loan Party in a transaction that satisfies each of the following requirements: (a) such Acquisition is not a hostile acquisition; (b) the business acquired in connection with such Acquisition is (i) located in the U.S., (ii) organized under applicable U.S. and state laws, and (iii) not engaged, directly or indirectly, in any line of business other than the businesses in which the Loan Parties are permitted to be engaged on the Effective 33

Date and any business activities that are reasonably similar, related, complementary, ancillary or incidental thereto; (c) both before and after giving effect (including giving effect on a pro forma basis) to such Acquisition and the Loans (if any) requested to be made in connection therewith, no Event of Default has occurred and is continuing or would result therefrom; (d) both before and after giving effect (including giving effect on a pro forma basis) to such Acquisition and the Loans (if any) requested to be made in connection therewith, the Borrower and the Subsidiaries are in compliance with the Financial Covenants then in effect for the most recently ended Test Period; (e) if the aggregate consideration paid in respect of such Acquisition exceeds $20,000,000, the Borrower shall have delivered to the Administrative Agent (i) a certificate of a Financial Officer or other executive officer of the Borrower certifying that the conditions set forth in this definition of “Permitted Acquisition” will have been met as of the date of consummation of such Acquisition and (ii) solely to the extent available in connection with the relevant Acquisition and not in breach of any confidentiality or similar restriction in the applicable acquisition documents, copies of the relevant acquisition documents and all business and financial information related to such Acquisition reasonably requested by the Administrative Agent including pro forma financial statements and statements of cash flow (unless waived by the Administrative Agent in its sole discretion); (f) in the case of a merger or consolidation involving (I) the Borrower, the Borrower is the surviving entity of such merger and/or consolidation and (II) any Loan Party, such Loan Party is the surviving entity of such merger and/or consolidation; (g) all actions required to be taken with respect to any newly acquired or formed Subsidiary of the Borrower or a Loan Party or any other newly acquired assets of the Borrower or a Loan Party, as applicable, required under Section 5.11 shall be taken by the timeframes specified therein; and (h) for any Acquisition consummated prior to March 31, 2022, the aggregate consideration paid or payable in respect of such Acquisition, when taken together with the aggregate consideration paid in respect of all other Permitted Acquisitions consummated during the fiscal year in which such Acquisition was consummated, does not exceed $2,500,000 during any such fiscal year of the Borrower .; and (ix) if any of the Accounts, Inventory, machinery and equipment acquired in connection with such Acquisition are proposed by the Borrower to be included in the determination of the Borrowing Base, the Administrative Agent, at its option and in its Permitted Discretion, shall have conducted an audit and field examination of such assets at the sole cost of the Borrower, the results of which shall be satisfactory to the Administrative Agent in its Permitted Discretion. “Permitted Borrowing Base Liens” means (i) Liens described in clauses (a), (b), ( g), (j), and (k) of the definition of Permitted Encumbrances and Liens permitted pursuant to Section 6.02(m), in each case, solely to the extent any such Lien does not secure any Indebtedness and does not have priority over the Lien in favor of the Administrative Agent, and (ii) Liens permitted pursuant to Section 6.02(a). “Permitted Discretion” means a determination made by the Administrative Agent in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment. When Permitted Discretion relates to the establishment of Reserves after the Third Amendment Effective Date or the imposition of additional exclusionary criteria after the Third 34

Amendment Effective Date, it shall require that (a) such establishment or imposition be based on (i) the results of any field exam or appraisal performed after the Third Amendment Effective Date, or (ii) an analysis of facts or events first occurring or first discovered by the Administrative Agent after the Third Amendment Effective Date or that are different from the facts or events occurring and known to the Administrative Agent on the Third Amendment Effective Date, unless the Borrower and the Administrative Agent otherwise agree in writing, (b) the contributing factors to the imposition of any Reserves shall not duplicate (i) the exclusionary criteria set forth in the definitions of Eligible Accounts or Eligible Inventory, as applicable (and vice versa) or (ii) any reserves deducted in computing book value, and (c) the amount of any such Reserve so established or the effect of any adjustment or imposition of exclusionary criteria shall be a reasonable quantification of the incremental dilution of the Borrowing Base attributable to such contributing factors. “Permitted Encumbrances ” means: (i) (a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04 (excluding ERISA Liens for the avoidance of doubt); (ii) (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’, customs brokers, custom and forwarding agents and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 5.04; (iii) (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (iv) (d) deposits to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (v) (e) judgment and other similar Liens in respect of judgments, orders for the payment of money or other court proceedings that do not constitute an Event of Default under Section 7.01(k); (vi) (f) (i) easements, zoning restrictions, licenses, rights-of-way, site plan agreements, development agreements, cross easement or reciprocal agreements, and other non-monetary encumbrances on real property that do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary (taken as a whole) or the ordinary operation of such real property or (ii) title defects or irregularities with respect to any real property which are of a minor nature and which in the aggregate do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary or the ordinary operation of such real property; (vii) (g) Liens arising from precautionary UCC financing statement filings (or similar filings under applicable law) regarding operating leases; (viii) (h) the interests of lessors or sublessors under operating leases and non- exclusive licensors or sublicensors under license agreements; (ix) (i) Liens or rights of setoff against credit balances of the Company or any Subsidiary with credit card issuers or credit card processors to secure obligations of the Company or such 35

Subsidiary, as the case may be, to any such credit card issuer or credit card processor incurred in the ordinary course of business as a result of fees and chargebacks; (x) (j) Bankers’ liens, rights of setoff and other similar Liens in the ordinary course of business in favor of a bank or institution with which accounts or deposits are maintained in the ordinary course of business; (xi) (k) Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Loan Parties or their Subsidiaries in the ordinary course of business; (xii) (l) possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments and cash equivalents, provided that such liens (i) attach only to such Investments and (ii) secure any obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing; and (xiii) (m) customary restrictions on subletting and assignments thereof contained in leases not otherwise prohibited hereunder. “Permitted Holders ” means the Persons listed on Schedule 1.01P. “Permitted Investments ” means: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S.), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s; (c) investments in certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the U.S. or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and (e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000. “Person ” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Plan ” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of 36 which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA. “Plan Asset Regulations ” means 29 CFR § 2510.3-101 et seq. , as modified by Section 3(42) of ERISA. “Platform ” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system. “Prime Rate ” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective. “Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction. “Project Evolution ” means the strategic initiative, business optimization and restructuring of Company’s business as identified to the Administrative Agent prior to the Effective Date. “Projections ” has the meaning assigned to such term in Section 5.01(e). “PTE ” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Protective Advance” has the meaning assigned to such term in Section 2.04. “Public-Sider ” means a Lender or any representative of such Lender that does not want to receive material non-public information within the meaning of federal and state securities laws. “Purchase Price ” means, with respect to any Acquisition, an amount equal to the aggregate consideration, whether cash, property or securities (including the fair market value of any Equity Interests of the Company issued in connection with such Acquisition and including the maximum amount of Earn- Outs), paid or delivered by the Company or one of its Subsidiaries in connection with such Acquisition (whether paid at the closing thereof or payable thereafter and whether fixed or contingent), but excluding therefrom (a) any cash of the seller and its Affiliates used to fund any portion of such consideration and (b) any cash acquired in connection with such Acquisition. “Qualified ECP Guarantor ” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Loan Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. “QFC Credit Support ” has the meaning assigned to it in Section 9.22. 37

“Recipient ” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, or any combination thereof (as the context requires). “Refinance Indebtedness ” has the meaning assigned to such term in Section 6.01(f). “Register ” has the meaning assigned to such term in Section 9.04(b). “Regulation D ” means Regulation D of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Related Parties ” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates. “Release ” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping of any Hazardous Material into the environment. “Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto. “Rent Reserves” means an amount not to exceed the sum of (x) one (1) month’s base rent for all of the Loan Parties’ leased locations that are not located in Landlord Lien States, plus (y) two (2) months’ rent for all of the Loan Parties’ leased locations located in Landlord Lien States. “Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of the Loan Parties from information furnished by or on behalf of the Borrower and its Subsidiaries , after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent subject to Lenders’ confidentiality obligations hereunder. “Required Lenders ” means, at any time, Lenders (other than Defaulting Lenders) having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure and unused Revolving Commitments at such time; provided that, as long as there are only two Lenders, Required Lenders shall mean both Lenders; provided , further that, for purposes of calculating Revolving Exposure in the determination of “Required Lenders”, the Swingline Exposure of any Lender shall be its Applicable Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time unless such Lender has not funded its participations in Swingline Loans within one Business Day of such Lender’s receipt of notice from the Administrative Agent pursuant to Section 2.05(c) (such amount, the “Swingline Unfunded Amount ” of such Lender), in which case (i) the unfunded Revolving Commitment of such Lender shall be deemed to be reduced by such Swingline Unfunded Amount and (ii) the unfunded Revolving Commitment of the Swingline Lender shall be deemed to be increased by such Swingline Unfunded Amount. “Requirement of Law ” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority 38

(including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Reserves ” means any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, including, without limitation, to reflect: (i) the impediments to the Administrative Agent’s ability to realize upon the Collateral included in the Borrowing Base in accordance with the Loan Documents; (ii) claims and liabilities that will need to be satisfied, or will dilute the amounts received by Lenders, in connection with the realization upon such Collateral; and (iii) criteria, events, conditions, contingencies, or risks that adversely affect any component of the Borrowing Base, the Collateral included therein, or the validity or enforceability of the Loan Documents or any material remedies of the Administrative Agent, each Issuing Bank, and each Lender under the Loan Documents with respect to such Collateral. Without limiting the foregoing, Reserves may include any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, volatility reserves, reserves for up to two weeks of payroll for route truck drivers (plus any past due payroll amounts), Rent Reserves (but solely to the extent the Administrative Agent has not received an executed Collateral Access Agreement for the applicable leased location), reasonable reserves for consignee’s, warehousemen’s, and bailee’s charges (but solely to the extent the Administrative Agent has not received an executed Collateral Access Agreement from the applicable consignee, warehouseman, or bailee), reserves for dilution of Accounts, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for Swap Agreement Obligations, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un-indemnified or under- indemnified liabilities or reasonably foreseeable potential liabilities with respect to any litigation, and reserves for taxes, fees, assessments, and other governmental charges with respect to the Collateral or any Loan Party. So long as no Event of Default has occurred, Administrative Agent shall notify Borrower at least two Business Days in advance of the imposition of, or increase to, any such Reserve. “Resolution Authority ” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Restricted Payment ” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Company or any Subsidiary. “Revolving Commitment ” means, with respect to each Lender, the amount set forth on Schedule 2.01A opposite such Lender’s name, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the UCC) as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable, and giving effect to (a) any reduction in such amount from time to time pursuant to Section 2.09 and (b) any reduction or increase in such amount from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04; provided , that at no time shall the Revolving Credit 39

Exposure of any Lender exceed its Revolving Commitment. The aggregate amount of the Lenders’ Revolving Commitments as of the Second Third Amendment Effective Date is $125,000,000. “Revolving Exposure ” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Revolving Loans, LC Exposure , and Swingline Exposure at such time ., plus (b) an amount equal to its Applicable Percentage of the aggregate principal amount of Overadvances outstanding at such time; provided that, solely for purposes of calculating Revolving Exposure in the determination of “Required Lenders”, (i) the Revolving Exposure of any Lender shall also include an amount equal to such Lender’s Applicable Percentage of the aggregate principal amount of Protective Advances outstanding at such time and (ii) notwithstanding anything in this definition to the contrary, to the extent a Lender has not funded its participations in Protective Advances or Overadvances within one Business Day of such Lender’s receipt of notice from the Administrative Agent (such amount, the “Unfunded Amount” of such Lender), (x) the unfunded Revolving Commitment of such Lender shall be deemed to be reduced by such Unfunded Amount and (y) the unfunded Revolving Commitment of the Administrative Agent shall be deemed to be increased by such Unfunded Amount. “Revolving Lender ” means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure. “Revolving Loan ” means a Loan made pursuant to Section 2.01. “S&P ” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business. “Sale and Leaseback Transaction ” has the meaning assigned to such term in Section 6.06. “Sanctioned Country ” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria). “Sanctioned Person ” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions. “Sanctions ” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom. “SEC ” means the Securities and Exchange Commission of the U.S. “Second Amendment Effective Date ” means March 5, 2020. “Secured Obligations ” means all Obligations, together with all (i) Banking Services Obligations and (ii) Swap Agreement Obligations owing to one or more Lenders or their respective Affiliates to the extent notification of such Swap Agreement Obligations has been provided to the Administrative Agent in accordance with Section 2.24; provided, however, that the definition of “Secured Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to 40 support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor. “Secured Parties ” means the holders of the Secured Obligations from time to time and shall include (a) the Administrative Agent in respect of all present and future obligations and liabilities of the Borrower and each Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (b) the Lenders in respect of their respective Loans and LC Exposure and all other present and future obligations and liabilities of the Borrower and each Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (c) the Issuing Bank in respect of its LC Exposure and all other present and future obligations and liabilities of the Borrower and each Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (d) each Lender and Affiliate of such Lender that is a provider of Banking Services, to the extent the Banking Services Obligations in respect thereof constitute Secured Obligations, (e) each Lender and Affiliate of a Lender that is a holder of Swap Agreement Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (g) the respective successors and (in the case of a Lender, permitted) transferees and assigns of each of the foregoing. “Security Agreement ” means that certain Amended and Restated Pledge and Security Agreement (including any and all supplements thereto), dated as of the date hereof, among the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document) or any other Person for the benefit of the Administrative Agent and the other Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time. “Seller ” means Boyd Coffee Company, an Oregon corporation. “Settlement ” has the meaning assigned to such term in Section 2.05(d). “Settlement Date ” has the meaning assigned to such term in Section 2.05(d). “SOFR” with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website. “SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR. “Specified Acquisition ” means the Acquisition consummated by Boyd Assets Co., a Delaware corporation, (or one of its affiliates) (“Buyer ”) pursuant to that certain asset purchase agreement dated August 18, 2017 made by and among, the Company (as parent), the Seller, the Buyer and the other parties thereto (the “APA ”), as the same made be amended, amended and restated or otherwise modified from time to time; provided , that, no amendment or modification of the APA which is materially adverse to the interests of the Lenders shall be effected without the prior written consent of the Required Lenders. “Specified Ancillary Obligations ” means all obligations and liabilities (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of any of the Subsidiaries, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or 41 otherwise, to the Lenders or any of their Affiliates under any Swap Agreement or any Banking Services Agreement. “Specified Cash” means, at any time, 100% of the unrestricted cash (i.e. cash that is not “restricted” for GAAP purposes) maintained by the Borrower and its Subsidiaries that is not subject to any Liens at such time other than Liens created under the Loan Documents and Permitted Encumbrances of the type described in clause (j) of the definition thereof. “Specified Dispositions” has the meaning assigned to such term in Section 2.11(d). “Specified Event of Default ” means any Event of Default that shall exist under Sections 7.01 (a), (b), (d) (solely on account of a breach of Section 6.12), (h), or (i). “Statements ” has the meaning assigned to such term in Section 2.18(g). “Statutory Reserve Rate ” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. “Subordinated Indebtedness ” of a Person means any Indebtedness of such Person the payment of which is subordinated in right of payment of the Secured Obligations on then customary terms reasonably satisfactory to the Administrative Agent. “subsidiary ” means, with respect to any Person (the “parent ”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. “Subsidiary ” means any direct or indirect subsidiary of the Company or a Loan Party, as applicable. “Subsidiary Guarantor ” means each Material Domestic Subsidiary that is a party to the Loan Guaranty. The Subsidiary Guarantors on the Third Amendment Effective Date are identified as such in Schedule 3.15 hereto. “Supported QFC ” has the meaning assigned to it in Section 9.22. 42

“Swap Agreement ” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement. “Swap Agreement Obligations ” means any and all obligations of the Loan Parties and their Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender and designated by the Borrower as “Secured Obligations” at the time of entering into any such Swap Agreement, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction. “Swap Obligation ” means, with respect to any Loan Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder. “Swingline Exposure ” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the total Swingline Exposure at such time other than with respect to any Swingline Loans made by such Lender in its capacity as a Swingline Lender and (b) the aggregate principal amount of all Swingline Loans made by such Lender as a Swingline Lender outstanding at such time (less the amount of participations funded by the other Lenders in such Swingline Loans). “Swingline Lender ” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder. “Swingline Loan ” has the meaning assigned to such term in Section 2.05(a). “Taxes ” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body. “Test Period ” means the period of four (4) consecutive fiscal quarters ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter most recently ended prior to such date for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a))). “Third Amendment” means that certain Amendment No. 3 to Amended and Restated Credit Agreement, dated as of July 23, 2020, among the Borrower, the Subsidiary Guarantors, the Administrative Agent, and the Lenders party thereto. “Third Amendment Effective Date” means July 23, 2020. 43

“Torrance Facility ” means the Company’s facility located at 20333 Normandie Avenue, Torrance, California. “Total Net Leverage Ratio ” means, at any date, the ratio of (a) an amount equal to (i) Consolidated Total Indebtedness as of such date minus (ii) Unrestricted Cash on such date in an aggregate amount not to exceed $7,500,000 to (b) EBITDA for the most recently ended Test Period, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP. “Transactions ” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder. “Transition Services Agreement ” means that certain transition services agreement substantially in the form attached as Exhibit K to the APA, as the same may be amended, amended and restated or modified from time to time, in each case with the prior written consent of the Administrative Agent; provided , that, no amendment or modification of the Transition Services Agreement (or to the form thereof attached to the APA) which is materially adverse to the interests of the Lenders shall be effected without the prior written consent of the Required Lenders. “Type ”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate. “UCC ” means the Uniform Commercial Code as in effect from time to time in the State of New York or in any other state the laws of which are required to be applied in connection with the issue of perfection of security interests. “UK Financial Institution ” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority ” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than 1.00% per annum, the Unadjusted Benchmark Replacement will be deemed to be 1.00% per annum for the purposes of this Agreement. “Unliquidated Obligations ” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations. “Unrestricted Cash ” means, at any date time , 100% of the unrestricted cash (i.e. cash that is not “restricted” for GAAP purposes) maintained by the Loan Parties Borrower and its Subsidiaries in accounts located in the United States at such time and that are not subject to any Liens at such time other 44 than Liens created under the Loan Documents and Permitted Encumbrances of the type described in clause (j) of the definition thereof ., minus the amount of all cash permitted to be retained by the Borrower or its Subsidiaries at such time (including as a result of netting from the gross proceeds of any applicable transaction any cash amounts contemplated by the definition of Net Proceeds) after giving effect to the mandatory prepayments enumerated in Section 2.11(d) (and, to the extent that Section 2.11(d) stipulates a particular use of proceeds, solely to the extent that such cash is used or is committed to be used in accordance with the requirements of Section 2.11(d)). “U.S. ” means the United States of America. “U.S. Person ” means a “United States person” within the meaning of Section 7701(a)(30) of the Code. “U.S. Special Resolution Regime ” has the meaning assigned to it in Section 9.22. “U.S. Tax Compliance Certificate ” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3). “USA PATRIOT Act ” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)). “Withdrawal Liability ” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. “Withholding Agent ” means any Loan Party and the Administrative Agent. “Write-Down and Conversion Powers ” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. SECTION 1.02 Classification of Loans and Borrowings . For purposes of this Agreement, Loans may be classified and referred to by Class (e.g ., a “Revolving Loan”) or by Type (e.g ., a “Eurodollar Loan”) or by Class and Type (e.g ., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g ., a “Revolving Borrowing”) or by Type (e.g ., a “Eurodollar Borrowing”) or by Class and Type (e.g ., a “Eurodollar Revolving Borrowing”). SECTION 1.03 Terms Generally . The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily 45

Date and (d) the Borrower hereby agrees to compensate each Lender for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Eurodollar Loans (including the “Eurodollar Loans” under the Existing Credit Agreement) and such reallocation described above, in each case to the extent requested by such Lender and on the terms and in the manner set forth in Section 2.16 hereof. SECTION 1.10 Letter of Credit Amounts . Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that, with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time. ARTICLE II The Credits SECTION 2.01 Revolving Commitments . Subject to the terms and conditions set forth herein, each Lender severally (and not jointly) agrees to make Revolving Loans in dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.10) in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or at such time, (ii ) the Aggregate Credit Exposure exceeding the aggregate Revolving Commitments at such time or (iii ) the Aggregate Revolving Exposure exceeding the lesser of (x) the sum of the aggregate Revolving Commitments at such time and (y) the Borrowing Base Limit . Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. SECTION 2.02 Loans and Borrowings . (a) (a) Each Loan (other than a Swingline Loan , Protective Advance or Overadvance ) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Revolving Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Protective Advance, any Overadvance, and any Swingline Loan shall be made in accordance with the procedures set forth in Section Sections 2.04 and 2.05. (b) Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, provided that all Borrowings made on the Effective Date must be made as ABR Borrowings but may be converted into Eurodollar Borrowings in accordance with Section 2.08. Each Swingline Loan , Protective Advance and Overadvance shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. 49

(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. ABR Borrowings may be in any amount integral multiple of $100,000 . Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 510 Eurodollar Borrowings outstanding. (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date. SECTION 2.03 Requests for Revolving Borrowings . To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request not later than (a) in the case of a Eurodollar Borrowing, 12:00 noon, Chicago time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, 12:00 noon, Chicago time, on the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 11:00 a.m., Chicago time, on the date of such proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be signed by a Financial Officer of the Borrower. Each such Borrowing Request shall specify the following information in compliance with Section 2.02: (i) the aggregate amount of the requested Revolving Borrowing and a breakdown of the separate wires comprising such Borrowing; (ii) the date of such Revolving Borrowing, which shall be a Business Day; (iii) whether such Revolving Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.” If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. SECTION 2.04 Intentionally Omitted Protective Advances . (a) Subject to the limitations set forth below , the Administrative Agent is authorized by the Borrower and the Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to make Loans to the Borrower, on behalf of all Lenders, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective Advances”); provided that, the aggregate principal amount of Protective Advances outstanding at any time shall not at any time exceed the lesser of (x) $12,500,000, and (y) an amount equal to 10% of the aggregate Revolving 50

Commitments at such time; provided further that no Protective Advance may be made hereunder if, after giving effect to the funding of any such Protective Advance, (A) the Aggregate Credit Exposure exceeds the aggregate Revolving Commitments at such time or (B) the Credit Exposure of any Lender exceeds the Revolving Commitment of such Lender at such time. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances shall be ABR Borrowings. The making of a Protective Advance on any one occasion shall not obligate the Administrative Agent to make any Protective Advance on any other occasion. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Revolving Lenders to make a Revolving Loan to repay a Protective Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.04(b). (b) Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage. The Administrative Agent may, at any time, require the Lenders to fund their participations in Protective Advances. Each Lender acknowledges and agrees that its obligation to acquire participations in Protective Advances pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders). From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance. The purchase of participations in a Protective Advance pursuant to this paragraph shall not relieve the Borrower of any default in the repayment thereof. SECTION 2.05 Swingline Loans and Overadvances . (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period the Swingline Lender may, but shall have no obligation to, make Swingline Loans in dollars to the Borrower in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $15,000,000, (ii) the Swingline Lender’s Revolving Credit Exposure exceeding its Revolving Commitment , or at such time, (iii ) the Aggregate Credit Exposure exceeding the aggregate Revolving Commitments at such time or (iv ) the Aggregate Revolving Exposure exceeding the lesser of (x) the sum of the aggregate Revolving Commitments at such time and (y) the Borrowing Base Limit ; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan , Protective Advance or Overadvance . Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans. (b) To request a Swingline Loan, the Borrower shall submit a written notice to the Administrative Agent by telecopy or electronic mail, not later than 12:00 noon, Chicago time, on the day 51 replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans. (e) Subject to the appointment and acceptance of a successor Swingline Lender, the Swingline Lender may resign as Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, the Swingline Lender shall be replaced in accordance with Section 2.05(d) above. (f) Any provision of this Agreement to the contrary notwithstanding, at the request of the Borrower, the Administrative Agent may in its sole discretion (but with absolutely no obligation), make Loans to the Borrower, on behalf of the Revolving Lenders, in amounts that exceed Availability (any such excess Loans are herein referred to collectively as “Overadvances”); provided that, no Overadvance shall result in a Default due to the Borrower’s failure to comply with Section 2.01 for so long as such Overadvance remains outstanding in accordance with the terms of this paragraph, but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if the condition precedent set forth in Section 4.02(c) has not been satisfied. All Overadvances shall constitute ABR Borrowings. The making of an Overadvance on any one occasion shall not obligate the Administrative Agent to make any Overadvance on any other occasion. The authority of the Administrative Agent to make Overadvances is limited to an aggregate amount not to exceed at any time the lesser of (x) $12,500,000, and (y) an amount equal to 10% of the aggregate Revolving Commitments at such time; provided that no Overadvance may be made hereunder if, after giving effect to the funding of any such Overadvance, (i) the Aggregate Credit Exposure exceeds the aggregate Revolving Commitments at such time or (ii) the Credit Exposure of any Lender exceeds the Revolving Commitment of such Lender at such time; provided further that the Required Lenders may at any time, via written notice of the same, revoke the Administrative Agent’s authorization to make Overadvances. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. (g) Upon the making of an Overadvance, each Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Overadvance in proportion to its Applicable Percentage of the Revolving Commitment. The Administrative Agent may, at any time, require the Revolving Lenders to fund their participations in Overadvances. Each Lender acknowledges and agrees that its obligation to acquire participations in Overadvances pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders). From and after the date, if any, on which any Revolving Lender is required to fund its participation in any Overadvance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender's Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Overadvance. The purchase of participations in an Overadvance pursuant to this paragraph shall not relieve the Borrower of any default in the repayment thereof. SECTION 2.06 Letters of Credit . (a) 53 using the Issuing Bank’s standard form (each, a “Letter of Credit Agreement ”). A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by the Issuing Bank at such time plus (y) the aggregate amount of all LC Disbursements made by the Issuing Bank that have not yet been reimbursed by or on behalf of the Borrower at such time shall not exceed the Issuing Bank’s Letter of Credit Commitment at such time , (ii) the aggregate LC Exposure shall not exceed $15,000,000, (iii) no Revolving Lender’s Revolving Credit Exposure shall exceed its Revolving Commitment , and at such time, (iv ) the Aggregate Credit Exposure shall not exceed the aggregate Revolving Commitments at such time and (v ) the Aggregate Revolving Exposure shall not exceed the lesser of the aggregate Revolving Commitments at such time and the Borrowing Base Limit . The Borrower may, at any time and from time to time, reduce the Letter of Credit Commitment of the Issuing Bank with the consent of the Issuing Bank; provided that the Borrower shall not reduce the Letter of Credit Commitment of the Issuing Bank if, after giving effect of such reduction, the conditions set forth in clauses (i) through ( iv v) above shall not be satisfied. The Issuing Bank shall not be under any obligation to issue any Letter of Credit if: (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any law applicable to the Issuing Bank shall prohibit, or require that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date , or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that the Issuing Bank in good faith deems material to it; or (ii) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally. (c) Expiration Date . Each Letter of Credit shall expire (or be subject to termination or non-renewal by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, including, without limitation, any automatic renewal provision, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date (or such later date as to which the Administrative Agent may agree in its sole discretion). (d) Participations . By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a 55

Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. (e) Reimbursement . If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent in dollars the amount equal to such LC Disbursement, calculated as of the date the Issuing Bank made such LC Disbursement, not later than the first Business Day following the date on which the Borrower shall have received notice of such LC Disbursement from the Issuing Bank; provided that, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount of such LC Disbursement and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan, as applicable. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the amount of the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement. (f) Obligations Absolute . The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Revolving Lenders, the Issuing Bank or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms , any error in translation or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit 56 comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a nonappealable judgment of a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. (g) Disbursement Procedures . The Issuing Bank shall, promptly for any Letter of Credit shall, within the time allowed by applicable law or the specific terms of such Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile or email) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement. (h) Interim Interest . If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable Borrower reimburses such LC Disbursement , at the rate per annum then applicable to ABR Revolving Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13( cd) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment. (i) Replacement and Resignation of the Issuing Bank . (i) The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent (such consent not to be unreasonably withheld or delayed), the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. (ii) Subject to the appointment and acceptance of a successor Issuing Bank, the Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the 57

Administrative Agent, the Borrower and the Revolving Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 2.06(i)(i) above. (j) Cash Collateralization . If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives written notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) if such notice is received prior to 1:00 p.m., Chicago time, or otherwise on the next succeeding Business Day, demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account ”), an amount in cash equal to 105% of the amount of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 7.01 (h) or (i). The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and the Borrower hereby grants the Administrative Agent a security interest in the LC Collateral Account and all money or other assets on deposit therein or credited thereto. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account. Moneys in the LC Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Secured Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all such Events of Default have been cured or waived as confirmed in writing by the Administrative Agent. (k) Intentionally Omitted . (l) LC Exposure Determination . For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination. (m) Existing Letters of Credit . The Existing Letters of Credit shall be deemed to be Letters of Credit issued hereunder on the Effective Date. SECTION 2.07 Funding of Borrowings . (a) (a) Each Lender shall make each Loan to be made by such Lender hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 2:00 p.m., Chicago time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided that Protective 58

Advances shall be made as provided in Section 2.04 and Overadvances and Swingline Loans shall be made as provided in Section 2.05. Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the Funding Account; provided that ABR Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank and (ii) a Protective Advance or Overadvance shall be retained by the Administrative Agent to the extent the Lenders have not funded any participations therein . (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. If both the Borrower and such Lender pay such amount to the Administrative Agent, then the Administrative Agent shall refund the payment made by the Borrower. SECTION 2.08 Interest Elections . (a) (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, Overadvances, or Protective Advances, which may not be converted or continued. (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by a Financial Officer of the Borrower. Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Borrower to elect an Interest Period for Eurodollar Loans that does not comply with Section 2.02(d). (c) Each Interest Election Request shall specify the following information in compliance with Section 2.02: (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be 59 allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”. If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing. (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as such Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto. SECTION 2.09 Termination and Reduction of Revolving Commitments . (a) (a) Unless previously terminated, the Revolving Commitments shall terminate on the Maturity Date. (b) The Borrower may at any time terminate the Revolving Commitments upon (i) the payment in full of all outstanding Revolving Loans, together with accrued and unpaid interest thereon and on any LC Exposure, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit (or at the discretion of the Administrative Agent a back-up standby letter of credit satisfactory to the Administrative Agent and the Issuing Bank) in an amount equal to 105% of the LC Exposure as of such date), (iii) the payment in full of the accrued and unpaid fees, and (iv) the payment in full of all reimbursable expenses and other Obligations, together with accrued and unpaid interest thereon. (c) The Borrower may from time to time reduce the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, (x) the Aggregate Revolving Credit Exposure would exceed the aggregate Revolving Commitments at such time or (y) the Aggregate Revolving Exposure would exceed the lesser of the aggregate Revolving Commitments at such time and the Borrowing Base Limit . 60

(d) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) or (c) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other indebtedness or any other event, in which case such notice may be revoked or delayed by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments. (e) If at any time the aggregate outstanding principal amount of Indebtedness of the Borrower and its Subsidiaries which is incurred or exists in reliance on Section 6.01(e) exceeds $10,000,000 (any such amount in excess of $10,000,000 being referred to as the “Excess Purchase Money Amount ”), the aggregate Revolving Commitments shall automatically and irrevocably be reduced by an amount equal to the applicable Excess Purchase Money Amount. Any reduction of the Revolving Commitments pursuant to this Section 2.09(e) shall be permanent and shall be made ratably among the Lenders in accordance with their respective Revolving Commitments at such time. (f) If at any time the Borrower or any of its Subsidiaries receives net cash proceeds in excess of $5,000,000 from any individual Disposition (other than Dispositions permitted pursuant to Sections 6.05 (a), (b), ( c), (d), (h), (i), (j), (l), and (m), or Dispositions among Loan Parties) (any such amount in excess of $5,000,000 being referred to as the “ Excess Disposition Amount ”) On September 30, 2021 and on the last day of each fiscal quarter of the Borrower ending thereafter , the aggregate Revolving Commitments shall automatically and irrevocably be reduced by an amount equal to the applicable Excess Disposition Amount. Any $5,000,000. Any such reduction of the Revolving Commitments pursuant to this Section 2.09(f) shall be permanent and . Each such reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments at such time. (g) The aggregate Revolving Commitments shall be automatically and irrevocably reduced concurrently with, and in an amount equal to, each mandatory prepayment required to be made on or after the Third Amendment Effective Date pursuant to Section 2.11(d). Any such reduction of the Revolving Commitments shall be permanent. Each such reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments at such time. SECTION 2.10 Repayment of Loans; Evidence of Debt . (a) (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and , (ii ) to the Administrative Agent the then unpaid amount of each Protective Advance on the earlier of the Maturity Date and written demand by the Administrative Agent, (iii ) to the Administrative Agent for the account of the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the fifth Business Day after such Swingline Loan is made; provided that on each date that a Revolving Loan is made, the Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Revolving Loan shall be applied by the Administrative Agent to repay any Swingline Loans outstanding , and (iv) to the Administrative 61

Agent the then unpaid principal amount of each Overadvance on the earlier of the Maturity Date and written demand by the Administrative Agent . (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form reasonably acceptable to the Administrative Agent and the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns). SECTION 2.11 Prepayment of Loans . (a) (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part and without premium or penalty, subject to prior notice in accordance with paragraph ( be) of this Section and, if applicable, payment of any break funding expenses under Section 2.16. (b) In the event and on any such occasion that (i) except to the extent such excess arises from Overadvances permitted under Section 2.05, the Aggregate Revolving Exposure exceeds the lesser of (x) the aggregate Revolving Commitments at such time (including, for the avoidance of doubt, as a result of any reduction of the Revolving Commitments made pursuant to Section 2.09(e) or , 2.09(f) ) or 2.09(g)) and (y) the Borrowing Base Limit, or (ii) the sum of (x) the Aggregate Revolving Exposure plus (y) the aggregate outstanding principal amount of all Protective Advances at such time exceeds the aggregate Revolving Commitments at such time, then, in each such case , the Borrower shall prepay the Revolving Loans, LC Exposure and/or Swingline Loans or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate amount equal to such excess. (c) Unless otherwise agreed by the Required Lenders, if, after the Third Amendment Effective Date, at 5.00 p.m. Central Time of any Friday in any week (or if such Friday is not a Business Day, the immediately following Business Day) (each such date, a “Calculation Date”), the aggregate amount of Unrestricted Cash of the Borrower and its Subsidiaries exceeds $10,000,000 (such excess, the 62

“Excess Cash Amount”), the Borrower shall, promptly but in any event no later than on the first Business Day immediately following the applicable Calculation Date, prepay the outstanding Loans in an aggregate amount equal to the lesser of (i) the Excess Cash Amount rounded to the nearest $100,000 (provided that such amount required to be paid shall not exceed the Excess Cash Amount) and (ii) the aggregate principal amount of Loans then outstanding. (d) Unless otherwise agreed by the Required Lenders, the Borrower shall promptly (but in any event no later than five (5) Business Days following receipt of the relevant Net Proceeds by the Borrower or any of its Subsidiaries ) prepay the Loans outstanding in an aggregate amount equal to 100% of the Net Proceeds received by the Borrower or any of its Subsidiaries from any of the following: (i) any sale or issuance of Equity Interests by the Borrower or any of its Subsidiaries (other than issuances of Equity Interests by a Subsidiary Guarantor to the Borrower or another Subsidiary Guarantor); (ii) any incurrence by the Borrower or any of its Subsidiaries on or after the Third Amendment Effective Date of Indebtedness not permitted hereunder; (iii) any Disposition by the Borrower or any of its Subsidiaries pursuant to Section 6.05(b) (to the extent such Disposition is made to a non-Loan Party), 6.05(g), 6.05(k), 6.05(n), 6.05(p) or 6.05(q) (collectively, the “Specified Dispositions”), except for the first $2,500,000 of Net Proceeds from Specified Dispositions of assets other than real property received by the Borrower or its Subsidiaries after the Third Amendment Effective Date; provided, that, notwithstanding the foregoing, with respect to the first $10,000,000 of Net Proceeds from any Specified Disposition of real property owned by any Loan Party made on or after the Third Amendment Effective Date, 67% of such Net Proceeds shall be used to prepay the Loans, and the remaining 33% may be retained by the Loan Parties and not applied to prepay the Loans so long as such retained Net Proceeds are, within 180 days, used for capital expenditures, costs, improvements and/or operating synergies in connection with such real property or associated branch consolidations (provided that, to the extent of any such Net Proceeds that have not been so applied by the end of such 180-day period, a prepayment shall be required at such time in an amount equal to such Net Proceeds that have not been so applied); and (iv) a casualty or condemnation event (or in connection with any other loss, destruction, or condemnation of any assets of the Borrower or its Subsidiaries); provided, that such Net Proceeds described in this clause (iv) shall not be required to be used to prepay the Loans to the extent a Financial Officer of the Borrower shall have notified the Administrative Agent on or prior to the date that is five (5) Business Days after the date such Net Proceeds are received that no Specified Event of Default has occurred and is continuing at such time and that such proceeds are expected to be used to repair, replace, or restore any asset (other than Inventory) in respect of which such Net Proceeds were paid no later than 180 days following the date of receipt of such Net Proceeds (provided that, to the extent of any such Net Proceeds that have not been so applied by the end of such 180-day period, a prepayment shall be required at such time in an amount equal to such Net Proceeds that have not been so applied). (e) (c) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder (except for any prepayment required pursuant to Section 2.11(c)) not later than 12:00 p.m., Chicago time, (A) in the case of prepayment of a Eurodollar Revolving Borrowing, three one (31) Business Days Day before the date of prepayment and (B) in the case of prepayment of an ABR Loan (including any Swingline Loan , Protective Advance or Overadvance ), on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked or delayed if such notice of termination is revoked or delayed in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 63

2.02 , except as necessary to apply fully the required amount of a mandatory prepayment . Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing ; provided that any mandatory prepayment made pursuant to Section 2.11(c) or 2.11(d) shall be applied as set forth in Section 2.11(f) below . Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments (if any) pursuant to Section 2.16 . (f) Unless otherwise agreed by the Required Lenders, all prepayments required to be made pursuant to Sections 2.11(c) and 2.11(d) shall be applied, first to prepay outstanding Protective Advances and Overadvances ratably, second to prepay all other outstanding Loans ratably, and third to cash collateralize 105% of the outstanding amount of LC Exposure. (g) In the event and on any such occasion that the aggregate outstanding principal amount of Protective Advances exceeds the maximum amount of Protective Advances permitted by Section 2.04, the Borrower shall prepay Protective Advances in an aggregate amount necessary to eliminate such excess. (h) In the event and on any such occasion that the aggregate outstanding principal amount of Overadvances exceeds the maximum amount of Overadvances permitted by Section 2.05(f), the Borrower shall prepay Overadvances in an aggregate amount necessary to eliminate such excess. SECTION 2.12 Fees . (a) (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the commitment fee rate set forth in clause (b) of the definition of “ Applicable Rate ” on the average daily Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates. Commitment fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth day following such last day and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum (or such lower amount as may be agreed by the Issuing Bank and the Borrower) on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by the Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including September 30, December 31, March 31 and June 30 of each year shall be payable in arrears on the first Business Day following each such date, commencing on the 64 first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after written demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent. (d) All fees payable hereunder shall be paid on the dates due, in dollars in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances. SECTION 2.13 Interest . (a) The Loans comprising each ABR Borrowing (including each Swingline Loan , but excluding each Protective Advance and Overadvance ) shall bear interest at the Alternate Base Rate plus the Applicable Rate; and (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate. (c) Each Protective Advance and each Overadvance shall bear interest at the Alternate Base Rate plus the Applicable Rate plus 2% per annum. (d) (c) Notwithstanding the foregoing, upon the occurrence and during the continuation of a Specified Event of Default, the Administrative Agent or the Required Lenders may, at their option, by written notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender directly affected thereby” for reductions in interest rates), declare that (i) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding and overdue hereunder, such amount shall bear interest at 2% plus the rate applicable to such fee or other obligation as provided hereunder. (e) (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph ( cd) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. (f) (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall 65 be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. SECTION 2.14 Alternate Rate of Interest . (a) (a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing: (i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining, (including, without limitation, by means of an Interpolated Rate or because the LIBO Screen Rate is not available or published on a current basis) the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or (ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans included in such Borrowing for such Interest Period; then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by electronic communication as provided in Section 9.01 as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid or converted into an ABR Borrowing on the last day of the then current Interest Period applicable thereto, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing. (b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but either (w) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (x) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating 66 that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii)(w), clause (ii)(x) or clause (ii)(y) of the first sentence of this Section 2.14(b), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing, shall be ineffective and any such Eurodollar Borrowing shall be repaid or converted into an ABR Borrowing on the last day of the then current Interest Period applicable thereto, and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing. (b) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders; provided that, with respect to any proposed amendment containing any SOFR- Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBO Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date. (c) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement. (d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except , in each case, as expressly required pursuant to this Section 2.14. (e) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing. Furthermore, if any Eurodollar Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan on such day. 67

(f) (c) If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Loan and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Loans, or to continue or convert outstanding Loans as or into Eurodollar, shall be suspended. In the case of the making of a Eurodollar Borrowing, such Lender’s Loan shall be made as an ABR Borrowing as part of the same Revolving Borrowing for the same Interest Period and, if the affected Eurodollar Loan is then outstanding, such Loan shall be converted to an ABR Revolving Loan either (i) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such Eurodollar Loan to such date. Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different lending office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion. SECTION 2.15 Increased Costs . (a) Increased Costs . (a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or (iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered. (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Revolving Commitments of, or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into 68 consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered. (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower accompanied by a certificate setting forth in reasonable detail any amount or amounts and upon such delivery of such items, shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof. (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. SECTION 2.16 Break Funding Payments . In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or 9.02(d), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense (excluding any loss of margin or profit therefrom) attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Eurodollar Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Eurodollar Loan (but not including the Applicable Rate, margin or profit applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and upon delivery of such items shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof. SECTION 2.17 Withholding of Taxes; Gross-Up . (a) 69

(a) Payments Free of Taxes . Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (b) Payment of Other Taxes by the Borrower Loan Parties . The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes. (c) Evidence of Payment . As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (d) Indemnification by the Loan Parties . The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) Indemnification by the Lenders . Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e). (f) Status of Lenders . (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by 70

(h) Survival . Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. (i) Defined Terms . For purposes of this Section 2.17, the term “applicable law” includes FATCA and the term “Lender” includes any Issuing Bank. SECTION 2.18 Payments Generally; Allocation of Proceeds; Sharing of Set-offs . (a) (a) The Borrower shall make each payment or prepayment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Chicago time, on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 10 South Dearborn Street, Chicago, Illinois 60603, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars. (b) At any time that payments are not required to be applied in the manner required by Section 7.02, any proceeds of Collateral received by the Administrative Agent not constituting a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower) shall be applied ratably first , to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the Issuing Bank from the Borrower (other than in connection with Banking Services Obligations or Swap Agreement Obligations), second , to pay any fees or expense reimbursements then due to the Lenders from the Borrower (other than in connection with Banking Services Obligations or Swap Agreement Obligations), third , to pay interest due in respect of the Overadvances and Protective Advances ratably, fourth, to pay the principal of the Overadvances and Protective Advances ratably, fifth, to pay interest then due and payable on the Loans (other than the Overadvances and Protective Advances) ratably, fourth sixth , to prepay principal on the Loans (other than Overadvances and Protective Advances) and unreimbursed LC Disbursements and to pay any amounts owing with respect to Banking Services Obligations and Swap Agreement Obligations (up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.24), ratably, fifth seventh , to pay an amount to the Administrative Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit, to be held as cash collateral for such Obligations , and sixth eighth , to the payment of any other Secured Obligation due to the Administrative Agent or any Secured Party by the Borrower. Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default has occurred and is continuing, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Eurodollar Loan of a Class, except (a) on the expiration date of the Interest Period applicable thereto or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any such event, the Borrower shall pay the break funding payment required in accordance with 73

Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations. (c) At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees, costs and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of the Borrower maintained with the Administrative Agent. The Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans and Overadvances, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees, and expenses as described in Section 9.03 ) and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.03 or 2.05, as applicable, and (ii) the Administrative Agent to charge any deposit account of the Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents. (d) If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank pursuant to the terms hereof or any other Loan Document (including any date that is fixed for prepayment by notice from the Borrower to the Administrative Agent pursuant to Section 2.11) that the Borrower will not make such payment or prepayment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the 74 amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. (f) If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender hereunder. Application of amounts pursuant to (i) and (ii) above shall be made in any order determined by the Administrative Agent in its discretion. (g) The Administrative Agent may from time to time provide the Borrower with account statements or invoices with respect to any of the Secured Obligations (the “Statements ”). The Administrative Agent is under no duty or obligation to provide Statements, which, if provided, will be solely for the Borrower’s convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Secured Obligations. If the Borrower pays the full amount indicated on a Billing Statement on or before the due date indicated on such Billing Statement, the Borrower shall not be in default of payment with respect to the billing period indicated on such Statement ; provided , that acceptance by the Administrative Agent, on behalf of the Lenders, of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts) shall not constitute a waiver of the Administrative Agent’s or the Lenders’ right to receive payment in full at another time. SECTION 2.19 Mitigation Obligations; Replacement of Lenders . (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. (b) If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (iii) any Lender becomes a Defaulting Lender, then the Borrower may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement and other Loan Documents to an assignee (other than an Ineligible Institution) that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) the Borrower shall have received the prior written consent of the Administrative Agent (and in circumstances where its consent would be required under Section 9.04, the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld or delayed, (y) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded 75 participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (z) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (a) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto. SECTION 2.20 Defaulting Lenders . Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender: (a) fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a); (b) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or the Swingline Lender hereunder; third, to cash collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower may request (so long as no Default or Event of Default exists and subject to the other conditions set forth in this Agreement), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made 76 or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; (c) such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.02(b)) and the Revolving Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02) or under any other Loan Document; provided, that, except as otherwise provided in Section 9.02, this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby; (d) if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then: (i) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender (other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only (x) to the extent that the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time) and (y) to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Credit Exposure to exceed its Revolving Commitment; (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within two (2) Business Days following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize, for the benefit of the Issuing Bank, the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding; (iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized; (iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and (v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights 77 each case, shall deliver to the Administrative Agent, promptly after entering into such Swap Agreement, written notice setting forth the aggregate amount of all such Swap Agreement Obligations of such Loan Party or Subsidiary to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). In furtherance of that requirement, each such Lender or Affiliate thereof shall furnish the Administrative Agent, from time to time after a significant change therein or upon a request therefor, a summary of the amounts due or to become due in respect of such Swap Agreement Obligations. The most recent information provided to the Administrative Agent shall be used in determining whether and to what extent such Swap Agreement Obligations constitute Secured Obligations hereunder. ARTICLE III Representations and Warranties . Each Loan Party represents and warrants to the Lenders that: SECTION 3.01 Organization; Powers . Each Loan Party and each Subsidiary is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction and, in the case of any Subsidiary other than the Borrower, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect) in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. SECTION 3.02 Authorization; Enforceability . The Transactions are within each Loan Party’s (to the extent applicable to such Loan Party) organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders of such Loan Party. Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. SECTION 3.03 Governmental Approvals; No Conflicts . The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Loan Party or any Subsidiary, (c) will not violate or result in a default under any indenture, agreement or other instrument evidencing Material Indebtedness binding upon any Loan Party or any Subsidiary or the assets of any Loan Party or any Subsidiary, or give rise to a right thereunder to require any payment to be made by any Loan Party or any Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any Subsidiary, except Liens created pursuant to the Loan Documents, except, with respect to clauses (b) and (c) of this Section 3.03, to the extent that such breach, contravention or violation would not reasonably be expected to result in a Material Adverse Effect. SECTION 3.04 Financial Condition; No Material Adverse Change . (a) (a) The Borrower Audited Financial Statements and the Borrower Unaudited Financial Statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods 79 covered thereby in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes in the case of the Borrower Unaudited Financial Statements. (b) Since June 30, 2018 2019 , there has been no material adverse change in the business, assets, operations or financial condition of the Company and its Subsidiaries (taken as a whole). event or circumstance has occurred that could reasonably be expect to have a Material Adverse Effect. SECTION 3.05 Properties . (a) (a) Each of the Company and its Subsidiaries has good and indefeasible marketable title to, or valid leasehold interests in, (i) all of its real and personal property material to its business, except for (ii) all of its machinery and equipment with an aggregate fair market value greater than $2,500,000 to the extent included in the calculation of the Maximum Overadvance Amount, and (iii) as of the last day of the month for which the most recent Borrowing Base Certificate was delivered pursuant to Section 5.01(h), all of its Eligible Inventory included in such Borrowing Base Certificate , except for, with respect to the foregoing clauses (i) and (ii), minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and other Liens permitted pursuant to Section 6.02. (b) Each Loan Party and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business as currently conducted and the use thereof by each Loan Party and each Subsidiary does not infringe in any material respect upon the rights of any other Person, and each Loan Party’s and each Subsidiary’s rights thereto are not subject to any licensing agreement or similar arrangement (other than (A) restrictions relating to software licenses that may limit such Loan Party’s ability to transfer or assign any such agreement to a third party, (B) licensing agreements or similar agreements that do not materially impair the ability of the Administrative Agent or the Lenders to avail themselves of their rights of disposal and other rights granted under the Collateral Documents in respect of Inventory and (C) such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect). SECTION 3.06 Litigation and Environmental Matters . (a) (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any Loan Document or the Transactions. (b) Except for the Disclosed Matters or with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect (i) as of the Effective Date, no Loan Party or any Subsidiary has received notice of any claim with respect to any Environmental Liability and (ii) no Loan Party or any Subsidiary (A) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (B) has incurred any Environmental Liability or (C) knows of any threatened Environmental Liability. SECTION 3.07 Compliance with Laws and Agreements; No Default . Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Loan Party and each Subsidiary is in compliance with (i) all Requirements of Law 80 applicable to it or its property and (ii) all indentures, agreements and other instruments binding upon it or its property. No Default has occurred and is continuing. SECTION 3.08 Investment Company Status . No Loan Party or any Subsidiary is an “investment company” as defined in, or required to register under, the Investment Company Act of 1940. SECTION 3.09 Taxes . Each Loan Party and each Subsidiary has timely filed or caused to be filed all federal, state and other material Tax returns and reports required to have been filed and has paid or caused to be paid all federal, state and other material Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. SECTION 3.10 ERISA; Plan Assets . Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur, and (ii) the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan. Notwithstanding that the Borrower and its Subsidiaries maintain and contribute to “employee benefit plans,” as defined in ERISA Section 3(3), none of the Borrower or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations). SECTION 3.11 Disclosure . (a) (a) None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (other than projections, cash flow forecasts, other forward looking information and information of a general economic or industry specific nature), as modified or supplemented by other information so furnished, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, at the time of and in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information and cash flow forecasts , the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was or cash flow forecasts were delivered prior to the Third Amendment Effective Date, as of the Third Amendment Effective Date (it being understood that projections are subject to inherent uncertainties and contingencies which may be outside the control of any Loan Party and that no assurance can be given that such projected financial information will be realized). (b) (a) As of the Third Amendment Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects. SECTION 3.12 Intentionally Omitted . SECTION 3.13 Solvency . (a) (a) Immediately after the consummation of the Transactions to occur on the Third Amendment Effective Date and immediately after the funding of each Loan and issuance of each Letter of Credit hereunder , (i) the fair value of the respective assets of the Borrower and its Subsidiaries, on a 81 consolidated basis and at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the respective property of the Borrower and its Subsidiaries, on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of their respective debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries, on a consolidated basis, will be able to pay their respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its Subsidiaries, on a consolidated basis, will not have unreasonably small capital with which to conduct their respective business in which they are engaged as such business is now conducted and is proposed to be conducted after the Third Amendment Effective Date. (b) The Borrower and its Subsidiaries, taken as a whole, do not intend to, or believe that they will, incur debts beyond their ability to pay such debts as they mature in the ordinary course of business. SECTION 3.14 Insurance . The Borrower maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and comparable to those customarily maintained by companies engaged in the same or similar lines of business operating in the same or similar locations. SECTION 3.15 Capitalization and Subsidiaries . Schedule 3.15 sets forth, as of the Third Amendment Effective Date, (a) a correct and complete list of the name and relationship to the Company of each and all of the Company’s Subsidiaries, (b) a true and complete listing of each class of each Subsidiary’s authorized Equity Interests all of which are owned beneficially and of record by the Persons identified on Schedule 3.15 , and (c) the type of entity of the Company and each of its Subsidiaries. All of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding commitments or other obligations of any Loan Party (other than the Company) to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Loan Party (other than the Company). As of the Third Amendment Effective Date, other than in respect of any stock incentive program, there are no outstanding commitments or other obligations of the Company to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of the Company. SECTION 3.16 Security Interest in Collateral . The provisions of this Agreement and the other Loan Documents create legal and valid Liens on the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and having priority over all other Liens on the Collateral except in the case of (a) Liens permitted by Section 6.02, to the extent any such Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law or an agreement permitted hereunder, (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral and (c) Liens perfected only by control, filing or recording to the extent that, despite due authorization by the applicable Loan Party, the Administrative Agent has not obtained control or has not recorded such Lien. SECTION 3.17 Employment Matters . As of the Third Amendment Effective Date, except as would not reasonably be expected either individually or in the aggregate, to have a Material Adverse Effect, there are no strikes, lockouts or organized slowdowns against the Borrower or any Subsidiary 82 pending or, to their knowledge, threatened. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) the hours worked by and payments made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters and (ii) all payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. SECTION 3.18 Reserve Regulations . No part of the proceeds of any Loan or Letter of Credit has been used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. SECTION 3.19 Use of Proceeds . The proceeds of the Loans have been used and will be used, whether directly or indirectly as set forth in Section 5.08. SECTION 3.20 Burdensome Restrictions . No Loan Party is subject to any Burdensome Restrictions except Burdensome Restrictions permitted under Section 6.10. SECTION 3.21 Anti-Corruption Laws and Sanctions . The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and, to the knowledge of the Borrower, its directors, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or, to the knowledge of the Borrower or Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds, Transaction or other transaction contemplated by this Agreement or the other Loan Documents will directly or, to the knowledge of the Borrower, indirectly violate Anti-Corruption Laws or applicable Sanctions. To the extent applicable, each Loan Party and each Subsidiary is in compliance, in all material respects, with (x) the Trading with the Enemy Act, as amended, and each of the foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (y) the USA PATRIOT Act. SECTION 3.22 EEA Affected Financial Institutions . No Loan Party is an EEA Affected Financial Institution. ARTICLE IV Conditions . SECTION 4.01 Effective Date . The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02): (a) Credit Agreement and Other Loan Documents . The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, (ii) either (A) a counterpart of each other Loan 83

(o) Approvals . All governmental and third party approvals necessary in connection with the financing contemplated hereby and the continuing operations of the Borrower and its Subsidiaries (including shareholder approvals, if any) shall have been obtained on terms satisfactory to Administrative Agent and shall be in full force and effect. (p) Corporate Structure . The corporate structure, capital structure and other material debt instruments, material accounts and governing documents of the Borrower and its Affiliates shall be acceptable to the Administrative Agent in its sole discretion. (q) Legal Due Diligence . The Administrative Agent and its counsel shall have completed all legal due diligence, the results of which shall be satisfactory to Administrative Agent in its sole discretion. (r) USA PATRIOT Act, Etc . (i) The Administrative Agent and the Lenders shall have received, at least five (5) days prior to the Effective Date, all documentation and other information reasonably requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, for each Loan Party, to the extent reasonably requested in writing of the Borrower at least five (5) Business Days prior to the Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least ten (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied). (s) Other Documents . The Administrative Agent shall have received such other documents as the Administrative Agent, the Issuing Bank, any Lender or their respective counsel may have reasonably requested. The Administrative Agent shall notify the Borrower, the Lenders and the Issuing Bank of the Effective Date, and such notice shall be conclusive and binding. SECTION 4.02 Each Credit Event . The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions: (a) The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects). (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing. (c) After giving effect to any Borrowing and the use of proceeds thereof or the issuance, amendment, renewal or extension of any Letter of Credit, Availability shall not be less than $0. 86

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and , (b) , and (c) of this Section. ARTICLE V Affirmative Covenants . Until the Revolving Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder (other than contingent or indemnity obligations for which no claim has been made) shall have been paid in full and all Letters of Credit shall have expired or terminated (or have been cash collateralized pursuant to the terms hereof) in each case without any pending draw, and all LC Disbursements shall have been reimbursed, each Loan Party covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that: SECTION 5.01 Financial Statements , Borrowing Base Reporting, and Other Information . The Borrower will furnish to the Administrative Agent and each Lender: (a) within one hundred twenty (120) days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit except to the extent resulting solely from (i) an upcoming maturity date under the credit facilities provided for herein occurring within one year from the time such opinion is delivered or (ii) an actual or anticipated breach of any Financial Covenant) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants provided , that the requirements of this clause (a) shall be deemed to have been satisfied if the Administrative Agent has been furnished with a consolidated annual report for the Company and its Subsidiaries containing the foregoing information on form 10-K in the time period specified above in this clause (a); (b) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end and audit adjustments and the absence of footnotes, provided , that the requirements of this clause (b) shall be deemed to have been satisfied if the Administrative Agent has been furnished with a quarterly report for the Company and its Subsidiaries containing the foregoing information on form 10-Q in the time period specified above in this clause (b); (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower in substantially the form of Exhibit B (a “Compliance Certificate ”) (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of the 87

Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end and audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (iii) in the case of the financial statements delivered under clauses (a) or (b) above, setting forth reasonably detailed calculations demonstrating compliance with Section 6.12 for such period; (d) within thirty (30) days after the end of each calendar month, as of the period then ended, the Company’s consolidated balance sheet and related statements of operations and cash flows as of the end of and for such calendar month and the then elapsed portion of such fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end and audit adjustments and the absence of footnotes; (e) no later than the earlier of (i) forty-five (45) days after the start of each fiscal year quarter of the Company (commencing with the fiscal quarter ending September 30, 2020) , and (ii) three (3) Business Days after the date such Projections are approved by the board of directors of the Company, a copy of the final plan and forecast (including a monthly projected consolidated income statement) of the Company for each month of such fiscal year quarter (the “Projections ”) in form reasonably satisfactory to the Administrative Agent (it being understood that the Company’s customary format consistent with the format Projections delivered to the Administrative Agent in connection with the Effective Date on July 7, 2020 will be satisfactory); (f) promptly following any request therefor, (x) such other information regarding the operations, changes in ownership of Equity Interests, business affairs and financial condition of any Loan Party or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request (including, without limitation, variance reports during the Covenant Relief Period describing variances from the cash flow projections for such weekly period; provided, that no more than two such variance reports per fiscal month may be requested by the Administrative Agent) and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation; and (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be .; (h) within 30 days of the end of each calendar month (commencing with the calendar month ended July 31, 2020), as of the month-end then ended, a Borrowing Base Certificate and supporting information (in a format and with such detail consistent with such information delivered to the Administrative Agent on or prior to the Third Amendment Effective Date as required by Section 3(g) of the Third Amendment); (i) within 30 days of the end of each calendar month (commencing with the calendar month ended July 31, 2020) and at such other times as may be requested by the Administrative Agent in its Permitted Discretion, as of the period then ended, all delivered electronically in a text formatted file or other form reasonably acceptable to the Administrative Agent: 88

(i) a summary aging (including name and balance due) of the Accounts of the Borrower and the Domestic Subsidiary Guarantors for each Account Debtor; (ii) a schedule detailing the Inventory of the Borrower and the Domestic Subsidiary Guarantors by location (showing Inventory in transit, any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by class (raw material, work-in- process, and finished goods), by product type, and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Administrative Agent has previously indicated to the Borrower are deemed by the Administrative Agent to be appropriate in its Permitted Discretion; (iii) a worksheet of calculations prepared by the Borrower and the Domestic Subsidiary Guarantors to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion; (iv) a reconciliation of the Accounts and Inventory of the Borrower and the Domestic Subsidiary Guarantors between (A) the amounts shown in the Borrower’s general ledger and financial statements and the reports delivered pursuant to clauses (i) and (ii) above and (B) the amounts and dates shown in the reports delivered pursuant to clauses (i) and (ii) above and the Borrowing Base Certificate delivered pursuant to clause (h) above as of such date; and (v) a schedule and aging of the Borrower’s and each Domestic Subsidiary Guarantor’s trade payables; (j) promptly upon the Administrative Agent’s request in its Permitted Discretion: (i) an updated customer list for the Borrower and its Subsidiaries, which list shall state the customer’s name, mailing address and phone number, delivered electronically in a text formatted file acceptable to the Administrative Agent and certified as true and correct by a Financial Officer of the Borrower; and (ii) such other information as requested by the Administrative Agent in its Permitted Discretion; and (k) solely during the Covenant Relief Period, on every other Monday (or if such Monday is not a Business Day, the immediately following Business Day), commencing with August 3, 2020, a rolling 13-week cash flow forecast covering the Borrower and its Subsidiaries on a consolidated basis , which cash flow forecast shall include anticipated uses of proceeds of the Loans for each week during such period and be substantially similar to the form delivered to the Administrative Agent on or prior to the Third Amendment Effective Date as required by Section 3(d) of the Third Amendment. Documents required to be delivered pursuant to clauses (a), (b) and (g) of this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval system (EDGAR) or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent). Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the compliance certificates required by clause (c) of this Section 5.01 to the Administrative Agent. The Administrative Agent shall have no obligation to request the delivery of or to 89 maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such document to it and maintaining its copies of such documents. SECTION 5.02 Notices of Material Events . The Borrower will furnish to the Administrative Agent (which the Administrative Agent shall promptly distribute to each Lender) prompt (but in any event within any time period that may be specified below no later than five (5) Business Days ) written notice of the following: (a) the occurrence of any Default; (b) receipt of any notice of any investigation by a Governmental Authority or any litigation or proceeding commenced or threatened against any Loan Party or any Subsidiary that is non- frivolous (as reasonably determined by the Borrower) and, if adversely determined, could reasonably be expected to have a Material Adverse Effect; (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect; (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and (e) any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification .; (f) [reserved]; (g) (i) any instance of loss, damage, destruction or casualty event to any portion of Collateral having a fair market value of $2,500,000 or more, individually or collectively for any related series of such instances, whether or not covered by insurance, to the extent the cost to repair or replace (as applicable) such Collateral as a result of such casualty or insured damage would exceed $50,000, individually or collectively for any related series of such instances, or (ii) the commencement of any action or proceeding for the taking of any portion of the Collateral (or any interest therein) under power of eminent domain or by condemnation or similar proceeding to the extent such portion of the Collateral (or interest therein) proposed to be taken has a fair market value of $2,500,000 or more, individually or collectively for any related series of such instances; (h) any Disposition or exchange of any real property, machinery or equipment included in the Maximum Overadvance Amount having a fair market value of $2,500,000 or more, individually or collectively for any related series of such instances; and (i) any and all default notices received by a Loan Party from a landlord, warehouseman or bailee under or with respect to any leased location, warehouse or other bailment location where Collateral is located , to the extent such notice provides that the applicable landlord, warehouseman or bailee intends to terminate the lease (or other applicable agreement or arrangement) or exercise material remedies under the lease (or other applicable agreement or arrangement) (it being understood and agreed that any action having the effect of removal, disposal or seizure of any physical Collateral at such location shall constitute a “material remedy”). 90

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. SECTION 5.03 Existence; Conduct of Business . Each Loan Party will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (i) its legal existence and (ii) except to the extent failure to do so could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits with respect to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution, disposition or other transaction permitted under Section 6.03 or Section 6.05. SECTION 5.04 Payment of Obligations . Each Loan Party will, and will cause each Subsidiary to, pay or discharge all of its respective Material Indebtedness and all other material liabilities and material obligations, including Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (c) the failure to pay or discharge such Material Indebtedness or liabilities and obligations could not be reasonably expected to result in a Material Adverse Effect. SECTION 5.05 Maintenance of Properties . Each Loan Party will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. SECTION 5.06 Books and Records; Inspection Rights . The Borrower will, and will cause each of its Subsidiaries to, (a) keep proper books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by the Administrative Agent (including employees of the Administrative Agent or any consultants, accountants, lawyers, agents and appraisers retained by the Administrative Agent), as and when determined by the Administrative Agent, upon reasonable prior notice and during reasonable hours, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent public accountants and to provide contact information for each bank where each Loan Party has a deposit and/or securities account (provided that each such Loan Party only authorizes the Administrative Agent to contact the bank(s) if an Event of Default has occurred and is continuing), all at such reasonable times and as often as reasonably requested; provided , however , that if no Event of Default has occurred and is continuing, a representative of the Borrower shall be given the opportunity to be present for any discussion with its independent public accountant and the Borrower shall only have to reimburse the Administrative Agent for one such visit in any twelve (12) month period. Each Loan Party acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to each Loan Party’s assets for internal use by the Administrative Agent and the Lenders subject to the confidentiality obligations of the Administrative Agent and the Lenders hereunder. SECTION 5.07 Compliance with Laws and Material Contractual Obligations . Each Loan Party will, and will cause each Subsidiary to, (i) comply with each Requirement of Law applicable to it or its property (including without limitation Environmental Laws) except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect and (ii) perform in all material respects 91 its material obligations under material agreements to which it is a party, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Loan Party will maintain in effect and enforce policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. SECTION 5.08 Use of Proceeds . (a) The proceeds of the Loans and the Letters of Credit will be used only for financing the working capital needs and general corporate purposes of the Borrower in the ordinary course of business (including, without limitation, for Capital Expenditures, acquisitions permitted and/or not restricted hereunder and to pay fees, commissions, transaction costs and expenses incurred in connection with the Transactions) and to refinance certain existing Indebtedness and for other purposes not prohibited by this Agreement. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. (b) The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and the Borrower shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit or lend, contribute or otherwise make available such proceeds to any Subsidiary or other Person directly or, to the knowledge of the Borrower, indirectly (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto. SECTION 5.09 Accuracy of Information . The Loan Parties will ensure that any information, including financial statements or other documents, furnished to the Administrative Agent or the Lenders in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder (other than projections, cash flow forecasts, other forward looking information and information of a general economic or industry specific nature) contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information shall be deemed to be a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section 5.09; provided that, with respect to projected financial information and cash flow forecasts , the Loan Parties will only ensure that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that projections and cash flow forecasts are subject to inherent uncertainties and contingencies which may be outside the control of any Loan Party and that no assurance can be given that such projected financial information or cash flow will be realized). SECTION 5.10 Insurance . Each Loan Party will, and will cause each Subsidiary to, maintain with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks (including, without limitation: loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the 92

Collateral Documents. The Borrower will furnish to the Lenders, upon reasonable request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. SECTION 5.11 Additional Collateral; Further Assurances . (a) (a) Subject to applicable Requirements of Law, as promptly as possible but in any event not later than sixty (60) days following the date on which any Person becomes a Subsidiary or any Subsidiary qualifies independently as , or is designated by the Borrower (or the Administrative Agent as contemplated by the definition of “ Material Domestic Subsidiary”) as, a Material Domestic Subsidiary, pursuant to the definition of “Material Domestic Subsidiary,” , the Borrower shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such Person and shall cause each such Subsidiary (x) to become a Loan Party by executing a Joinder Agreement and (y) to deliver to the Administrative Agent a joinder to the Security Agreement (in the form contemplated thereby) pursuant to which such Subsidiary agrees to be bound by the terms and provisions thereof, to be accompanied by appropriate corporate organizational resolutions, other corporate organizational documentation and legal opinions in form and substance reasonably satisfactory to the Administrative Agent and its counsel ; provided , however, that no Domestic Subsidiary of a Foreign Subsidiary and no Domestic Subsidiary HoldCo shall be required to become a Loan Party hereunder . Upon execution and delivery thereof, each such Person (i) shall automatically become a Loan Guarantor hereunder and a “Grantor” under the Security Agreement (pursuant to the terms thereof) and thereupon shall have all of the rights, benefits, duties and obligations in such capacities under the Loan Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, in any property of such Loan Party which constitutes Collateral . in accordance with Section 5.11(b) . In connection with the foregoing, the Administrative Agent shall have received all documentation and other information regarding such newly formed or acquired Subsidiaries as may be required to comply with the applicable “know your customer” rules and regulations, including the USA PATRIOT Act. (b) The Borrower will cause, and will cause each other Loan Party to cause, all of its owned property (whether personal, tangible, intangible, or mixed, but other than any Excluded Collateral) to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents, subject in any case to Liens permitted by Section 6.02. Each Loan Party will (i) cause 100% of the issued and outstanding Equity Interests of each of its directly owned Domestic Subsidiaries (other than Domestic Subsidiary HoldCos), (ii) cause 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each directly owned Subsidiary that is a CFC or Domestic Subsidiary Holdco to , in each case, be to be subject at all times to a first priority, perfected Lien (subject to Liens permitted under Section 6.02) in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request and (iii ii ) deliver Mortgages and all such other related Mortgage Instruments as reasonably requested by the Administrative Agent with respect to (x) the Northlake Property no later than all owned real property of such Loan Party, other than (x) the real properties owned by the Loan Parties as of the Third Amendment Effective Date located in Idaho Falls, Rapid City, Bishop, and Roswell, (y) any real property acquired by a Loan Party (or that is owned by a Loan Party that is acquired) after the Third Amendment Effective Date with an individual fair market value at the time of such acquisition (as reasonably determined by the Administrative Agent) not exceeding $300,000, and (z) the real properties owned by the Loan Parties as of the Third Amendment Effective Date and located in San Antonio and Austin so long as each such real property identified in this clause (z) is disposed of on or prior to the date that is sixty (60) 180 days after the Second Third Amendment Effective Date (or such later date as the Administrative Agent may agree in the exercise of 93 its reasonable discretion with respect thereto) (it being understood and agreed that the Loan Parties shall not be required to deliver a title insurance policy in connection therewith), (y) any Material Real Property to the extent requested by the Administrative Agent and (z) at any time an Event of Default exists and is continuing, any Material Real Property or other real property owned by any Loan Party to the extent requested by the Administrative Agent or the Required Lenders ; provided that the Administrative Agent shall promptly notify the Lenders of any request for a Mortgage pursuant to the foregoing Section 5.11(b)(iii)(y) or (z) (the date of any such notice to the Lenders, a “ Mortgage Notice Date ”). Notwithstanding the foregoing, (i) agreed to by the Administrative Agent in its sole discretion); provided, that no such required Mortgage or related Mortgage Instrument shall be required to be delivered until (A) except as otherwise provided in the following clauses (B) through (D), the date that is 90 days after the Third Amendment Effective Date, (B) with respect only to the real properties owned by the Loan Parties as of the Third Amendment Effective Date and located in Oklahoma City, Arleta, Castroville, Santa Ana, Santa Fe Springs, Bloomington, Lee’s Summit, Carson City, Portland, Sacramento, and Bakersfield, and Mortgage Instruments in respect of the Northlake Property , in each case, the date that is 60 days after the Third Amendment Effective Date, (C) with respect only to the real properties referenced in clause (z) above, to the extent not disposed of on or prior to 180 days after the Third Amendment Effective Date (or such later date as agreed to by the Administrative Agent in its sole discretion), the date this is 60 days after such disposition deadline (as the same may have been extended), and (D) with respect to real property acquired by a Loan Party (or that is owned by a Loan Party that is acquired) after the Third Amendment Effective Date, 90 days after the acquisition thereof, in each case, or such later date as agreed to by the Administrative Agent in its sole discretion; provided, further, that no such Mortgages and related Mortgage Instruments requested pursuant to the foregoing Section 5.11(b) (iii)(y) or (z) are shall be required to be delivered hereunder until the date that is the later of ( A) sixty (60) days after a request therefor is made by the Administrative Agent and (B) thirty (30) days after the applicable Mortgage Notice Date, and (ii) no such pledge agreement in respect of the Equity Interests of a CFC shall be required hereunder to the in respect of any real property to the extent the Administrative Agent or its counsel determines that such pledge in its reasonable discretion that (1) such Mortgage and/or related Mortgage Instruments would not provide material credit support for the benefit of the Secured Parties pursuant to legally valid, binding and enforceable pledge agreements. or (2) the cost (including any applicable mortgage recording taxes), burden, or potential lender liability (including as a result of environmental assessments) of obtaining such Mortgage or related Mortgage Instrument outweighs the benefit to be afforded to the Secured Parties by such Mortgage and/or Mortgage Instrument. In no event shall any Loan Party be obligated to deliver a legal opinion in connection with any Mortgage or Mortgage Instrument. (c) Without limiting the foregoing, but subject to the other limitations set forth herein, each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, Mortgages, Mortgage Instruments, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by any Requirement of Law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all in form and substance reasonably satisfactory to the Administrative Agent and all at the expense of the Loan Parties. If the Administrative Agent reasonably determines that it is required by applicable law to have appraisals prepared in respect of the Mortgaged Property of any Loan Party, Loan Parties shall cooperate with the Administrative Agent to obtain appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA , subject to Section 5.13 hereof . 94

(d) Notwithstanding anything to the contrary set forth herein : (i) the Administrative Agent shall not accept any Mortgage from any Loan Party in respect of any real property (including, for the avoidance of doubt, the Mortgages required pursuant to Section 5.11(b)) until the date that is (1) if such Mortgaged Property relates to a property not located in a “special flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), five (5) Business Days or (2) if such Mortgaged Property relates to a property located in a “special flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), forty- five (45) days, in each case, after the Administrative Agent has delivered to the Lenders the following documents in respect of such real property: (x) a completed flood hazard determination from a third party vendor; (y) if such real property is located in a “special flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), (A) a notification to the applicable Loan Parties of that fact and (if applicable) notification to the applicable Loan Parties that flood insurance coverage is not available and (B) evidence of the receipt by the applicable Loan Parties of such notice; and (z) if required by Flood Laws, evidence of required flood insurance; provided that any such Mortgage may be accepted by the Administrative Agent prior to such period expiring if the Administrative Agent shall have received confirmation from each Lender that such Lender has completed any necessary flood insurance due diligence to its reasonable satisfaction; and (ii) Notwithstanding anything to the contrary set forth herein , no MIRE Event may be closed until the date that is ( i1) if there are no Mortgaged Properties in a “special flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), ten (10) Business Days or ( ii 2) if there are any Mortgaged Properties in a “special flood hazard area”, thirty (30) days, in each case, after the Administrative Agent has delivered to the Lenders the following documents in respect of such Mortgaged Property: (x) a completed flood hazard determination from a third party vendor; (y) if such Mortgaged Property is located in a “special flood hazard area”, (A) a notification to the applicable Loan Party of that fact and (if applicable) notification to the applicable Loan Party that flood insurance coverage is not available and (B) evidence of the receipt by the applicable Loan Party of such notice; and (z) if required by applicable Flood Laws, evidence of required flood insurance with respect to which flood insurance has been made available under applicable Flood Laws; provided that any such MIRE Event may be closed prior to such period expiring if the Administrative Agent shall have received confirmation from each Lender that such Lender has completed any necessary flood insurance due diligence to its reasonable satisfaction. No Default or Event of Default shall result by reason of a breach of Section 5.11(b) of this Agreement or Section 5 of the Third Amendment due to any failure to deliver any Mortgages by the applicable deadlines in Section 5.11(b) of this Agreement and Section 5 of the Third Amendment if such failure is (x) not caused by any act or omission on the part of any Loan Party and (y) is caused by a delay by the Administrative Agent or any Lender in taking the actions contemplated by this Section 5.11(d). SECTION 5.12 Post-Closing Covenants . The Borrower shall comply with the covenants set forth on Schedule 5.12. SECTION 5.13 Appraisals and Field Exams . At any time that the Administrative Agent requests in its Permitted Discretion, each Loan Party will provide the Administrative Agent with appraisals (or updates thereof) of, or will allow the Administrative Agent or its designee to conduct field exams of, their Inventory and Accounts ( and to the extent required by any Lender to comply with any applicable Requirements of Law, real property, machinery, and equipment) from an appraiser or examiner selected and engaged by the Administrative Agent, such appraisals, examinations, and updates to include, without limitation, information required by any applicable Requirement of Law; provided that, unless 95

(i) an Event of Default has occurred and is continuing, (ii) such appraisal of real property is required by any applicable Requirement of Law (including, without limitation, as provided under Section 5.11(c)) or conducted in connection with a MIRE Event or (iii) such field exam or appraisal is conducted pursuant to the definition of Permitted Acquisition, the Borrower shall only reimburse the Administrative Agent for one appraisal and one field exam for each of the foregoing asset classes in any 12-month period (it being agreed and acknowledged by the Administrative Agent that the field exam undertaken after the Third Amendment Effective Date pursuant to the requirement therefor set forth on Schedule 5 to the Third Amendment shall constitute the field exam for the 12-month period ending on and from the Third Amendment Effective Date). ARTICLE VI Negative Covenants . On and after the Effective Date and until the Revolving Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than contingent or indemnity obligations for which no claim has been made) shall have been paid in full and all Letters of Credit shall have expired or terminated (or have been cash collateralized pursuant to the terms hereof), in each case without any pending draw, and all LC Disbursements shall have been reimbursed, each Loan Party covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that: SECTION 6.01 Indebtedness . No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except: (a) the Secured Obligations; (b) Indebtedness existing on the date hereof Third Amendment Effective Date and set forth in Schedule 6.01 and extensions, renewals, refinancings and replacements of any such Indebtedness that does not increase the outstanding principal amount thereof (except to the extent of prepayment premiums and fees owing in connection with such refinancing, extension, renewal or replacement); (c) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary, provided that (i) such Indebtedness is subject to Section 6.04(d) and (ii) Indebtedness owing by any Loan Party to any Subsidiary that is not a Loan Party shall be subordinated in right of payment to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent (it being agreed and acknowledged that the subordination terms set forth in the Security Agreement are satisfactory to the Administrative Agent); (d) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary, provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) Guarantees by the Borrower or Subsidiary that is a Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04 and (iii) if the Indebtedness so guaranteed is subordinated in right of payment to the Secured Obligations, then the Guarantees permitted under this clause (d) shall be subordinated in right of payment to the Secured Obligations of the applicable Subsidiary on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations; (e) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or 96 secured by a Lien on any such assets prior to the acquisition thereof, and refinancings, extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except to the extent of prepayment premiums and fees owing in connection with such refinancing, extension, renewal or replacement); provided that (i) such Indebtedness is incurred prior to or within two hundred seventy (270) days after such acquisition or the completion of such construction or improvement, (ii) the aggregate principal amount of Indebtedness permitted by incurred pursuant to this clause (e) , when taken together with the aggregate principal amount of Indebtedness incurred pursuant to Section 6.01(n) below, shall not exceed $ 40,000,000 1,000,000 at any time outstanding, and (iii) at the time of and immediately after giving effect (including giving effect on a pro forma basis) to the incurrence of such Indebtedness the Borrower is in compliance with Section 2.11(b); (f) Indebtedness which represents extensions, renewals, refinancing or replacements (such Indebtedness being so extended, renewed, refinanced or replaced being referred to herein as the “Refinance Indebtedness ”) of any of the Indebtedness described in clauses (e), (m) and (n) hereof (such Indebtedness being referred to herein as the “Original Indebtedness ”); provided that (i) such Refinance Indebtedness does not increase the principal amount of the Original Indebtedness (except to the extent of prepayment premiums and fees owing in connection with such refinancing, extension, renewal or replacement), (ii) any Liens securing such Refinance Indebtedness are not extended to any additional property of any Loan Party or any Subsidiary, (iii) no Loan Party or any Subsidiary that is not originally obligated with respect to repayment of such Original Indebtedness is required to become obligated with respect to such Refinance Indebtedness, (iv) to the extent that such Original Indebtedness was incurred pursuant to a clause in this Section 6.01 which required a specified average weighted life-to-maturity, such Refinance Indebtedness does not result in a shortening of the average weighted life-to-maturity of such Original Indebtedness and (v) if such Original Indebtedness was subordinated in right of payment to the Secured Obligations, then the terms and conditions of such Refinance Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to such Original Indebtedness; (g) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business; (h) Indebtedness of any Loan Party in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business; (i) Indebtedness in respect of cash management and treasury obligations netting services, overdraft protections, employee credit card programs and otherwise in connection with deposit and checking accounts, in each case, in the ordinary course of business; (j) contingent liabilities in respect of any indemnification obligation, adjustment of purchase price (including working capital adjustments), non-compete, or similar obligation of Company or the applicable Subsidiary incurred in connection with the consummation of one or more Permitted Acquisitions; (k) unsecured Indebtedness of Company or its Subsidiaries in respect of Earn-Outs owing to sellers of assets or Equity Interests to the Borrower or its Subsidiaries that is incurred in connection with the consummation of one or more Permitted Acquisitions; 97

(l) Indebtedness in respect of Swap Agreements permitted under Section 6.07; (m) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (m) shall not exceed $10,000,000 at any time outstanding; (n) other Indebtedness so long as (i) no Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness and , (ii) both before and immediately after giving effect to the incurrence of such Indebtedness, the Borrower is in compliance on a pro forma basis with the Financial Covenants ;, and (iii) the aggregate principal amount of Indebtedness incurred pursuant to this clause (n), when taken together with the aggregate principal amount of Indebtedness incurred pursuant to Section 6.01(e) above, does not exceed $1,000,000 at any time outstanding ; (o) Indebtedness representing deferred compensation to employees, directors and officers of the Borrower and its Subsidiaries incurred in the ordinary course of business; (p) accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case, on Indebtedness that otherwise is permitted hereunder; and (q) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to Company or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year. SECTION 6.02 Liens . No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except: (a) Liens created pursuant to any Loan Document; (b) Permitted Encumbrances; (c) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof Third Amendment Effective Date and set forth in Schedule 6.02 ; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof, and refinancings, extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except to the extent of prepayment premiums and fees owing in connection with any such refinancing, extension, renewal and replacement); (d) Intentionally Omitted; (e) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of such Subsidiary and 98

(iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and refinancings, extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except to the extent of prepayment premiums and fees owing in connection with any such refinancing, extension, renewal and replacement); (f) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon; (g) Liens arising out of Sale and Leaseback Transactions permitted by Section 6.06; (h) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by Section 6.01(e), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within two hundred seventy (270) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary; (i) (1A) Liens on deposits made to secure obligations under coffee-related Swap Agreements with Persons (“Counterparties ”) that are not Secured Parties, and ( 2B) Liens on deposits made to secure obligations under Swap Agreements permitted under Section 6.07 that are not coffee- related so long as the aggregate amount of such deposits deposits subject to such Liens, when taken together with the aggregate amount of obligations secured by Liens permitted under Section 6.02(p) below, does not exceed $ 10,000,000 1,000,000 at any time outstanding; provided, that for the avoidance of doubt, such dollar cap shall not apply to deposits made to secure obligations under coffee-related Swap Agreements to the extent permitted under Section 6.02(i)(A) or Permitted Encumbrances; (j) Liens granted by a Subsidiary that is not a Loan Party in favor of the Borrower or another Loan Party in respect of Indebtedness owed by such Subsidiary; (k) (1) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition and (2) solely in connection with the Specified Acquisition and solely to the extent contemplated by Section 2.02(c) of the Transition Services Agreement (and only for so long as the Transition Services Agreement is in force and effect), any Lien on the “working capital” deposit account of the Company or any of its Subsidiaries arising solely as a result of the withdrawal rights and/or co-signatory rights of the Seller (and/or any affiliates of the Seller party to the Transition Services Agreement) with respect to such deposit account; provided that the aggregate credit balance in such deposit account shall not exceed $3,000,000 at any one time; (l) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under Section 6.01; (m) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods so long as such liens attach only to the imported goods; 99

(n) leases, licenses, subleases or sublicenses of real property or equipment granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole, or (ii) secure any Indebtedness; (o) non-exclusive licenses or sublicenses of intellectual property granted by any Loan Party in the ordinary course of business; and (p) Liens securing obligations as to which the aggregate outstanding principal amount of the obligations secured thereby , when taken together with the aggregate amount of deposits subject to Liens permitted under Section 6.02(i)(B) above, does not exceed $ 6,000,000 1,000,000 at any time. SECTION 6.03 Fundamental Changes . (a) (a) No Loan Party will, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, consummate a Division as the Dividing Person, otherwise Dispose of all or substantially all of its assets, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Subsidiary of the Borrower may merge into the Borrower in a transaction in which the Borrower is the surviving entity, (ii) any Loan Party (other than the Borrower) may merge into any other Loan Party in a transaction in which the surviving entity is a Loan Party, (iii) any Subsidiary that is not a Loan Party may liquidate or dissolve if the Borrower which owns such Subsidiary determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04, (iv) the Borrower or any Subsidiary may change its legal form following 30 days’ prior written notice to the Administrative Agent and the Administrative Agent shall have acknowledged in writing that either (1) such change will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (2) any reasonable action requested by the Administrative Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of the Secured Parties, in any Collateral) or will be taken within any time period reasonably specified by the Administrative Agent or (v) the Borrower or any Subsidiary may consummate a merger, consolidation or liquidation if the purpose thereof is to effect an Investment permitted pursuant to Section 6.04 or a Disposition permitted pursuant to Section 6.05; provided that (x) any such transaction to which the Borrower is a party shall result in the Borrower as the surviving entity and (y) any such transaction to which any Loan Party (other than the Borrower) is a party shall result in a Loan Party as the surviving entity. (b) No Loan Party will, nor will it permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date hereof and businesses reasonably similar, related, complementary, ancillary or incidental thereto. (c) No Loan Party will, nor will it permit any Subsidiary to, change its fiscal year from the basis in effect on the Effective Date unless it has given the Administrative Agent not less than thirty (30) days’ prior written notice thereof; provided, that any Subsidiary acquired in an Acquisition may change its fiscal year so it corresponds to that of the Borrower. SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions . No Loan Party will, nor will it permit any Subsidiary to, purchase, hold or acquire (including pursuant to any 100 merger with, or as a Division Successor pursuant to the Division of, any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger or Division) any evidence of Indebtedness or Equity Interests or other securities of, make or permit to exist any loans or advances to, Guarantee any obligations of, or permit to exist any Equity Interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise) (each of the foregoing, an “Investment ”) except: (a) Permitted Investments; (b) Investments in existence on the date hereof Third Amendment Effective Date and described in Schedule 6.04 ; (c) investments by the Borrower and its Subsidiaries in Equity Interests in their respective Subsidiaries, provided that (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Security Agreement (subject to the limitations applicable to Equity Interests of a Foreign Subsidiary referred to in Section 5.11), and (B) , (B) during the Covenant Relief Period, the aggregate amount of investments by Loan Parties in Subsidiaries that are not Loan Parties (together, in each case, with outstanding intercompany loans and advances permitted under clause (B) to the proviso to Section 6.04(d), outstanding Guarantees permitted under clause (i) to the proviso to Section 6.04(e), and Investments permitted under clause (m) below) shall not exceed $1,000,000 in the aggregate at any time outstanding (in each case determined without regard to any write-downs or write-offs), and (C) other than during the Covenant Relief Period, the aggregate amount of investments by Loan Parties in Subsidiaries that are not Loan Parties (together, in each case, with outstanding intercompany loans and advances permitted under clause (B) to the proviso to Section 6.04(d) and outstanding Guarantees permitted under the proviso to Section 6.04(e)) shall not exceed $5,000,000 in the aggregate at any time outstanding (in each case determined without regard to any write-downs or write-offs); (d) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary, provided that (A) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged to the extent required by the Security Agreement, and (B) during the Covenant Relief Period, the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties (together, in each case, with outstanding investments permitted under clause (B) to the proviso to Section 6.04(c), outstanding Guarantees permitted under clause (i) to the proviso to Section 6.04(e), and Investments permitted under clause (m) below) shall not exceed $1,000,000 in the aggregate at any time outstanding (in each case determined without regard to any write-downs or write-offs), and (C) other than during the Covenant Relief Period, the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties (together, in each case, with outstanding investments permitted under clause (B) to the proviso to Section 6.04(c) and outstanding Guarantees permitted under the proviso to Section 6.04(e)) shall not exceed $5,000,000 in the aggregate at any time outstanding (in each case determined without regard to any write- downs or write-offs); (e) Guarantees constituting Indebtedness permitted by Section 6.01, provided that (i) during the Covenant Relief Period, the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party (together, in each case, with outstanding investments permitted under clause (B) to the proviso to Section 6.04(c), outstanding intercompany loans and advances permitted under clause (B) to the proviso to Section 6.04(d), and Investments permitted under clause (m) below) shall not exceed $1,000,000 in the aggregate at any time outstanding (in each case determined without regard to any write-downs or write-offs) and (ii) other than during the Covenant Relief Period, the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties 101 that is Guaranteed by any Loan Party (together, in each case, with outstanding investments permitted under clause (B) to the proviso to Section 6.04(c) and outstanding intercompany loans and advances permitted under clause (B) to the proviso to Section 6.04(d)) shall not exceed $5,000,000 in the aggregate at any time outstanding (in each case determined without regard to any write-downs or write-offs); (f) loans or advances made to employees, officers or directors on an arms-length basis in the ordinary course of business for (i) reasonable travel and entertainment expenses, relocation costs and similar purposes and (ii) for any other purpose up to a maximum of $500,000 to any employee, officer or director and up to a maximum of $3,000,000 in the aggregate at any one time outstanding; (g) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and accounts receivable, notes payable, or stock or other securities issued by Account Debtors pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts obligations in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled Account Debtors to the extent reasonably necessary in order to prevent or limit loss or received in connection with the bankruptcy or reorganization of customers or suppliers, or settlement of disputes with suppliers, in each case in the ordinary course of business; (h) Investments in the form of Swap Agreements permitted by Section 6.07; (i) Investments of any Person existing at the time such Person becomes a Subsidiary of the Borrower or consolidates or merges with the Borrower or any of the Subsidiaries (including in connection with a permitted acquisition) so long as such Investments were not made in contemplation of such Person becoming a Subsidiary or of such merger; (j) Investments received in connection with the disposition of assets permitted by Section 6.05; (k) Investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”; (l) Permitted Acquisitions; provided, that during the Covenant Relief Period, the Borrower and its Subsidiaries shall not be permitted to make any Permitted Acquisitions; (m) any other Investments so long as: (i) both before and after giving effect to such Investment, no Event of Default exists, will exist, or would result therefrom, and (ii) during the Covenant Relief Period, at the time of and after giving effect to the consummation of such Investment, the aggregate outstanding amount of Investments pursuant to this clause (m) (together, in each case, with outstanding investments permitted under clause (B) to the proviso to Section 6.04(c), outstanding intercompany loans and advances permitted under clause (B) to the proviso to Section 6.04(d), and outstanding Guarantees permitted under clause (i) to the proviso to Section 6.04(e)) does not exceed $1,000,000, and (iii) other than during the Covenant Relief Period, at the time of and after giving effect to the consummation of such Investment, the aggregate outstanding amount of Investments pursuant to this clause (m) does not exceed $15,000,000; provided that no Acquisition may be made in reliance on this Section 6.04(m) during the Covenant Relief Period; (n) deposits, prepayments, advances and other credits to suppliers, vendors, customers, lessors and landlords or in connection with marketing promotions, such as sweepstakes, in each instance, made in the ordinary course of business; 102

(o) advances of payroll payments to employees in the ordinary course of business; (p) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit; (q) solely in connection with the Specified Acquisition and solely to the extent contemplated by Sections 2.01 and 2.02 of the Transition Services Agreement (but only for so long as the Transition Services Agreement is in force and effect), advances made by Buyer to Seller and/or any of its affiliates in an aggregate amount not to exceed $5,000,000 per fiscal month; and (r) the BFA Lease Guaranty. Notwithstanding the foregoing, during the Covenant Relief Period, the Borrower and its Subsidiaries shall not be permitted to merge or consolidate into, or permit the Acquisition or creation of any new Subsidiary or other Person, other than as permitted pursuant to Sections 6.03(a)(i), 6.03(a)(ii), or 6.03(a)(iii) (or, in the case of the creation of a new Subsidiary, which Subsidiary becomes a Loan Party pursuant to the requirements of Section 5.11 within 20 days of creation (or such later date agreed by the Administrative Agent in its sole discretion)). SECTION 6.05 Asset Sales . No Loan Party will, nor will it permit any Subsidiary to Dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to the Borrower or another Subsidiary in compliance with Section 6.04), excluding therefrom the payment of advances, customer deposits, trade payables and other accrued expenses and liabilities incurred in the ordinary course of business, except: (a) Dispositions of (i) Inventory in the ordinary course of business, (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business and (iii) equipment or property no longer used or useful in the conduct of the business of the Borrower and their Subsidiaries; (b) Dispositions of assets to the Borrower or any Subsidiary, provided that any such Dispositions which are not solely among: (i) Loan Parties, or (ii) Subsidiaries that are not Loan Parties, shall be made in compliance with Section 6.09; (c) Dispositions of Accounts in connection with the compromise, settlement or collection thereof; (d) Dispositions of Permitted Investments; (e) Sale and Leaseback Transactions permitted by Section 6.06; (f) Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary; (g) Dispositions that are not permitted by any other clause of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (g) shall not exceed $5,000,000 during any fiscal year of the Company; (h) Dispositions of fixed or capital assets to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of 103 thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Leaseback Transaction ”), except for any such sale of any fixed or capital assets by the Borrower or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 180 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset; provided that, notwithstanding the foregoing, nothing in this Section 6.06 shall prohibit any Disposition otherwise permitted under Section 6.05. SECTION 6.07 Swap Agreements . No Loan Party will, nor will it permit any Subsidiary to, enter into any Swap Agreement, except Swap Agreements that are not speculative. SECTION 6.08 Restricted Payments; Certain Payments of Indebtedness . (a) No Loan Party will, nor will it permit any Subsidiary to, declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the Borrower and its Subsidiaries may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock, (ii) any Subsidiary may declare or make a Restricted Payment to the Borrower and any Subsidiary which is not a Loan Party may declare or make a Restricted Payment to another Subsidiary, (iii) each of the Loan Parties may declare or make other Restricted Payments so long as: (A) both before and after giving effect to such Restricted Payment, no Default exists or would result therefrom, and (B) the Total Net Leverage Ratio is less than 2.50 to 1.00 immediately before and after giving effect (including giving effect on a pro forma basis) to such Restricted Payment (based on the most recently delivered financials under Section 5.01(a) or (b), as applicable (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a))), (iv) the Company may declare or make noncash repurchases of Equity Interests deemed to occur upon the exercise of stock options or similar equity incentive awards if such Equity Interests represent a portion of the exercise price of such options or similar equity incentive awards, (v) the Company may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Company in connection with the exercise of warrants, options or other securities convertible into or exchangeable for shares of common stock in the Company, (vi) the Company may pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Company held by any future, present or former employee, director, consultant or distributor (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Company or any of its Subsidiaries upon the death, disability, retirement or termination of employment of any such Person or otherwise pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including but not limited to the ESOP and including any stock subscription or shareholder agreement) with any employee, director, consultant or distributor of the Company or any of its Subsidiaries in an aggregate amount not to exceed $1,000,000 in any calendar year, (vii) the Company may make distributions or pay dividends to the ESOT in the amounts of regularly scheduled payments to be made on the ESOP Indebtedness in accordance with the terms of the ESOP Loan Documents in effect on the date hereof; provided , that, as to any such distribution or dividend, all proceeds received by the ESOT are used by the ESOT to repay the ESOP Indebtedness and (viii) unless an Event of Default has occurred and is continuing or would result therefrom, the Company may make Restricted Payments in an aggregate amount not to exceed $10,000,000 during any fiscal year of the Borrower. Notwithstanding the foregoing in this Section 6.08(a), solely during the Covenant Relief Period, (i) Restricted Payments made in reliance on Section 6.08(a)(ii) shall only be permitted to the extent such Restricted Payment is made to a Loan Party, (ii) Restricted Payments made in reliance on Section 6.08(a)(v) may not exceed $100,000 in the aggregate, (iii) Restricted Payments made in reliance 105 on Section 6.08(a)(vii) may not exceed $1,000,000 during any fiscal year of the Borrower, and (iv) the Borrower and its Subsidiaries shall not be permitted to make any Restricted Payments pursuant to Section 6.08(a)(iii) or 6.08(a)(viii). (b) No Loan Party will, nor will it permit any Subsidiary to, make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Subordinated Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Subordinated Indebtedness, except: (i) payment of regularly scheduled interest and principal payments as and when due in accordance with the subordination provisions thereof; (ii) refinancings of Subordinated Indebtedness to the extent not prohibited by Section 6.01; and (iii) the conversion of any Subordinated Indebtedness into common Equity Interests of the Company. SECTION 6.09 Transactions with Affiliates . No Loan Party will, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not materially less favorable to such Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Loan Parties not involving any other Affiliate, (c) any Investment permitted by Sections 6.04(c), 6.04(d) or 6.04(f), (d) any Indebtedness permitted under Section 6.01(c), (e) any Restricted Payment permitted by Section 6.08, (f) loans or advances to employees permitted under Section 6.04, (g) the payment of reasonable fees to directors of the Borrower or any Subsidiary who are not employees of the Borrower or Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrower or its Subsidiaries in the ordinary course of business and (h) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Borrower’s board of directors. SECTION 6.10 Restrictive Agreements . No Loan Party will, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets (including, for the avoidance of doubt, any real property), or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by any Requirement of Law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary, or any assets of a Subsidiary, pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured 106

Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (vi) the foregoing shall not apply to restrictions requiring minimum reserves of cash or other deposits or minimum net worth requirements imposed by customers under contracts entered into in the ordinary course of business and (vii) clause (b) of the foregoing shall not apply to any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 6.01 entered into after the Effective Date so long as such restrictions are not materially more burdensome on the Company’s Subsidiaries than the restrictions contained herein. SECTION 6.11 Amendment of Material Documents . No Loan Party will, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness unless expressly permitted under the subordination terms relative to such Indebtedness, or (b) its charter, articles or certificate of incorporation or organization, by-laws, operating, management or partnership agreement or other organizational or governing documents, except in the case of each of this clause (b), such amendments, modifications, or waivers, which would not be materially adverse to the Lenders (taken as a whole). SECTION 6.12 Financial Covenants . (a) Maximum Total Net Leverage Ratio . The Borrower will not permit the Total Net Leverage Ratio, determined as of the end of each of its fiscal quarters, to be greater than the maximum Total Net Leverage Ratio set forth opposite each such fiscal quarter as follows: Fiscal Quarter Ending Maximum Total Net Leverage Ratio March 31, 2020 3.50 to 1.00 June 30, 2020 4.00 to 1.00 September 30, 2020 4.75 to 1.00 December 31, 2020 5.25 to 1.00 March 31, 2021 5.75 to 1.00 June 30, 2021 5.25 to 1.00 September 30, 2021 4.75 to 1.00 December 31, 2021 4.25 to 1.00 March 31, 2022 and 3.50 to 1.00 each fiscal quarter ending thereafter (a) [Reserved]. (b) Minimum Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio, determined as of the end of each of its fiscal quarters ending on or after the Effective Date, to be less than 3.00 to 1.00 for any such fiscal quarter. 107

(b) [Reserved]. (c) [Reserved]. (d) (c) Minimum Cumulative EBITDA . The Borrower will not permit cumulative EBITDA for any Test Period period commencing June 1, 2020 and ending as of the end last day of any fiscal quarter of the Borrower month set forth below, determined as of the end last day of each such fiscal quarter month by reference to the monthly financial statements for such month delivered pursuant to Section 5.01(d) and calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, to be less than the minimum cumulative EBITDA set forth opposite each such Test Period month as follows: Test Month / Cumulative Period Ending Minimum Cumulative EBITDA June 30, 2020 -$18,700,000 3,000,000 September 30, July 2020 -$19,000,000 4,600,000 August 2020 -$6,900,000 December 31, September 2020 -$18,800,000 8,900,000 October 2020 -$9,800,000 November 2020 -$10,200,000 December 2020 -$10,300,000 March 31, January 2021 -$18,500,000 10,100,000 February 2021 -$8,900,000 June 30, March 2021 -$19,600,000 7,500,000 September 30, April 2021 -$21,700,000 5,350,000 December 31, May 2021 -$24,700,000 3,900,000 June 2021 -$1,700,000 (e) Minimum Monthly EBITDA. The Borrower shall not permit EBITDA for the month of July 2021 or for the month of August 2021, in each case, determined as of the last day of each such month by reference to the monthly financial statements for such month delivered pursuant to Section 5.01( d), to be less than $2,000,000 for each such month . For the avoidance of doubt, the Borrower shall not be required to comply with this minimum monthly EBITDA covenant for any test period ending after August 31, 2021. (f) Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio for any Test Period , determined as of the end of each of its fiscal quarters ending on or after September 30, 2021, by reference to the quarterly financial statements delivered pursuant to Section 5.01(b) , to be less than 1.05 to 1.00. (g) Testing. For the avoidance of doubt, the Borrower shall not be required to comply with this Section 6.12(c) for any Test Period ending after December 31, 2021. financial covenants set forth in Sections 6.12(a) and 6.12(b) of this Agreement (prior to giving effect to the Third Amendment) shall not be tested for the fiscal quarter ended June 30, 2020. 108

SECTION 6.13 Farmer Trademark . The Loan Parties shall maintain, defend and preserve the Farmer Trademark and its value, usefulness, merchantability and marketability in a manner consistent with past practices, and shall not sell, assign, transfer, encumber or license the Farmer Trademark to any Person (other than Liens created pursuant to the Loan Documents) without the prior written consent of the Required Lenders. SECTION 6.14 Minimum Liquidity . The Borrower will not permit Liquidity to be less than $10,000,000 as of the last Business Day of any calendar week (commencing with Friday, July 31, 2020) (any such Business Day, a “Liquidity Testing Date”); provided that if, as of any such Liquidity Testing Date, Liquidity is less than $10,000,000, such failure to maintain the minimum Liquidity requirement as of the applicable Liquidity Testing Date shall not constitute a Default or Event of Default, and neither a Default nor an Event of Default shall occur until and unless Liquidity is less than $10,000,000 as of the third Business Day immediately following the applicable Liquidity Testing Date. SECTION 6.15 Capital Expenditures . Solely during the Covenant Relief Period, the Borrower will not, nor will it permit any of its Subsidiaries to, incur or make any Capital Expenditures in an amount that exceeds $25,000,000 in the aggregate for the Borrower and its Subsidiaries . ARTICLE VII Events of Default . SECTION 7.01 Events of Default . If any of the following events (“Events of Default ”) shall occur: (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 7.01(a)) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days; (c) any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary in, or in connection with, this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially incorrect when made or deemed made; (d) the Borrower any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in : (i) Section 5.02(a), 5.03 (with respect to a Loan Party’s existence) or 5.08 or in Article VI of this Agreement; or (ii) Section 5 to the Third Amendment (provided that, solely in the case of paragraphs 2 and 4 of Schedule 5 to the Third Amendment, no Event of Default shall occur under this clause (d)(ii) so long as such failure did not arise from any act of (or failure to cooperate by) the Borrower or any of its Affiliates or any of their respective employees, officers, directors, or agents) ; or (iii) Sections 4.2(a), (b) and (d), 4.3(a) and (b), 4.6, 4.7(c) through (e), 4.14, 4.15, 4.16 or Article VII of the Security Agreement; 109

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those which constitute a default under another clause of this Section 7.01), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent (which notice will be given at the request of any Lender); (f) any Loan Party or Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after any applicable grace period; (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by Section 6.05 or any Indebtedness that becomes due as a result of any voluntary refinancing permitted under Section 6.01; (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; (i) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 7.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; (j) any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against any Loan Party, any Subsidiary or any combination thereof and the same shall remain undischarged, not dismissed and unsatisfied for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or Subsidiary to enforce any such judgment; provided , that any such amount shall be calculated after deducting from the sum so payable any amount of such judgment that is covered by a valid and binding policy of insurance in favor of the Borrower or such Subsidiary provided by a third party insurer (but only if the applicable insurer shall have been advised of such judgment and of the intent of the Borrower or such Subsidiary to make a claim in respect of any amount payable by it in connection therewith and such insurer shall not have disputed coverage); 110

(ii) second , to payment of that portion of the Secured Obligations constituting fees, expenses, indemnities and other amounts (other than (x) principal, reimbursement obligations in respect of LC Disbursements, interest and Letter of Credit fees and (y) in connection with Banking Services Obligations or Swap Agreement Obligations) payable to the Lenders and the Issuing Bank (including fees and disbursements and other charges of counsel to the Lenders and the Issuing Bank payable under Section 9.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them; (iii) third , to payment of that portion of the Secured Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Loans and unreimbursed LC Disbursements, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause (iii) payable to them; (iv) fourth , (A) to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, unreimbursed LC Disbursements and any other amounts owing with respect to Banking Services Obligations and Swap Agreement Obligations and (B) to cash collateralize that portion of LC Exposure comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Borrower pursuant to Section 2.06 or 2.20, ratably among the Lenders, the Issuing Bank and the other Secured Parties in proportion to the respective amounts described in this clause (iv) payable to them; provided that (x) any such amounts applied pursuant to subclause (B) above shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Bank to cash collateralize Secured Obligations in respect of Letters of Credit, (y) subject to Section 2.06 or 2.20, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Secured Obligations, if any, in the order set forth in this Section 7.02; (v) fifth , to the payment in full of all other Secured Obligations, in each case ratably among the Administrative Agent, the Lenders, the Issuing Bank and the other Secured Parties based upon the respective aggregate amounts of all such Secured Obligations owing to them in accordance with the respective amounts thereof then due and payable; and (vi) finally , the balance, if any, after all Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above. ARTICLE VIII The Administrative Agent . SECTION 8.01 Authorization and Action . (a) Each Lender and , on behalf of itself and any of its Affiliates that are Secured Parties, and the Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent under the Loan Documents and each Lender and the Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan 113

Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and the Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents. (b) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and the Issuing Bank; provided , however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Bank with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided , further , that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Bank (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing: (i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby; (ii) where the Administrative Agent is required or deemed to act as a trustee in respect of any Equity Interests Collateral over which a security interest has been created pursuant to a 114

Loan Document expressed to be governed by the laws of any country, or is required or deemed to hold any Collateral “on trust” pursuant to the foregoing, the obligations and liabilities of the Administrative Agent to the holders of the Secured Obligations in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law; and (iii) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account. (d) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent. (e) None of the Co-Syndication Agents, the Co-Documentation Agents or the Arranger shall have any obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder. (f) In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any other obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting 115 the Secured Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding. (g) The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article. SECTION 8.02 Administrative Agent’s Reliance, Indemnification, Etc. . (a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by fax, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder. (b) The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of default Default” or “notice of Event of Default ”) is given to the Administrative Agent by the Borrower, a Lender or the Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default , (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (vi) the creation, perfection or priority of Liens on the Collateral. 116

(c) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04( ab), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof). SECTION 8.03 Intentionally Omitted . SECTION 8.04 The Administrative Agent Individually . With respect to its Revolving Commitment, Loans (including Swingline Loans), Letter of Credit Commitments and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Bank”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Bank. SECTION 8.05 Successor Administrative Agent . (a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Bank and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower and with the consent (such consent not to be unreasonably withheld, delayed or conditioned) of the Borrower (unless a Specified Event of Default shall have occurred and be continuing), to appoint a successor Administrative Agent (which shall not be an Ineligible Institution). If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank (but in any event shall not be an Ineligible Institution). In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while a Specified Event of Default has occurred and is continuing). Upon the acceptance of any appointment as 117 or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. (b) Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date. (c) Each Lender hereby agrees that: (i) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (ii) the Administrative Agent (x) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (y) shall not be liable for any information contained in any Report; (iii) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (iv) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement (including without limitation Section 9.11); and (v) without limiting the generality of any other indemnification provision contained in this Agreement, (x) it will hold the Administrative Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any extension of credit that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans, and (y) it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys’ fees) incurred by the Administrative Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender in violation of this Agreement; provided that such indemnity shall not be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent or other applicable Person to be indemnified. SECTION 8.07 Collateral Matters . (a) Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties. 119

Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid. SECTION 8.09 Flood Laws . JPMorgan has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation. For purposes of this Agreement, “Flood Laws ” shall mean, collectively, the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994, and the Biggert-Waters Flood Insurance Act of 2012, as such statutes may be amended or re-codified from time to time, any substitution therefor, any regulations promulgated thereunder, and all other Requirements of Law relating to flood insurance. JPMorgan, as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws. However, JPMorgan reminds each Lender and Participant in the facility that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements. ARTICLE IX Miscellaneous . SECTION 9.01 Notices . (a) (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows: (i) if to any Loan Party, to the Borrower at: Farmer Bros. Co. 1912 Farmer Brothers Drive Northlake, TX 76262 Attention: Legal Department Email: LegalDepartment@farmerbros.com 121 with a copy to: Latham & Watkins LLP 355 South Grand Avenue, Suite 100 Los Angeles, CA 90071-1560 Attention: Mark Morris Email: Mark.Morris@lw.com (ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor L2S, Chicago, IL 60603, Attention of Briahna Amos (Telecopy No. (844)490-5665; E- mail jpm.agency.servicing.1@jpmorgan.com), and with a copy to JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor 36, Chicago, IL 60603, Attention of Charles W. Shaw (Email: charles.w.shaw@jpmorgan.com); (iii) if to the Issuing Bank, to it at JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor L2S, Chicago, IL 60603, Attention of LC Agency Activity Team (Telecopy No. (214)307-6874; E-mail Chicago.LC.Agency.Activity.Team@jpmchase.com; (iv) if to the Swingline Lender, to it at JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor L2S, Chicago, IL 60603, Attention of Briahna Amos (Telecopy No. (844)490- 5665); E-mail jpm.agency.servicing.1@jpmorgan.com; and (v) if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire. All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, or (iii) delivered through Approved Electronic Platforms to the extent provided in paragraph (b) below shall be effective as provided in such paragraph. (b) Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or 122

Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform. (iv) Each Lender and Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address. (v) Each of the Lenders, the Issuing Bank and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies. (vi) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or the Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document. SECTION 9.02 Waivers; Amendments . (a) (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time. (b) Subject to Section 2.09 (with respect to any commitment increase or Incremental Term Loan Amendment), Section 2.14(b) and clauses (c) and (e) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Revolving Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (except (1) in connection with the waiver of applicability of any post-default increase in interest rates, which waiver shall be effective with the consent of the Required Lenders and (2) that any amendment or modification of the Financial Covenants (or defined terms used in the Financial Covenants) shall not constitute a reduction in the rate of interest or fees for 124

(e) Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency. SECTION 9.03 Expenses; Limitation of Liability; Indemnity; Damage Waiver . (a) (a) Expenses. The Borrower shall pay (i) all reasonable and documented out-of- pocket expenses of the Administrative Agent and the Arranger and their affiliates associated with the syndication and distribution of the credit facility provided for herein (including, without limitation, via the internet or through an electronic system) and the preparation, execution, delivery and administration of the Loan Documents and any amendment, modification or waiver with respect thereto (whether or not the transactions contemplated hereby or thereby shall be consummated) (including the reasonable and documented fees, disbursements and other charges of counsel (limited to one primary counsel, one local counsel in each reasonably necessary jurisdiction, one specialty counsel in each reasonably necessary specialty area, and one or more additional counsel if one or more actual conflicts of interest arise)), (ii) reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all documented out-of-pocket expenses of the Administrative Agent, the Issuing Bank and the Lenders (including the fees, disbursements and other charges of counsel (limited to one primary counsel, one local counsel in each reasonably necessary jurisdiction, one specialty counsel in each reasonably necessary specialty area, and one or more additional counsel if one or more actual conflicts of interest arise)) in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including all such documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Borrower under this Section include, without limiting the generality of the foregoing, reasonable and documented out-of-pocket fees, costs and expenses incurred in connection with following, in each case, to the extent incurred in connection with the Transactions and the administration of the Facility contemplated hereunder: (i) appraisals (subject to the limitations set forth in Section 5.13) and insurance reviews (but solely to the extent any such insurance reviews involve a third party insurance broker); (ii) field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the reasonable and documented internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination (subject to the limitation set forth in Section 5.13); (iii) Taxes, fees and other charges for (x) lien and title searches and title insurance and (y) recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens as contemplated by the Loan Documents; (iv) sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and (v) forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. 127

All of the foregoing fees, costs and expenses may be charged to the Borrower as Revolving Loans or to another deposit account, all as described in Section 2.18(c). (b) [Reserved]. (c) (b) Indemnity . The Loan Parties shall, jointly and severally, indemnify the Administrative Agent, the Arranger, each Co-Syndication Agent, each Co-Documentation Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee ”) against, and hold each Indemnitee harmless from, any and all losses, claims , damages Liabilities , penalties, incremental taxes, liabilities, costs and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee (limited to one primary counsel, one local counsel in each reasonably necessary jurisdiction, one specialty counsel in each reasonably necessary specialty area, and one or more additional counsel if one or more actual conflicts of interest arise), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by a Loan Party or a Subsidiary, or any Environmental Liability related in any way to a Loan Party or a Subsidiary, (iv) the failure of a Loan Party to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by a Loan Party for Taxes pursuant to Section 2.17, or (v) any actual or prospective claim, litigation, investigation, arbitration or proceeding Proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, arbitration or proceeding Proceeding is brought by any Loan Party or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities Liabilities or related expenses: (A) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (B) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from a material breach of this Agreement by such Indemnitee pursuant to proceedings initiated by any Person party to this Agreement, or (C) arise out of any dispute among Indemnitees that do not involve any acts or omissions of the Loan Parties or any of their Affiliates (other than claims against any of the Administrative Agent or the Lenders or any of their Affiliates in its capacity or in fulfilling its role as the Administrative Agent, the Issuing Lender, the Swingline Lender, an Arranger, a bookrunner or any similar role under the Loan Documents). This Section 9.03( bc) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim. (d) (c) Lender Reimbursement. Each Lender severally agrees to pay any amount required to be paid by the Borrower under paragraph (a) or ( bc) of this Section 9.03 to the Administrative Agent, the Issuing Bank and the Swingline Lender, and each Related Party of any of the foregoing Persons (each, an “Agent Indemnitee ”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentage in effect on the date on which indemnification such payment is sought under this Section (or, if indemnification is such payment is sought after the date upon which the Revolving Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all losses, claims, damages, liabilities Liabilities and related expenses, including the fees, charges and disbursements of any kind 128 whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of the Revolving Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that the unreimbursed expense or indemnified loss, claim, damage, liability Liability or related expense, as the case may be, was incurred by or asserted against such Agent Indemnitee in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits Liabilities , costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. (e) (d) To the extent permitted by applicable law, (i) no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee for any Liabilities or damages arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities or other claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause (d)(ii) shall relieve any Loan Party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. (f) (e) All amounts due under this Section shall be payable promptly after written demand therefor. SECTION 9.04 Successors and Assigns . (a) (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of: 129

(A) the Borrower, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof, and provided further that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Specified Event of Default has occurred and is continuing, any other assignee; (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of any Revolving Commitment to an assignee that is a Lender (other than a Defaulting Lender) with a Revolving Commitment immediately prior to giving effect to such assignment; (C) the Issuing Bank; and (D) the Swingline Lender. (ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment or Loans of any Class, the amount of the Revolving Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if a Specified Event of Default has occurred and is continuing; (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Revolving Commitments or Loans; (C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500 and the tax forms required by Section 2.17(f); and provided that, in the case of any assignment made pursuant to Section 9.02(d), each party hereto agrees that (1) such assignment may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or , to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (2) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided further that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto; and (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public 130 hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03 (c) , the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. (c) Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities other than an Ineligible Institution (a “Participant ”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) and (g) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and the information and documentation required under Section 2.17(g) will be delivered to the Borrower and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. (d) Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register ”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Revolving Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Revolving Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is 132 recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. SECTION 9.05 Survival . All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof. SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution . (a) (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) the reductions of the Letter of Credit Commitment of the Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. (b) Delivery of an executed counterpart of a signature page of (x) this Agreement by telecopy , (y) any other Loan Document and/or (z) any document , amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/ or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by fax , emailed pdf ,. or any other electronic means that reproduces an image of the an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement , such other Loan Document or such Ancillary Document, as applicable . The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions 133 contemplated hereby or thereby , any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by fax, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) , each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be , to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act ; provided that nothing herein shall require the Administrative Agent to accept electronic signatures Electronic Signatures in any form or format without its prior written consent . and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Loan Parties, Electronic Signatures transmitted by fax, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Indemnitee for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. SECTION 9.07 Severability . Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. SECTION 9.08 Right of Setoff . If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held, and other obligations at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of the Borrower or any Subsidiary Guarantor against any and all of the Secured Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or 134 not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender and Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. NOTWITHSTANDING THE FOREGOING, AT ANY TIME THAT ANY OF THE SECURED OBLIGATIONS SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER OR OTHER SECURED PARTY SHALL EXERCISE A RIGHT OF SETOFF, LENDER’S LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY LOAN DOCUMENT UNLESS IT IS TAKEN WITH THE CONSENT OF THE LENDERS REQUIRED BY SECTION 9.02 OF THIS AGREEMENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS GRANTED TO ADMINISTRATIVE AGENT PURSUANT TO THE COLLATERAL DOCUMENTS OR THE ENFORCEABILITY OF THE SECURED OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR OTHER SECURED PARTY OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE PARTIES AS REQUIRED ABOVE, SHALL BE NULL AND VOID. THIS PARAGRAPH SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE OTHER SECURED PARTIES. SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process . (a) (a) This Agreement and the other Loan Documents shall be construed in accordance with and governed by the law of the State of New York. (b) Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Lender or Secured Party relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York. (c) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement 135 or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower, any Loan Party or its properties in the courts of any jurisdiction. (d) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (e) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Each Loan Party that is a Foreign Subsidiary irrevocably designates and appoints the Borrower, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 9.09(c) in any federal or New York State court sitting in New York City. The Borrower hereby represents, warrants and confirms that the Borrower has agreed to accept such appointment (and any similar appointment by a Subsidiary Guarantor which is a Foreign Subsidiary). Said designation and appointment shall be irrevocable by each such Foreign Subsidiary until the earlier of (x) indefeasible payment in full in cash of the Secured Obligations and the termination of this Agreement (y) the release of such Foreign Subsidiary as a Loan Party pursuant to the terms of this Agreement. Each Loan Party that is a Foreign Subsidiary hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 9.09(c) in any federal or New York State court sitting in New York City by service of process upon the Borrower as provided in this Section 9.09(e); provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the Borrower and (if applicable to) such Foreign Subsidiary at its address set forth in this Agreement or in the Joinder Agreement pursuant to which such Subsidiary became a Loan Party or to any other address of which such Foreign Subsidiary shall have given written notice to the Administrative Agent (with a copy thereof to the Borrower). Each Loan Party that is a Foreign Subsidiary irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Foreign Subsidiary in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Foreign Subsidiary. To the extent any Foreign Subsidiary has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), each Loan Party that is a Foreign Subsidiary hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. (f) WAIVER OF JURY TRIAL . EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A 136

TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. (g) References to the California Civil Code or the California Code of Civil Procedure shall not mean that California law is applicable to this Agreement. SECTION 9.10 Headings . Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. SECTION 9.11 Confidentiality . Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (1) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (2) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) on a confidential basis to (1) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower or (i) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information ” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. 137

SECTION 9.20 No Fiduciary Duty, etc. . (a) The Borrower Each Loan Party acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower Loan Parties with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower any Loan Party or any other person. The Borrower Each Loan Party agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby by the Loan Documents . Additionally, the Borrower each Loan Party acknowledges and agrees that no Credit Party is advising the Borrower Loan Parties as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower Each Loan Party shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in by the other Loan Documents, and the Credit Parties shall have no responsibility or liability to the Borrower any Loan Party with respect thereto. (b) The Borrower Each Loan Party further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower any Loan Party or its Affiliates and other companies with which it any Loan Party may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. (c) In addition, the Borrower each Loan Party acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower a Loan Party or its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower Each Loan Party also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower any Loan Party , confidential information obtained from other companies. SECTION 9.21 Prepayment of Loans under the Existing Credit Agreement . Each of the signatories hereto that is also a party to the Existing Credit Agreement hereby agrees that any and all required notice periods under the Existing Credit Agreement in connection with the prepayment (if any) on the Effective Date of any “Loans” under the Existing Credit Agreement are hereby waived and of no force and effect. 141

ARTICLE X Loan Guaranty. SECTION 10.01 Guaranty . Each Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely, unconditionally and irrevocably guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Guaranteed Obligations of such Loan Guarantor. Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations. SECTION 10.02 Guaranty of Payment . This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent, the Issuing Bank or any Lender to sue the Borrower, any Loan Guarantor, any other guarantor of, or any other Person obligated for, all or any part of the Guaranteed Obligations (each, an “Obligated Party ”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations. SECTION 10.03 No Discharge or Diminishment of Loan Guaranty . (a) (a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations as provided under Section 10.08(c)), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of the Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, the Issuing Bank, any Lender or any other Person, whether in connection herewith or in any unrelated transactions. (b) The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof. (c) Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, the Issuing Bank or any Lender with respect 143 to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations as provided under Section 10.08(c)). (d) Without limiting any other waiver or provision, each Loan Guarantor waives, to the maximum extent permitted by law, (i) all benefits or defenses directly or indirectly arising under California Civil Code §§ 2787, 2799, 2808, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2847, 2848, and 2855, Chapter 2 of Title 14 of the California Civil Code, and California Code of Civil Procedure §§ 580a, 580b, 580c, 580d, and 726 or any similar laws of any other applicable jurisdiction, (ii) all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise, and (iii) any defense arising by reason of or deriving from (x) any claim or defense based upon an election of remedies by the Secured Parties or (y) any election by the Secured Parties under the Bankruptcy Code to limit the amount of, or any collateral securing, its claim against any Loan Guarantor. SECTION 10.04 Defenses Waived . To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of the Borrower, any Loan Guarantor or any other Obligated Party, other than the indefeasible payment in full in cash of the Guaranteed Obligations as provided under Section 10.08(c). Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party or any other Person. Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash as provided under Section 10.08(c). To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security. SECTION 10.05 Rights of Subrogation . No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification, that it has against any Obligated Party or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent, the Issuing Bank and the Lenders. SECTION 10.06 Reinstatement; Stay of Acceleration . If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its 144 discretion), each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Issuing Bank and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Administrative Agent. SECTION 10.07 Information . Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that none of the Administrative Agent, the Issuing Bank or any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks. SECTION 10.08 Release of Loan Guarantors . (a) A Subsidiary Guarantor shall automatically be released from its obligations under the Loan Guaranty upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent. (b) Further, the Administrative Agent may (and is hereby irrevocably authorized by each Lender to), upon the request of the Borrower, release any Subsidiary Guarantor from its obligations under the Loan Guaranty if such Subsidiary Guarantor is no longer a Material Domestic Subsidiary. [Reserved]. (c) At such time as the principal and interest on the Loans, all LC Disbursements, the fees, expenses and other amounts payable under the Loan Documents and the other Secured Obligations (other than Swap Agreement Obligations, Banking Services Obligations, and other Obligations expressly stated to survive such payment and termination) shall have been paid in full in cash, all Unliquidated Obligations shall have been cash collateralized in a manner satisfactory to each affected Lender, all of the Revolving Commitments shall have been terminated and no Letters of Credit shall be outstanding, the Loan Guaranty and all obligations (other than those expressly stated to survive such termination) of each Subsidiary Guarantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person. SECTION 10.09 Taxes . Each payment of the Guaranteed Obligations will be made by each Loan Guarantor without withholding for any Taxes, unless such withholding is required by law. If any Loan Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Loan Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Guarantor shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this 145

IN WITNESS WHEREOF , the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. BORROWER : FARMER BROS. CO. , a Delaware corporation, as Borrower By _________________________ Name: Title: [Signature Pages on File with Administrative Agent] OTHER LOAN PARTIES : CHINA MIST BRANDS, INC. , a Delaware corporation By _________________________ Name: Title: BOYD ASSETS CO. , a Delaware corporation By _________________________ Name: Title: COFFEE BEAN INTERNATIONAL, INC. , an Oregon corporation By _________________________ Name: Title: FBC FINANCE COMPANY , a California corporation By _________________________ Name: Title: COFFEE BEAN HOLDING CO., INC. , a Delaware corporation By _________________________ Name: Title: [Signature page to Credit Agreement]

JPMORGAN CHASE BANK, N.A. , as a Lender, Administrative Agent, Issuing Bank, and Swingline Lender By _________________________ Name: Title: [Signature page to Credit Agreement] 149

CITIBANK, N.A. , as a Lender By _________________________ Name: Title: [Signature page to Credit Agreement] 150

PNC BANK, NATIONAL ASSOCIATION , as a Lender By _________________________ Name: Title: [Signature page to Credit Agreement] 151

BANK OF AMERICA, N.A. , as a Lender By _________________________ Name: Title: [Signature page to Credit Agreement] 152

REGIONS BANK , as a Lender By _________________________ Name: Title: [Signature page to Credit Agreement] 153

SUNTRUST BANK , as a Lender By _________________________ Name: Title: [Signature page to Credit Agreement] 154

SCHEDULE 2.01A REVOLVING COMMITMENTS LENDER REVOLVING COMMITMENT JPMORGAN CHASE BANK, N.A. $29,166,666.68 CITIBANK, N.A. $20,833,333.33 PNC BANK, NATIONAL ASSOCIATION $20,833,333.33 BANK OF AMERICA, N.A. $20,833,333.33 REGIONS BANK $20,833,333.33 SUNTRUST BANK ADVANTAGE CAPITAL $12,500,000.00 MANAGEMENT LLC - HAYMARKET INSURANCE COMPANY AGGREGATE REVOLVING COMMITMENTS $125,000,000.00

EXHIBIT B FORM OF COMPLIANCE CERTIFICATE To: The Lenders party to the Credit Agreement described below This Compliance Certificate (this “Certificate”), for the period ended [____], is furnished pursuant to that certain Amended and Restated Credit Agreement dated as of November 6, 2018 (as amended, modified, renewed or extended from time to time, the “Agreement”) among Farmer Bros. Co., a Delaware corporation (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders and as Issuing Bank and Swingline Lender. Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings ascribed thereto in the Agreement. THE UNDERSIGNED HEREBY CERTIFIES AS OF THE DATE HEREOF THAT: 1. I am the [____] of the Borrower and I am authorized to deliver this Certificate on behalf of the Borrower; 2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the compliance of the Borrower with the Agreement during the accounting period covered by the attached financial statements (the “Relevant Period”) [for quarterly financial statements add: and such financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes]; 3. The examinations described in paragraph 2 did not disclose and I have no knowledge of [(except as set forth below)] the existence of any condition or event which constitutes a Default during or at the end of the Relevant Period or as of the date of this Certificate; 4. Schedule I attached hereto sets forth financial data and computations demonstrating the Borrower’s compliance with Section 6.12 of the Agreement;1 and [Described below are the exceptions, if any, referred to in paragraph 3 hereof by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event: ______________________________________________________________________________ ______________________________________________________________________________ _____________________________________________________________________________] The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this day of , . 1 NTD: Prior to 09/30/2021, the only financial covenants that will be subject to computations required by paragraph 4 of this compliance certificate are those set forth in Section 6.12(d) and (e) of the Credit Agreement.

By: Name: Title:

Schedule I to Compliance Certificate Compliance as of [____] with Provisions of Section 6.12 of the Agreement The computations set forth in this Schedule I are designed to facilitate the calculation of financial covenants and certain other provisions in the Agreement relating to the information set forth in the Borrower’s consolidated financial statements delivered with this Certificate. The computations set forth in this Schedule I have been made in accordance with GAAP. The use of abbreviated terminology and/or descriptions in the computations below are not in any way intended to override or eliminate the more detailed descriptions for such computations set forth in the relevant provisions of the Agreement, all of which shall be deemed to control. In addition, the failure to identify any specific provisions or terms of the Agreement in this Schedule I does not in any way affect their applicability during the periods covered by such financial statements or otherwise, which shall in all cases be governed by the Agreement. A. EBITDA for the relevant Test Period1 With reference to any period: (i) Net Income for such period $____________ plus, without duplication and to the extent deducted in determining Net Income for such period, the sum of: (ii) Consolidated Interest Expense for such period + $____________ (iii) income tax expense for such period net of tax refunds for such period + $____________ (iv) depreciation expense for such period + $____________ (v) amortization expense for such period + $____________ (vi) any unusual or non-recurring non-cash charges for such period + $____________ (vii) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory) + $____________ 1 To be calculated by reference to the most recently delivered financial statements under the Credit Agreement.

(viii) non-cash exchange, translation, or performance losses relating to any hedging transactions or foreign currency fluctuations + $____________ (ix) unusual or non-recurring cash charges, expenses or losses not described in A.(x) below + $____________ (x) unusual or non-recurring cash charges, expenses or losses related to strategic initiatives, business optimization and restructurings in connection with Project Evolution (including, without limitation, severance costs, relocation costs (including the relocation of the Borrower’s corporate headquarters from the Torrance Facility), integration costs, opening, pre-opening, closing and transition costs for facilities and distribution centers, signing costs, retention or completion bonuses, restructuring charges, systems establishment costs, curtailments or modifications to pension and retirement benefit plans and contract termination costs + $____________ (xi) [reserved] (xii) any equity-based or non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock, profits interests or other rights or equity-based incentive programs (“equity incentives”) or any other equity- based compensation and any one-time cash charges or expenses associated with the equity incentives or other long-term incentive compensation plans (including under deferred compensation arrangements) + $____________ (xiii) any fees and expenses incurred during such period (including, without limitation, any premiums, make-whole or penalty payments), or any amortization thereof for such period, in connection with any Permitted Acquisition or amendment or other modification of any Loan Document (in each case, including (1) any such transaction consummated on or prior to the Third Amendment Effective Date, but excluding any Permitted Acquisition that is not consummated, and (2) advisory fees, field examiner expenses, appraiser expenses, mortgage related fees and expenses, and similar fees and expenses, in each case incurred in connection with the performance of the obligations of the Loan Parties hereunder and under the other Loan Documents, whether incurred by a Loan Party or, to the extent actually reimbursed (or + $____________ required to be reimbursed under the Agreement or the other

Loan Documents, without duplication of any amounts actually reimbursed) by the Borrower and its Subsidiaries, by the Administrative Agent or a Lender) and any charges or non- recurring merger costs incurred during such period as a result of any such consummated Permitted Acquisition (xiv) the amount of any restructuring charges or reserves, equity- based or non-cash compensation charges or expenses, including any such charges or expenses arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, retention charges (including charges or expenses in respect of incentive plans), start-up or initial costs for any project or new production line, division or new line of business or other business optimization expenses or reserves including, without limitation, costs or reserves associated with improvements to information technology and accounting functions, integration and facilities opening costs or any one-time costs, in each case incurred in connection with acquisitions, divestitures, other specified transactions, restructurings, cost savings initiatives and other initiatives occurring after the Effective Date + $____________ (xv) solely in the case of any Test Period ending on or prior to September 30, 2020, the amount of “run rate” cost savings, operating enhancements, operating expense reductions and synergies (collectively, the “Cost Savings”) related to Permitted Acquisitions, restructurings, cost savings initiatives and other initiatives occurring after the Effective Date, in each case, projected by the Borrower in good faith to result from actions which have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within twelve (12) months after such transaction or initiative is consummated (which Cost Savings shall be calculated on a pro forma basis as though such Cost Savings had been realized on the first day of the applicable Test Period), net of the amount of actual benefits realized during such Test Period from such actions; provided that a Financial Officer of the Borrower shall have certified to the Administrative Agent that, in the good faith determination of the Borrower, such Cost Savings are (x) reasonably identifiable and factually supportable and (y) reasonably anticipated to result from actions which have been taken or with respect to which substantial steps have been taken or are expected to be taken within twelve (12) months after such transaction or initiative is consummated; provided, further, that such Cost Savings added back to EBITDA pursuant to this clause (xv) for any Test Period ending March 31, 2020, June 30, 2020 or September 30, 2020 shall not exceed an aggregate amount equal to the least of (x) 15% of EBITDA, calculated prior to giving effect to this clause (xv), for such Test + $____________ Period, (y) an amount equal to the amount of Cost Savings actually realized by the Borrower and its Subsidiaries during such Test Period and (z) (A) for the Test Period ending March 31, 2020, $2,000,000, (B) for the Test Period ending June 30, 2020, $600,000 and (C) for the Test Period ending September 30, 2020, $50,000, as applicable (it being understood and agreed that no amounts may be added back to EBITDA pursuant to this clause (xv) for any Test Period ending after September 30, 2020) minus, without duplication and to the extent included in Net Income for such period, (xvi) any cash payments made during such period in respect of non-cash charges described in A.(vii) taken in a prior period – $____________ (xvii) any unusual or non-recurring cash gains and any non-cash items of income for such period – $____________ (xviii) exchange, translation, or performance gains relating to any hedging transactions or foreign currency fluctuations – $____________ (xix) EBITDA for such Test Period (aggregate of A.(i) through A.(xviii))2 = $____________ B. Fixed Charge Coverage Ratio (i) expenses for taxes paid in cash during such Test Period $____________ 2 For purposes of the Fixed Charge Coverage Ratio, EBITDA (x) for the Test Period ending September 30, 2021 shall be computed by multiplying EBITDA for the period beginning July 1, 2021 and ending September 30, 2021 by four (4), (y) for the Test Period ending December 31, 2021 shall be computed by multiplying EBITDA for the period beginning July 1, 2021 and ending December 31, 2021 by two (2), and (z) for the Test Period ending March 31, 2022 shall be computed by multiplying EBITDA for the period beginning July 1, 2021 and ending March 31, 2022 by four thirds (4/3).

(ii) 50% of depreciation for such Test Period $____________ (iii) Restricted Payments made in cash during such Test Period $____________ (iv) EBITDA for the relevant Test Period (from A.(xix) above) $____________ (v) Fixed Charges for such Test Period $____________ (vi) Numerator (B.(iv), minus B.(i), minus B.(ii), minus B.(iii)) $____________ (vii) Fixed Charge Coverage Ratio (ratio of (x) B.(vi) to ___ to 1.00 (y) B.(v)) Minimum Fixed Charge Coverage Ratio permitted under 1.05 to 1.00 Section 6.12(a) then in effect In compliance? Yes/No (select one)

EXHIBIT C Credit Agreement Schedules [See attached.]

SCHEDULE 1.01F Farmer Bros. Co. Trademarks FARMER BROTHERS (Stylized in Football Logo) United 08- Farmer 18-Sep- Renewal due: Registered States of 77060582 Dec- 3293093 Bros. Co. 2007 9/18/2027 America 2006 FARMER BROTHERS COFFEE (Stylized) United 05- Farmer 04-Oct- Renewal due: Registered States of 78323502 Nov- 3003644 Bros. Co. 2005 10/4/2025 America 2003 United 02- Renewal due: Registered Farmer 25-Aug- FARMER BROTHERS States of 86270545 May- 4797825 8/25/2025 Bros. Co. 2015 America 2014

SCHEDULE 3.06 Disclosed Matters 1. On August 31, 2012, Council for Education and Research on Toxics (“CERT”) filed an amendment to a private enforcement action adding a number of companies as defendants, including the Borrower’s subsidiary, Coffee Bean International, Inc., an Oregon corporation, which sell coffee in California under the State of California's Safe Drinking Water and Toxic Enforcement Act of 1986, also known as Proposition 65. The suit alleges that the defendants have failed to issue clear and reasonable warnings in accordance with Proposition 65 that the coffee they produce, distribute, and sell contains acrylamide. This lawsuit was filed in Los Angeles Superior Court (the “Court”). CERT has demanded that the alleged violators remove acrylamide from their coffee or provide Proposition 65 warnings on their products and pay $2,500 per day for each and every violation while they are in violation of Proposition 65. The Borrower has joined a Joint Defense Group (the “JDG”), and, along with the other co-defendants, has answered the complaint, denying, generally, the allegations of the complaint, including the claimed violation of Proposition 65 and further denying CERT’s right to any relief or damages, including the right to require a warning on products. The JDG contends that based on proper scientific analysis and proper application of the standards set forth in Proposition 65, exposures to acrylamide from the coffee products pose no significant risk of cancer and, thus, these exposures are exempt from Proposition 65’s warning requirement. This Schedule 3.06 is qualified in its entirety by reference to the Borrower’s public filings, including with respect to litigation, which are hereby incorporated by reference.

SCHEDULE 3.15 Capitalization and Subsidiaries Subsidiary Type of Jurisdiction Subsidiary Ownership Entity Guarantor 100% owned by Farmer Bros. Co., a FBC Finance Company Corporation California Yes Delaware corporation Coffee Bean Holding 100% owned by Farmer Bros. Co., a Corporation Delaware Yes Co., Inc. Delaware corporation 100% owned by Farmer Bros. Co., a China Mist Brands, Inc. Corporation Delaware Yes Delaware corporation 100% owned by Farmer Bros. Co., a Boyd Assets Co. Corporation Delaware Yes Delaware corporation Limited Coffee Bean 100% owned by Farmer Bros. Co., a Liability Delaware No International LLC Delaware corporation Company Coffee Bean 100% owned by Coffee Bean Holding Corporation Oregon Yes International, Inc. Co., Inc., a Delaware corporation

SCHEDULE 6.01

Existing Indebtedness

Borrower	Lender	Remaining Payments as of 6/30/20	Maturity Date	Description
Farmer Bros. Co.	Penske	8,844	8/31/2020	Vehicles
Farmer Bros. Co.	VideoJet	145,419	9/30/2024	Label printer
Farmer Bros. Co.	VideoJet	61,130	10/31/2024	Label printer
Farmer Bros. Co.	VideoJet	88,996	1/31/2025	Label printer

SCHEDULE 6.02 Existing Liens 1. Security interest in favor of Dell Financial Services L.L.C., recorded June 11, 2009, against all computer equipment, peripherals, and other equipment leased by Farmer Bros. Co. 2. Security interest in favor of Cisco Systems Capital Corporation, recorded March 31, 2016 against certain computer equipment leased by Farmers Bros. Co. 3. Security interest in favor of Wells Fargo Bank, N.A., recorded September 13, 2017 against certain equipment leased by Farmer Bros. Co. 4. Security interest in favor of IBM Credit LLC, recorded February 12, 2019 against certain equipment leased by Farmer Bros. Co.

SCHEDULE 6.04 Existing Investments 1. The Investments set forth on Schedule 3.15 are herein incorporated by reference. 2. That certain Broker Agreement and Note, dated as of April 1, 2019, by and between the Borrower and Florida Seminole Coffee Company, Inc.

EXHIBIT D Form of Borrowing Base Certificate [See attached.]

CHASE

J.P.Morgan **Borrowing Base Certificate**
As of:

BORROWER NAME

Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Line	ACCOUNTS		Line	
(1)	**GROSS BOOK VALUE OF ACCOUNTS**		(1)	
	Less: Ineligible Accounts (enter as positive $ amounts)			
(2)	Accounts more than 90 days past the due date in applicable invoice, in excess of $5,000,000 in the aggregate		(2)	
(3)	Accounts from any one Account Debtor to the extent such Accounts constitute more than 25% of all Eligible Accounts		(3)	
(4)	Accounts of any Account Debtor whenever more than 50% of the total amount outstanding for such Account Debtor is in Accounts unpaid for more than 90 days past the due date in the applicable invoice		(4)	
(5)	Accounts due from affiliates or which do not arise in the ordinary course of business		(5)	
(6)	Accounts subject to claims, defenses, setoff or advance for the benefit of the Account Debtor, to the extent thereof		(6)	
(7)	Accounts for which a reduction was made or were partially paid and unpaid portion is evidenced by a new receivable		(7)	
(8)	Accounts which relate to payments of interest, finance charges, or late charges		(8)	
(9)	Accounts owned by foreign Account Debtors (outside of United States and Canada) or owed in foreign currency		(9)	
(10)	Accounts for which a final and complete invoice has not been sent to the applicable Account Debtor or which have been billed more than once		(10)	
(11)	Accounts for which amounts due are for performance which is incomplete or for goods in which a third party has an ownership interest		(11)	
(12)	Accounts owed by U.S. or foreign governments/agencies unless specified conditions met		(12)	
(13)	Accounts from debtors which law precludes Bank/Borrower from doing business		(13)	
(14)	Accounts of Account Debtors who have ceased operations, sold substantiall all assets, or have become subject of insolvency proceedings		(14)	
(15)	Other Ineligible Accounts		(15)	
(16)	Total Ineligible Accounts		(16)	
(17)	**ELIGIBLE ACCOUNTS**		(17)	
(18)	Borrowing base accounts receivable percentage	85%	(18)	
(19)	**ELIGIBLE ACCOUNTS BORROWING BASE**		(19)	**$ -**

Line	INVENTORY	U.S. In Transit	Raw Materials	Finished Goods	Line	
(20)	**INVENTORY**				(20)	
(21)	Less: Ineligible Inventory (enter as a positive $ amount)				(21)	
(22)	Inventory in transit in U.S. in excess of $5,000,000 (or otherwise not meeting specified conditions)				(22)	
(23)	Slow moving, discontinued, expired, obsolete, unsalable or unfit for further processing				(23)	
(24)	Inventory which consists of spare parts, work in progress or otherwise not for sale in the ordinary course of business (exclusion does not apply to coffee brewing equipment) or which have been damaged, returned or reposessed				(24)	
(25)	Subject to consignment or ownership interest of any third party				(25)	
(26)	Located in any leased location, third party site or with a bailee (unless specified conditions met)				(26)	
(27)	Located outside of the U.S. (subject to line 21)				(27)	
(28)	Containing licensed intellectual property rights (subject to exceptions)				(28)	
(29)	Inventory consisting of equipment other than brewed and liquid coffee equipment				(29)	
(30)	Produced or acquired in violation of law or regulation				(30)	
(31)	Other Ineligible Inventory				(31)	
(32)	Total Ineligible Inventory				(32)	
(33)	**ELIGIBLE INVENTORY**				(33)	
(34)	Borrowing base inventory percentage	50%	50%	50%	(34)	
(35)	**ELIGIBLE INVENTORY BORROWING BASE**				(35)	**$ -**

Line	OTHER		Line	
(36)	**OTHER**		(36)	
	Less: Ineligible Other (enter as a positive $ amount)			
(37)	Other Ineligible (Example)		(37)	
(38)	**ELIGIBLE OTHER**	-	(38)	
(39)	Borrowing base inventory percentage	50%	(39)	
(40)	**ELIGIBLE OTHER BORROWING BASE**	-	(40)	**$ -**

Line	BORROWING BASE SUMMARY	Line	
(41)	**BORROWING BASE SUBTOTAL**	(41)	-
(43)	Plus: Maximum Overadvance Amount	(43)	
(44)	Less: Rent reserve to be deducted, if applicable (enter as a positve $ amount)	(44)	
(45)	Less: Other amount(s) to be deducted from Borrowing Base, if any (enter as a positve $ amount)	(45)	
(46)	**BORROWING BASE**	(46)	
(47)	Maximum Facility Amount	(47)	
(48)	**Maximum Available Amount** (Regardless of Borrowing Base, cannot exceeded Maximum Facility Amount)	(48)	
(49)	Outstanding principal as of date above	(49)	
(50)	Letters of Credit outstanding, and unreimbursed draws	(50)	
(51)	Aggregate Outstanding Amount	(51)	
(52)	**BORROWING BASE AVAILABILITY (DEFICIENCY)**	(52)	

The undersigned hereby certifies to JPMorgan Chase Bank, N.A. ("Bank") that (a) the information provided herein is true, correct, complete, and accurate as of the date above, and is prepared in a manner consistent with the Borrowing Base provisions of the Credit Agreement and the other loan documents, (b) Borrower is currently in compliance with all terms, covenants, and conditions in the Credit Agreement between Bank and Borrower and in each of the other loan documents, and all of Borrower's representations and warranties in the Credit Agreement and the other loan documents are currently true and correct, and (c) no default or event of default has occurred and is currently continuing under the Credit Agreement or any of the other loan documents, or will occur after giving effect to any Advance requested herewith. Borrower hereby ratifies, confirms and affirms all of the terms, covenants, and conditions in the Credit Agreement between Bank and borrower and in each of the other loan documents. **The undersigned agrees that in the event of any conflict between this Borrowing Base Certificate and related provisions of the Credit Agreement and the other loan documents, the terms of the Credit Agreement and the other loan documents shall control.**

Borrower:

By: ______________________________

Printed Name ______________________ Title

Date Signed: ______________________________

EXHIBIT E Amendments to Security Agreement [See attached.]

CONFORMED COPY Incorporating Amendment No. 2 to Credit Agreement, dated March 5, 2020 EXHIBIT E CONFORMED COPY Incorporating Amendment No. 2, dated March 5, 2020; and Amendment No. 3, dated July 23, 2020 AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT THIS AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement ”) is entered into as of November 6, 2018 by and among Farmer Bros. Co., a Delaware corporation (the “Borrower ”), Boyd Assets Co., a Delaware corporation (“Boyd Assets ”), China Mist Brands, Inc., a Delaware corporation (“China Mist ”), Coffee Bean International, Inc., an Oregon corporation (“Coffee Bean ”), FBC Finance Company, a California corporation (“FBC ”), and Coffee Bean Holding Co., Inc., a Delaware corporation (“Coffee Bean Holdings ”, and together with the Borrower, Boyd Assets, China Mist, Coffee Bean, and FBC, each an “Initial Grantor ”; the Initial Grantors, together with any additional Subsidiaries, whether now existing or hereafter formed or acquired which become parties to this Security Agreement from time to time, in accordance with the terms of the Credit Agreement (as defined below), by executing a Supplement hereto in substantially the form of Annex I (each, a “Security Agreement Supplement ”), collectively, the “Grantors ”), and JPMorgan Chase Bank, N.A., in its capacity as administrative agent (the “Administrative Agent ”) for itself and for the Secured Parties (as defined in the Credit Agreement identified below). PRELIMINARY STATEMENTS WHEREAS, the Initial Grantors, the Lenders party thereto and the Administrative Agent are entering into an Amended and Restated Credit Agreement dated as of November 6, 2018 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement ”), which Credit Agreement amends and restates in its entirety the Existing Credit Agreement (as defined in the Credit Agreement) ; WHEREAS, the Credit Agreement, among other things, re-evidences the Borrower’s outstanding obligations under the Existing Credit Agreement and provides, subject to the terms and conditions thereof, for extensions of credit and other financial accommodations to be made by the Lenders to or for the benefit of the Borrower ; WHEREAS, as a condition precedent to the effectiveness of the Existing Credit Agreement, certain of the Initial Grantors entered into the Pledge and Security Agreement, dated as of March 2, 2015 with the Administrative Agent (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “ Existing Security Agreement ”); and WHEREAS, the Initial Grantors wish to reaffirm their obligations under the Existing Security Agreement, amend and restate the Existing Security Agreement and continue to secure their obligations to the Secured Parties pursuant to the terms of this Security Agreement; ACCORDINGLY, to induce the Administrative Agent and the Lenders to enter into and extend credit to the Borrower under the Credit Agreement, the Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby agree as follows: - 254669812v.1ACTIVE 254669812v.9

ARTICLE I DEFINITIONS 1.1. Terms Defined in Credit Agreement . All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. 1.2. Terms Defined in UCC . The following terms are used herein as defined in Article 9 of the UCC: Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Farm Products, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Supporting Obligations and Tangible Chattel Paper. The terms “Securities” and “Securities Accounts” are used herein as defined in Article 8 of the UCC. 1.3. Definitions of Certain Terms Used Herein . As used in this Security Agreement, in addition to the terms defined above and in the Preliminary Statements, the following terms shall have the following meanings: “Article ” means a numbered article of this Security Agreement, unless another document is specifically referenced. “Collateral ” shall have the meaning set forth in Article II . “Collateral Access Agreement ” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Administrative Agent in its Permitted Discretion , among the Administrative Agent, the applicable Grantor and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, supplemented or otherwise modified from time to time. “Collateral License ” means any written inbound license or agreement under which a Grantor is authorized to use intellectual property in connection with any manufacture, marketing, distribution or disposition of Inventory. “Collateral Report ” means any certificate (including any Borrowing Base Certificate) , report or other document delivered by any Grantor to the Administrative Agent or any Lender with respect to the Collateral pursuant to any Loan Document. “Control ” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC. “Copyright Security Agreement ” means each Copyright Security Agreement, substantially in the form attached as Exhibit J , executed and delivered by the Grantors, or any of them, and the Administrative Agent. “Copyrights ” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world. 2- -

“Default ” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default. “Deposit Account Control Agreement ” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent in its Permitted Discretion , among any Grantor, a banking institution holding such Grantor’s funds, and the Administrative Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by such Grantor with such banking institution. “Excluded Accounts ” means a , collectively, Deposit Account Accounts and/ or Securities Account containing not more than $50,000 at any one time; provided , however , that the aggregate amount of funds and the fair market value of all other assets contained in Accounts having a 30-day average balance of less than $100,000 in the aggregate for all such Deposit Accounts and/ or Securities Accounts referred to above shall not exceed $ 250,000 at any one time . “Excluded Collateral ” means, collectively, (a) [intentionally omitted], (b) Intentionally Omitted, (b) voting Equity Interests of any CFC or Domestic Subsidiary HoldCo, solely to the extent that (i) such Equity Interests represent more than 65% of the outstanding voting Equity Interests of such CFC or Domestic Subsidiary HoldCo, and (ii) pledging or hypothecating more than 65% of the total outstanding voting Equity Interests of such CFC or Domestic Subsidiary HoldCo would result in adverse tax consequences (as reasonably determined by the Borrower in consultation with the Administrative Agent ) or the costs to any of the Grantors of providing such pledge are unreasonably excessive (as determined by the Administrative Agent in consultation with the Borrower) in relation to the benefits to the Administrative Agent, the other Lenders of the security afforded thereby (which pledge, if reasonably requested by the Administrative Agent, shall be governed by the laws of the jurisdiction of such Subsidiary); (c) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited or restricted as a matter of law or under the terms of such contract, lease, permit, license, or license agreement, or would invalidate any such contract, lease, permit, license or license agreement, and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained (provided that, (i) the foregoing exclusions of this clause (c) shall in no way be construed (A) to apply to the extent that any described prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the UCC or other applicable law, or (B) to apply to the extent that any consent or waiver has been obtained that would permit the Administrative Agent’s security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement and (ii) the foregoing exclusions of clauses (b) and this clause (c) shall in no way be construed to limit, impair, or otherwise affect any of the Administrative Agent’s or any Lender’s continuing security interests in and liens upon any rights or interests of any Grantor in or to (A) monies due or to become due under or in connection with any described contract, lease, permit, license, license agreement, or Equity Interests (including any Accounts or Equity Interests), or (B) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, license agreement, or Equity Interests); (d) any United States intent-to-use trademark or service mark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of a registration issuing from such intent-to-use trademark or service mark applications under applicable federal law, provided that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1051(c) or a statement of use pursuant to 15 U.S.C. Section 1051(d) (or any successor provisions), such intent-to-use trademark or service mark application shall be considered 3- -

Collateral; (e) [intentionally omitted]; (f) motor vehicles, aircraft and other assets subject to certificates of title; (g) Excluded Deposit and Securities Accounts; and (h) margin stock (as defined in Regulation U). “Excluded Deposit and Securities Accounts ” means the collective reference to: (a) Deposit Accounts of Grantors specially and exclusively used for payroll, payroll taxes, trust or fiduciary purposes and other employee wage and benefit payments to or for the Grantors’ employees (provided that the amount on deposit in such accounts does not exceed the then current amount of such payroll, payroll taxes and other employee wage and benefit obligations), and (b) Deposit Accounts specially and exclusively used for taxes, including sales taxes (provided that the amount on deposit in such accounts does not exceed the then current amount of such tax obligations). “Exhibit ” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced. “Fixtures ” shall have the meaning set forth in Article 9 of the UCC. “Gem Note” means that certain Broker Agreement and Note dated as of April 1, 2019 , by and between the Borrower and Florida Seminole Coffee Company, Inc. “Lenders ” means the lenders party to the Credit Agreement and their successors and assigns. “Licenses ” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all written licensing agreements or other grants of rights with respect to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof. “Patent Security Agreement ” shall mean each Patent Security Agreement, substantially in the form attached as Exhibit K , executed and delivered by the Grantors, or any of them, and the Administrative Agent. “Patents ” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world. “Pledged Collateral ” means all Instruments, Securities and other Investment Property of the Grantors to the extent constituting Collateral, whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement. “Receivables ” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral. “Section ” means a numbered section of this Security Agreement, unless another document is specifically referenced. “Stock Rights ” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever 4- -

invoices and Collateral Reports with respect thereto furnished to the Administrative Agent by such Grantor from time to time. (b) As of the Effective Date, no Grantor has any Collateral evidenced or represented by any Tangible Chattel Paper in excess of $250,000 individually or $500,000 in the aggregate other than the Tangible Chattel Paper listed on Exhibit C . All action required under Section 4.4 of this Security Agreement has been duly taken by such Grantor. (c) As to Accounts of the Borrower and the Domestic Subsidiary Guarantors included as Eligible Accounts in the Borrowing Base Certificate most recently delivered to the Administrative Agent pursuant to Section 5.01(h) of the Credit Agreement, except (x) as disclosed on the most recent Collateral Report and (y) as it relates to any eligibility criteria subject to the Administrative Agent’s discretion, (i) to each Grantor’s knowledge, such Accounts are Eligible Accounts and (ii) such Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of such Grantor’s business. (d) In addition, to each Grantor’s knowledge, with respect to all of its Accounts, the amounts shown on all invoices, statements and Collateral Reports with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent. 3.9. Inventory . All Inventory of such Grantor (i) is of good and merchantable quality and free from known defects (other than defects arising in the ordinary course of such Grantor’s business) except , solely in the case of (x) any Inventory that was not identified by the Borrower as Eligible Inventory in the most recent Collateral Report and (y) as it relates to any eligibility criteria subject to the Administrative Agent’s discretion, to the extent the failure of which would not reasonably be expected to have a Material Adverse Effect, (ii) as of the Effective Date, is (other than Inventory in transit) located at one of such Grantor’s locations set forth on Exhibit A or at any other location permitted by Section 4.1(g) , and (iii) has been produced in all material respects in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder. 3.10. Intellectual Property . As of the Effective Date, such Grantor does not have any interest in, or title to, any registered Patent, Trademark or Copyright (or application for such registration) except as set forth in Exhibit D . This Security Agreement and each Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement is effective to create a valid and continuing Lien and, upon filing of appropriate financing statements in the offices listed on Exhibit H , Copyright Security Agreements with the United States Copyright Office, and Patent Security Agreements and Trademark Security Agreements with the United States Patent and Trademark Office, perfected first priority security interests (subject only to Liens permitted by Section 4.1(e) ) in favor of the Administrative Agent on such Grantor’s United States Patents, Trademarks and Copyrights and such perfected security interests are enforceable in accordance with their terms as such as against any and all creditors of and purchasers from such Grantor subject to applicable bankruptcy law and general principles of equity. 3.11. Filing Requirements . None of the Collateral owned by it is of a type for which security interests or liens may be perfected by filing under any federal statute except: (a) for Patents, Trademarks and Copyrights held by such Grantor and described in Exhibit D ; (b) for Patents, Trademarks and Copyrights acquired after the date hereof Effective Date and disclosed to Administrative Agent in accordance with Section 4.7(c) ; and (c) to the extent notified in writing to the Administrative Agent within five (5) Business Days of any Grantor acquiring any such assets. Notwithstanding anything contained in the Loan Documents to the contrary, no Grantor shall be required to take any action required 8- -

ARTICLE IV COVENANTS From the date of this Security Agreement and thereafter until this Security Agreement is terminated pursuant to the terms hereof, each of the Initial Grantors agrees that, and from and after the effective date of any Security Agreement Supplement applicable to any Grantor (and after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement) and thereafter until this Security Agreement is terminated pursuant to the terms hereof, each such subsequent Grantor agrees that: 4.1. General . (a) Collateral Records . Such Grantor will maintain complete and accurate books and records with respect to the Collateral owned by it consistent with past practices, and furnish to the Administrative Agent, with sufficient copies for each of the Secured Parties, such reports relating to such Collateral as the Administrative Agent shall from time to time reasonably request. (b) Authorization to File Financing Statements; Ratification . Such Grantor hereby authorizes the Administrative Agent to file, and if requested (subject to the exceptions and qualifications otherwise set forth herein and in any other Loan Document) will deliver to the Administrative Agent, all financing statements and other documents and take such other actions as may from time to time reasonably be requested by the Administrative Agent in order to maintain a first priority perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor, subject to Liens permitted under Section 4.1(e) , provided that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Liens otherwise permitted under Section 4.1(e) . Any financing statement filed by the Administrative Agent may be filed in such offices as the Administrative Agent reasonably determines to be appropriate to perfect the security interest of the Administrative Agent under this Security Agreement and may (i) indicate or describe such Grantor’s Collateral (1) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Grantor is an organization, and the type of such Grantor’s organization. Such Grantor also agrees to furnish any such information described in the foregoing sentence to the Administrative Agent promptly upon request. Such Grantor also ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof Effective Date . (c) Further Assurances . Such Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Administrative Agent in its Collateral and the priority thereof against any Lien not expressly permitted hereunder. (d) Disposition of Collateral . Such Grantor will not sell, lease or otherwise dispose of the Collateral owned by it except for Dispositions specifically permitted pursuant to Section 6.05 of the Credit Agreement. (e) Liens . Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) the security interest created by this Security Agreement, and (ii) other Liens permitted under Section 6.02 of the Credit Agreement; provided , that nothing herein shall be 10 - -

deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Liens otherwise permitted under Section 6.02 of the Credit Agreement. (f) Other Financing Statements . Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except for financing statements (i) naming the Administrative Agent on behalf of the Secured Parties as the secured party, and (ii) in respect to other Liens permitted by Section 4.1(e) . Such Grantor acknowledges that it is not authorized to file any financing statement covering all or any portion of the Collateral, or any amendment or termination statement with respect to any financing statement referred to in clause (i), above, without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC. (g) Locations. Such Grantor will not (i) maintain any Collateral (other than Collateral in transit in the ordinary course of business) owned by it in an amount in excess of $1,000,000 in value for all such Collateral at any location other than (x) those locations listed on Exhibit A and (y) any locations notified to the Administrative Agent in a report delivered at the time of submission to the Administrative Agent of the next Borrowing Base Certificate in accordance with the terms of the Credit Agreement ( and such Grantor will concurrently therewith obtain a Collateral Access Agreement for each such location to the extent required by Section 4.13), (ii) change its principal place of business or chief executive office from the location identified on Exhibit A, other than as permitted by Section 4.15 or (iii) maintain any tangible Collateral at any locations outside of the United States. 4.2. Receivables . (a) Certain Agreements on Receivables . Such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of an Event of Default that is continuing , such Grantor may reduce the amount of Accounts arising from the sale of Inventory or the rendering of services in accordance with its present policies and in the ordinary course of business and as otherwise permitted under the Credit Agreement. (b) Collection of Receivables . Except as otherwise provided in this Security Agreement, such Grantor will collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by it in accordance with past practice and in the ordinary course of business. (c) Electronic Chattel Paper . Such Grantor shall take all steps requested by the Administrative Agent in its reasonable discretion to grant the Administrative Agent Control of all electronic chattel paper valued in excess of $500,000 in the aggregate for all such electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act. (d) Delivery of Invoices. Such Grantor will deliver to the Administrative Agent promptly upon its request after the occurrence and during the continuation of an Event of Default duplicate invoices with respect to each Account owned by it and, after acceleration of the Obligations, bearing such language of assignment as the Administrative Agent shall specify. (e) Disclosure of Counterclaims on Receivables. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on any Receivable (to the extent constituting an Eligible Account) owned by such Grantor exists or (ii) if, to the knowledge of such Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to any such Receivable (to the extent constituting an Eligible Account), then, in each case, such 11 - -

Grantor will, at the time of submission to the Administrative Agent of the next Borrowing Base Certificate in accordance with the terms of the Credit Agreement , disclose such fact to the Administrative Agent in writing. 4.3. Intentionally Omitted Inventory . (a) Maintenance of Goods. Such Grantor will do all things necessary to maintain, preserve, protect and keep its Eligible Inventory in good and saleable condition, except for damaged or defective goods arising in the ordinary course of such Grantor’s business. (b) Returned Inventory. Such Grantor shall promptly report to the Administrative Agent any return of Inventory (to the extent constituting Eligible Inventory) involving an amount in excess of $1,000,000. Each such report shall indicate the reasons for the returns and the locations and condition of such returned Inventory. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to such Grantor when an Event of Default has occurred and is continuing , such Grantor , upon the request of the Administrative Agent, shall: (i) hold the returned Inventory in trust for the Administrative Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Administrative Agent’s written instructions; and (iv) not issue any credits or allowances with respect thereto without the Administrative Agent’s prior written consent. All returned Inventory shall be subject to the Administrative Agent’s Liens thereon. Whenever any Eligible Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory and such returned Inventory shall not be Eligible Inventory. (c) Inventory Count; Perpetual Inventory System. Such Grantor will conduct a physical count of its Inventory at least once per fiscal year, and upon the occurrence and during the continuation of an Event of Default , at such other times as the Administrative Agent requests. Such Grantor, at its own expense, shall deliver to the Administrative Agent the results of such physical count once per fiscal year, and upon the occurrence and during the continuation of an Event of Default, the results of any additional physical counts requested by the Administrative Agent . Such Grantor will maintain a perpetual inventory reporting system at all times. 4.4. Delivery of Instruments, Securities, Chattel Paper and Documents . Such Grantor will (a) deliver to the Administrative Agent promptly upon execution of this Security Agreement the originals of all Tangible Chattel Paper, Securities (to the extent certificated) and Instruments constituting Collateral owned by it (if any then exist), in each case solely to the extent such item of Tangible Chattel Paper, Security, or Instrument exceeds $250,000 individually or $500,000 in the aggregate, (b) hold in trust for the Administrative Agent upon receipt and promptly thereafter deliver to the Administrative Agent any such Chattel Paper, Securities (to the extent certificated) and Instruments (other than the Gem Note to the extent the aggregate outstanding principal amount thereunder does not exceed $ 300,000) constituting Collateral, in each case solely to the extent such item of Chattel Paper, Security, or Instrument exceeds $250,000 individually or $500,000 in the aggregate and (c) upon the Administrative Agent’s request, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and promptly deliver to the Administrative Agent) any Document evidencing or constituting Collateral. 4.5. Uncertificated Pledged Collateral . Such Grantor will permit the Administrative Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all 12 - -

a first priority security interest (subject only to Liens permitted by Section 4.1(e) ) in such commercial tort claim. 4.9. Letter-of-Credit Rights . If such Grantor is or becomes the beneficiary of a letter of credit not constituting a Supporting Obligation in respect of any Collateral (other than any such letters of credit not in excess of $250,000 individually or $500,000 in the aggregate), it shall promptly, and in any event within five (5) Business Days after becoming a beneficiary, notify the Administrative Agent thereof and upon the reasonable request of the Administrative Agent, use commercially reasonable efforts to cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the Administrative Agent and (ii) agree to direct all payments thereunder to a Deposit Account at the Administrative Agent or subject to a Deposit Account Control Agreement for application to the Secured Obligations, in accordance with Section 2.18 of the Credit Agreement, all in form and substance reasonably satisfactory to the Administrative Agent. 4.10. Federal, State or Municipal Claims . Such Grantor will promptly notify the Administrative Agent of any Collateral with a face value in excess of $250,000 individually or $500,000 in the aggregate which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, or, to the knowledge of such Grantor, state or municipal law. 4.11. Intentionally Omitted . 4.12. Insurance . (a) In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area” , such Grantor shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Grantor within a “Special Flood Hazard Area”). The minimum amount of flood insurance required by this Section shall be in an amount equal to the lesser of the aggregate of all Lenders’ Commitments or the total replacement cost value of such Collateral. (a) [Reserved]. (b) All insurance policies required hereunder and under Section 5.10 of the Credit Agreement shall, within 45 days of the date hereof Effective Date (or such longer period as agreed by the Administrative Agent in its sole discretion), name the Administrative Agent (for the benefit of the Administrative Agent and the Secured Parties) as an additional insured or as lender loss payee, as applicable, and shall contain lender loss payable clauses, through endorsements in form and substance reasonably satisfactory to the Administrative Agent, which provide that: (i) all proceeds thereunder with respect to any Collateral shall be payable to the Administrative Agent; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and lender loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least thirty (30) days’ prior written notice given to the Administrative Agent. (c) All premiums on any such insurance shall be paid when due (subject to any grace periods provided by the terms of such policy) by such Grantor, and copies of the policies delivered to the Administrative Agent. If such Grantor fails to obtain any insurance as required by this Section, the Administrative Agent may obtain such insurance at the Borrower’s expense. By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default arising from any Grantor’s failure to maintain such insurance or pay any premiums therefor. 15 - -

4.13. Collateral Access Agreements . After the occurrence of an Event of Default that is continuing, upon request by the Administrative Agent, such Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Inventory in excess of $ 5,000,000 1,000,000 is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Inventory at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent. 4.14. Deposit Account Control Agreements . After the occurrence of an Event of Default that is continuing, such Such Grantor will provide to the Administrative Agent promptly upon the Administrative Agent’s reasonable request, a Deposit Account Control Agreement or a securities account control agreement (in each case in form and substance reasonably satisfactory to the Administrative Agent in its Permitted Discretion ), as applicable, duly executed on behalf of each financial institution holding a Deposit Account or Securities Account of such Grantor as set forth in this Security Agreement; provided , however , that no such Deposit Account Control Agreement or securities account control agreement shall be required (a) in respect of any Excluded Account or any Excluded Deposit and Securities Account ., (b) for the 60 day period (or such longer period as agreed by the Administrative Agent in its sole discretion) after the Third Amendment Effective Date in respect of any Deposit Account or Securities Account (other than any Excluded Account or any Excluded Deposit and Securities Account) in existence on the Third Amendment Effective Date, or (c) for the 60 day period (or such longer period as agreed by the Administrative Agent in its sole discretion) after (x) the establishment thereof in respect of any Deposit Account or Securities Account (other than any Excluded Account or any Excluded Deposit and Securities Account) not in existence on the Third Amendment Effective Date, (y) the date any Grantor becomes a party to this Agreement pursuant to Section 5.11 of the Credit Agreement in respect of any Deposit Account or Securities Account (other than any Excluded Account or any Excluded Deposit and Securities Account) of such Grantor, or (z) the date the applicable Deposit Account or Securities Account is no longer an Excluded Account or an Excluded Deposit Account or Securities Account. 4.15. Change of Name or Location . Such Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices, or the location of its records concerning the Collateral as set forth in this Security Agreement, (c) change the type of entity that it is, (d) change its federal employer identification number or organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Administrative Agent shall have received at least ten (10) days’ prior written notice of such change and the Administrative Agent shall have acknowledged (such acknowledgment not to be unreasonably withheld or delayed by Administrative Agent) in writing that either (1) such change will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (2) any reasonable action requested by the Administrative Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of the Secured Parties, in any Collateral) or will be taken within any time period reasonably specified by the Administrative Agent, provided that, any new location shall be in the continental U.S. 4.16. Securities . Each Grantor shall ensure that any Equity Interest which is included within the Collateral shall at no time constitute a Security and the issuer of any such Equity Interest shall at no time take any action to have such interests treated as a Security unless (i) all certificates or other documents constituting such Security have been delivered to the Administrative Agent and such Security is properly defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, or (ii) the Administrative Agent has entered into a control 16 - -

records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay any Grantor for such use and occupancy; (c) Intentionally omitted; (d) take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to enable the Administrative Agent to consummate a sale or other disposition of the Pledged Collateral; provided , that, no Grantor shall be required to take any actions to register or qualify any Pledged Collateral under any federal or state securities laws or any other similar or equivalent rules or regulations; and (e) at its own expense, cause the independent certified public accountants then engaged by each Grantor to prepare and deliver to the Administrative Agent and each Secured Party, at any time, and from time to time, promptly upon the Administrative Agent’s request, the following reports with respect to the applicable Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts. 5.4. Grant of Intellectual Property License . For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article V at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, an irrevocable (subject to termination under Section 8.14 ), nonexclusive license (exercisable without payment of royalty or other compensation or charge to any Grantor) or other right to use, license or sublicense, following the occurrence and during the continuance of an Event of Default, each Grantor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks, customer lists, advertising matter and any other intellectual property rights or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Administrative Agent may sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased such Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Administrative Agent may (but shall have no obligation to) finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein. ARTICLE VI ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY 6.1. Account Verification . The Administrative Agent may at any time during the continuance of an Event of Default, in the Administrative Agent’s own name, in the name of a nominee of the Administrative Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the account debtors Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Administrative Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables. 19 - -

6.2. Authorization for Administrative Agent to Take Certain Action . (a) Subject to paragraph (b) below, each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) when an Event of Default has occurred and is continuing, to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Administrative Agent Control over such Pledged Collateral, (v) to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided in Section 7.2 , (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens that are specifically permitted hereunder), (vii) to contact account debtors Account Debtors for any reason, (viii) to demand payment or enforce payment of the Receivables in the name of the Administrative Agent or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (ix) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any account debtor Account Debtor of such Grantor, assignments and verifications of Receivables, (x) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) to settle, adjust, compromise, extend or renew the Receivables, (xii) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any account debtor Account Debtor of such Grantor, (xiv) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xv) to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xvi) to do all other acts and things necessary to carry out this Security Agreement; and such Grantor agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement, the Credit Agreement or any other Loan Document. (b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, under this Section 6.2 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent agrees that, except for the powers granted in Section 6.2(a)(i) -(v) and Section 6.2(a)(xvi) , it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing. 6.3. Proxy . EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY OF THE 20 - -

PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF ANY OF THE PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY OF THE PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUATION OF AN EVENT OF DEFAULT. 6.4. Nature of Appointment; Limitation of Duty . THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.14 . NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NONE OF THE ADMINISTRATIVE AGENT, ANY LENDER, ANY OTHER SECURED PARTY, ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY OF THEIR OR THEIR AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE JUDGMENT; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES. ARTICLE VII COLLECTION AND APPLICATION OF COLLATERAL PROCEEDS; DEPOSIT ACCOUNTS 7.1. Collection of Receivables . The Administrative Agent may at any time after the occurrence and during the continuance of an Event of Default, by giving each Grantor prior written notice, elect to require that the Receivables be paid directly to the Administrative Agent for the benefit of the Secured Parties. In such event, each Grantor shall, and shall permit the Administrative Agent to, promptly notify the account debtors Account Debtors or obligors under the Receivables owned by such Grantor of the Administrative Agent’s interest therein and direct such account debtors or Account Debtors or obligors to make payment of all amounts then or thereafter due under such Receivables directly to the Administrative Agent. Upon receipt of any such notice from the Administrative Agent, each Grantor shall thereafter hold in trust for the Administrative Agent, on behalf of the Secured Parties, all amounts and proceeds received by it with respect to the Receivables and immediately and at all times thereafter deliver to the Administrative Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Administrative Agent shall hold and apply funds so received as provided by the terms of Section 7.2 hereof. 7.2. Application of Proceeds; Deficiency . The Administrative Agent may require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Administrative Agent and held there as security for the Secured Obligations. No Grantor shall have any control whatsoever over such cash collateral account. Any such proceeds of the Collateral shall be applied in the order set forth in Sections 2.18 and 7.02 of the Credit Agreement unless a court of competent jurisdiction shall otherwise direct. The balance, if any, after all of the Secured Obligations 21 - -

have been satisfied and applied in accordance with Sections 2.18 and 7.02 of the Credit Agreement, shall be deposited by the Administrative Agent into such Grantor’s general operating account with the Administrative Agent or as instructed in writing by such Grantor. The Grantors shall remain liable, jointly and severally, for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by the Administrative Agent or any other Secured Party to collect such deficiency. ARTICLE VIII GENERAL PROVISIONS 8.1. Waivers . Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article IX , at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such other Secured Party as determined by a court of competent jurisdiction in a final and non-appealable judgment. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral. Without limiting any other waiver or provision , each Grantor waives, to the maximum extent permitted by law, (a) all benefits or defenses directly or indirectly arising under California Civil Code §§ 2787, 2799, 2808, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2847, 2848, and 2855, Chapter 2 of Title 14 of the California Civil Code, and California Code of Civil Procedure §§ 580a, 580b, 580c, 580d, and 726 or any similar laws of any other applicable jurisdiction, (b) all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise and (c) any defense arising by reason of or deriving from (i) any claim or defense based upon an election of remedies by the Secured Parties or (ii) any election by the Secured Parties under the Bankruptcy Code, to limit the amount of, or any collateral securing, its claim against any Grantor. 8.2. Limitation on Administrative Agent’s and Other Secured Parties’ Duty with Respect to the Collateral . The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is 22 - -

commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2 . Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2 . 8.3. Compromises and Collection of Collateral . The Grantors and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action. 8.4. Secured Party Performance of Debtor Obligations . Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and the Grantors shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 8.4 . The Grantors’ obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand. 23 - -

setoff), is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. 8.10. Benefit of Agreement . The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the other Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, hereunder. 8.11. Survival of Representations . All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement. 8.12. Taxes and Expenses . Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any. The Grantors shall reimburse the Administrative Agent for any and all out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors. 8.13. Headings . The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement. 8.14. Termination . This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) any and all commitments to extend credit under the Loan Documents have terminated, and the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been paid in cash and performed in full (or with respect to any outstanding Letters of Credit, a cash deposit or at the discretion of the Administrative Agent, a back-up standby Letter of Credit reasonably satisfactory to the Administrative Agent and the Issuing Bank, has been delivered to the Administrative Agent as required by the Credit Agreement) and no commitments of the Administrative Agent or the other Secured Parties which would give rise to any Secured Obligations are outstanding. 8.15. Entire Agreement . This Security Agreement embodies the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Administrative Agent relating to the Collateral. 8.16. CHOICE OF LAW . THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. 25 - -

References to the California Civil Code or the California Code of Civil Procedure shall not mean that California law is applicable to this Security Agreement. 8.17. CONSENT TO JURISDICTION . EACH GRANTOR HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN (OR IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN), AND ANY APPELLATE COURT FROM ANY THEREOF IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY (AND ANY SUCH CLAIMS, CROSS- CLAIMS OR THIRD PARTY CLAIMS BROUGHT AGAINST THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES MAY ONLY) BE HEARD AND DETERMINED IN SUCH FEDERAL (TO THE EXTENT PERMITTED BY LAW) OR NEW YORK STATE COURT, AND IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANK, OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. 8.18. WAIVER OF JURY TRIAL . EACH GRANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GRANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER GRANTORS PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. 8.19. Service of Process . Each party to this Security Agreement irrevocably consents to service of process in the manner provided for notices in Article IX of this Security Agreement, and each of the Grantors hereby appoints the Borrower as its agent for service of process. Nothing in this Security Agreement or any other Loan Document will affect the right of any party to this Security Agreement to serve process in any other manner permitted by law. 26 - -

EXHIBIT F Exhibit A to Security Agreement [See attached.]

EXHIBIT A

(See Sections 3.2, 3.3, 3.4, 3.9 and 9.1 of Security Agreement)

NOTICE ADDRESS FOR ALL GRANTORS

FARMER BROS. CO.
1912 Farmer Brothers Drive
Northlake, Texas 76262
Attention: Scott Drake
E-mail: sdrake@farmerbros.com

INFORMATION AND COLLATERAL LOCATIONS OF FARMER BROS. CO.

I. **Name of Grantor**: Farmer Bros. Co.

II. **State of Incorporation or Organization**: Delaware

III. **Type of Entity**: Corporation

IV. **Organizational Number assigned by State of Incorporation or Organization**: 3742785

V. **Federal Identification Number**: 95-0725980

VI. **Place of Business** (if it has only one) **or Chief Executive Office** (if more than one place of business) **and Mailing Address**:

1912 Farmer Brothers Drive
Northlake, Texas 76262
Attention: Scott Drake

VII. **Locations of Collateral**:

(a) Properties Owned by the Grantor:

See Attachment I.

(b) Properties Leased by the Grantor (include Landlord's Name):

See Attachment I.

(c) Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

	Warehouse Operator/ Bailee	**Address**	**City**	**State**	**Zip Code**
1.	Goodson Bros. Coffee Co.	4700 Industrial Park Drive	Lenior City	TN	37771
2.	Millard Refrigerated Service	730 Spreckles Ave	Manteca	CA	95336
3.	DBA J&D Refrigerated Services Inc.	12300 SE Carpenter Dr.	Clackamas	OR	97015

US-DOCS\116984916.3

4.	Americold Anaheim	1415 North Raymond Avenue	Anaheim	CA	92801
5.	TransDock Cold Storage	350 Garden Acres Dr	Fort Worth	TX	76140
6.	Cadeco Industries	5610 Clinton Dr	Houston	TX	77020
7.	Cadeco Industries	5800 Clinton Dr	Houston	TX	77020
8.	Cadeco Industries	200 Emile Street	Houston	TX	77020
9.	Dupuy Storage, LLC	4300 Jourdan Rd	New Orleans	LA	70126
10.	Dupuy Storage, LLC	7703 Cannon St.	Houston	TX	77021
11.	Costa Oro International	4901 NE 185th Dr.	Portland	OR	97230
12.	East Bay Logistics	1900 West Winton Ave	Hayward	CA	94545
13.	East Bay Logistics	1800 Merced St	San Leandro	CA	94577
14.	East Bay Logistics	25503 Industrial Blvd	Hayward	CA	94545
15.	East Bay Logistics	4800 East Valley	Sumner	WA	98390
16.	East Bay Logistics	18924 S. Laurel Park Rd	Compton	CA	90220
17.	Green Room Inc	1302 29th Street NW	Auburn	WA	98001
18.	Royal Coffee	6201 Coliseum Way, Unit A	Oakland	CA	94621
19.	RPM Warehouse	1500 Rahway Ave	Avenel	NJ	7001
20.	RPM Warehouse	2900 Woodbridge Ave	Edison	NJ	8837
21.	RPM Warehouse	201 Dexter St. West	Chesapeake	VA	23324
22.	All Jays Warehouse	600 N Union Ave	Hillside	NJ	7205
23.	Annex Warehouse	1951 B Fairway Dr	San Leandro	CA	94577
24.	Annex Warehouse	1345 A Doolittle Dr	San Leandro	CA	94577
25.	Continental Terminals Inc	200 Middlesex Ave	Carteret	NJ	7008
26.	Continental Terminals Inc	1032 Cavalier Blvd	Chesapeake	VA	23323
27.	Continental Terminals Inc	201 Luken Rd	Goose Creek	SC	29445

ATTACHMENT I – OWNED AND LEASED PROPERTIES

FARMER BROS. CO. – OWNED and LEASED PROPERTIES							
	Owned = O Leased = L	**Branch #**	**Warehouse**	**Address**	**City**	**State**	**Zip Code**
28.	O	2	San Diego	7855 Ostrow St.	San Diego	CA	92111
29.	O	3	Lake Havasu	1105 Aviation Dr	Lake Havasu	AZ	86404
30.	L	4	Hayward	20677 Corsair Blvd.	Hayward	CA	94545
31.	L	5	Tempe (Phoenix)	455 W. Diamond Drive	Tempe	AZ	85282
32.	O	6	Tucson	3818 S. Evans Blvd.	Tucson	AZ	85714
33.	L	7	San Luis Obispo	3450 Broad St Suite 109	San Luis Obispo	CA	93401
34.	O	8	Stockton	4243 Arch Rd.	Stockton	CA	95215
35.	O	9	Fresno	4576 N. Bendel Lane	Fresno	CA	93722
36.	O	10	Sacramento	2450 Boatman Ave.	Sacramento	CA	95691
37.	O	11	Bakersfield	8802 Swigert Ct.	Bakersfield	CA	93311
38.	L	12	Eureka	417 W. Wabash Ave.	Eureka	CA	95501
39.	Storage	14	Santa Rosa	3001 S. State Street	Ukiah	CA	95482
40.	O	15	Castroville	11460 Commercial Pkwy.	Castroville	CA	95012
41.	O	16	Idaho Falls	805 S. Saturn Ave.	Idaho Falls	ID	83402
42.	Storage	16	Idaho Falls	3400 South Hwy 89, Unit #30	Jackson	WY	83001
43.	O	17	Carson City	3880 Technology Way	Carson City	NV	89706
44.	O	18	Albuquerque	5911 Office Blvd.	Albuquerque	NM	87109
45.	O	19	Chico (Leased to Little Red Hen Nursery)	480 Ryan Ave. Ste. 100	Chico	CA	95973
46.	O	20	Valley	9373 Remick Ave.	Arleta	CA	91331
47.	O	22	Flagstaff	2385 N. Walgreen St.	Flagstaff	AZ	86004
48.	O	24	Victorville	17190 Yuma St.	Victorville	CA	92395
49.	O	26	Salt Lake City	2230 So. 2000 West	Salt Lake City	UT	84119
50.	L	28	Springfield	3430 Constitution Dr.	Springfield	IL	62711
51.	O	30	El Paso	1325 Don Haskins Dr.	El Paso	TX	79936
52.	O	31	Bishop	324 E. Clarke St.	Bishop	CA	93514
53.	L	32	Medford	777 E. Vilas Rd.	Central Point	OR	97502
54.	L	33	Amarillo	2100 SE 10th Ave	Amarillo	TX	79101
55.	L	34	Roswell	710 E. College	Roswell	NM	88201
56.	L	36	Little Rock	7630 Hardin Dr.	Little Rock	AR	72117
57.	L	37	Bismarck	2001 3rd Street SE	Mandan	ND	58554
58.	O	38	Santa Ana	3921 W. Segerstrom Ave.	Santa Ana	CA	92704
59.	O	39	Billings	2625 Enterprise Ave.	Billings	MT	59102
60.	L	41	Odessa	2017 W. 7th Street	Odessa	TX	79763
61.	L	42	Kent	19815 85th Avenue South	Kent	WA	98031
62.	L	43	Moline	2950 38th Ave.	Moline	IL	61265
63.	O	44	Spokane	E 10915 Montgomery Dr.	Spokane	WA	99206
64.	O	46	Yakima	2301 S. 18th St.	Union Gap	WA	98903
65.	Storage	46	Yakima	5031 W Clearwater Avenue	Kennewick	WA	99336
66.	L	47	Eugene	2495 Unit C Prairie Road	Eugene	OR	97402
67.	L	49	Madison	4021 Owl Creek Drive	Madison	WI	53718
68.	O	50	Portland	7515 NE 33rd Dr.	Portland	OR	97211

US-DOCS\116984916.3

69.	O	52	Elko	P.O.Box 67 89803 460 S. A St.	Elko	NV	89801
70.	O	53	Grand Junction	2848 Chipeta	Grand Junction	CO	81501
71.	O	55	Omaha	3217 Nebraska Ave.	Council Bluffs	IA	51501
72.	L	56	Fargo	710 38th St. N.W. Unit B. C. D	Fargo	ND	58102
73.	L	57	Casper	2080 Fairgrounds, Ste 6	Casper	WY	82604
74.	L	58	Denver	5595 Joliet St.	Denver	CO	80239
75.	Storage	58	N. Platte (Denver)	603 Sioux Meadow	North Platte	NE	69101
76.	L	59	Corpus Christi	3909 Wow Rd.	Corpus Christi	TX	78413
77.	L	60	Boise	7235 Bethel Street	Boise	ID	83704
78.	L	62	Wichita Falls	1404 Beverly Drive	Wichita Falls	TX	76309
79.	Storage	62	Wichita Falls-Abilene	4209 Spindletop Drive Unit 34	Abilene	TX	79602
80.	O	63	Memphis	5753 E. Shelby Dr. Ste. 1	Memphis	TN	38141
81.	O	66	San Antonio	4930 Center Park Blvd.	San Antonio	TX	78218
82.	O	67	Palm Springs	72205 Corporate Way	Thousand Palms	CA	92276
83.	L	69	Rochester	7700 Air Commerce Dr #104	Rochester	MN	55902
84.	O	72	St. Louis	12832 Pennridge Dr.	Bridgeton	MO	63044
85.	O	73	Rapid City	2030 Creek Drive	Rapid City	SD	57703
86.	O	74	Kansas City	9 N.E. Skyline Dr.	Lee's Summit	MO	64086
87.	O	75	Blaine	3074 84 th Lane N.E.	Blaine	MN.	55449
88.	O	81	Austin (Round Rock)	2004 Lamar Drive	Round Rock	TX	78664
89.	L	83	Shreveport	4113 Metro Dr.	Shreveport	LA	71109
90.	O	85	McAllen	1312 E. Laurel	McAllen	TX	78501
91.	L	88	Springdale	543 Madison Street	Springdale	AR	72762
92.	L	101	Missoula	2720 Palmer St. Unit E	Missoula	MT	59808
93.	L	105	Sioux Falls	926 West Cherokee	Sioux Falls	SD	57104
94.	L	108	Evansville	1905 N. Kentucky Ave.	Evansville	IN	47711
95.	L	111	Duluth	4314 Enterprise Cr.	Duluth	MN	55811
96.	O	117	Santa Fe Springs	9901 Bell Ranch Dr.	Sante Fe Springs	CA	90670
97.	O	124	Rialto	2751 S. Lilac Ave.	Bloomington	CA	92316
98.	L	140	Houston	6300 West by NW Blvd, Ste. 400	Houston	TX	77040
99.	L	204	Northlake-DC (Br 137)	120 Whitehall Ave	Northlake	IL	60164
100.	L	210	Moonachie-DC (Br 134)	75 State Street	Moonachie	NJ	07074
101.	L	213	Merrillville – Truck Storage	1503 E. 91st Drive	Merrillville	IN	46410
102.	L	216	Little Chute (Weston move)	1004 Randolph Drive	Little Chute	WI	54140
103.	L	218	Grand Rapids / Wyoming	3322 Lousma Southeast Ste. 503 & 504	Wyoming	MI	49548
104.	L	219	Saginaw	3691 Fashion Square Blvd.	Saginaw	MI	48603
105.	L	222	Grand Forks	2402 N. 43rd St.	Grand Forks	ND	58201
106.	L	226	Lima	1658 West Breese	Lima	OH	45806
107.	L	229	Tulsa	11529-31 E. Pine	Tulsa	OK	74128
108.	L	230	Wichita	427 S. Washington	Wichita	KS	67202

US-DOCS\116984916.3

109.	L	240	Springfield	540 A N. Cederbrook	Springfield	MO	65802
110.	L	245	Pewaukee	W 232 N 2960 Roundy Circle West	Pewaukee	WI	53072
111.	L	247	Indianapolis (Indy)	5777 Decatur Blvd, Ste 250	Indianapolis	IN	46241
112.	L	255	E. Syracuse	6838 Ellicott Drive, Ste. 4	E. Syracuse	NY	13057
113.	L	256	Waterbury	54 Great Hills Road	Naugatuck	CT	06770-2224
114.	L	259	Medley	9021 NW 105th Way	Medley	FL	33178
115.	L	265	Lakeland	3810 Drane Field Rd	Lakeland	FL	33811
116.	L	266	Atlanta	1400 Northbrook Pkwy Ste. 370	Suwanee	GA	30024
117.	L	272	Las Vegas	1051 Mary Crest, Ste. J	Henderson	NV	89074
118.	L	276	Runnemede	190 Ninth Ave Unit B	Runnemede	NJ	08078
119.	O	278	Oklahoma City	13131 N. Broadway Ext.	Oklahoma City	OK	73114
120.	Truck	285	Houston	5800 Clinton Drive	Houston	TX	77020
121.	L	286	Houston-Plant	235 North Norwood Street	Houston	TX	77011
122.	L	302	Cleveland	9200 Market Place, Building B	Broadview HTC	OH	44147
123.	L	303	Plymouth	9260 General	Plymouth	MI	48170
124.	L	304	Pittsburgh (Cranberry)	215 Commerce Park Dr.	Cranberry Twnshp	PA	16066
125.	L	305	Baltimore (Jessup)	8268 Preston Court Unit H	Jessup	MD	20794
126.	L	306	Columbus	2543 Westbelt Drive	Columbus	OH	43228
127.	L	311	Boston	29 Esquire Road Unit B	North Billerica	MA	01862
128.	O	503/ 509	NTX Distribution Center and Manufacturing Plant	1916/1912 Farmer Brothers Drive	Northlake	TX	76262
129.	L	520	Portland-PLANT	9120 NE Alderwood Road	Portland	OR	97220
130.	O	789	Fort Worth - HQ	1912 Farmer Brothers Drive	Northlake	TX	76262
131.	Retail	5007	Public Domain	603 SW Broadway Street	Portland	OR	97205
132.	L – West Cost Coffee -Plant	7003	Hillsboro	21400 N.W. Mauzey Rd.	Hillsboro	OR	97124
133.	L – West Coast Coffee property	7003	Eugene	3843 W. 11th (Units 31,33, & 35)	Eugene	OR	97402
134.	L – West Coast Coffee property	7003	Fortuna	608 L. Street	Fortuna	CA	95540
135.	L – West Coast Coffee property	7003	Livermore	2416 Research Dr.	Livermore	CA	94550
136.	L – West Coast Coffee property	7003	Woodland	1250 Harter Ave. Ste. B	Woodland	CA	95776
137.	L – West Coast Coffee property	7003	Las Vegas	6625 S. Valley View Blvd.	Las Vegas	NV	89118
138.	L – West Coast Coffee property	7003	Bakersfield	4205 Resnik Ct. Ste. #3b	Bakersfield	CA	93313
139.	L	9002	Gastonia - CBE Coffee Equipment	935 N. New Hope Rd #C21112	Gastonia	NC	28054

US-DOCS\116984916.3

140.	L	9003	La Crosse (Coffee Equipment)	1629 Caledonia St. Bldg.-21,Unit #6-Q4	La Crosse	WI	54603
Owned building that are vacant and (1) vacant parcel							
141.	O	24	Victorville	17190 Yuma St.	Victorville	CA.	92395

US-DOCS\116984916.3

INFORMATION AND COLLATERAL LOCATIONS OF COFFEE BEAN INTERNATIONAL, INC. 1. Name of Grantor: COFFEE BEAN INTERNATIONAL, INC. II. State of Incorporation or Organization: Oregon III. Type of Entity: Corporation IV. Organizational Number assigned by State of Incorporation or Organization: 129369-10 V. Federal Identification Number: 93-0714098 VI. Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address: 1912 Farmer Brothers Drive Northlake, Texas 76262 Attention: Scott Drake VII. Locations of Collateral: (a) Properties Owned by the Grantor: None. (b) Properties Leased by the Grantor (include Landlord’s Name): None. (c) Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee): 9120 NE Alderwood Road Portland, OR 97220 Name of Landlord: Kidder Mathews US-DOCS\116984916.3

INFORMATION AND COLLATERAL LOCATIONS OF FBC FINANCE COMPANY I. Name of Grantor: FBC FINANCE COMPANY II. State of Incorporation or Organization: California III. Type of Entity: Corporation IV. Organizational Number assigned by State of Incorporation or Organization: 0905697 V. Federal Identification Number: 95-3428785 VI. Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address: 1912 Farmer Brothers Drive Northlake, Texas 76262 Attention: Scott Drake VII. Locations of Collateral: (a) Properties Owned by the Grantor: None. (b) Properties Leased by the Grantor (include Landlord’s Name): None. (c) Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee): None. US-DOCS\116984916.3

INFORMATION AND COLLATERAL LOCATIONS OF COFFEE BEAN HOLDING CO., INC. I. Name of Grantor : COFFEE BEAN HOLDING CO., INC. II. State of Incorporation or Organization : Delaware III. Type of Entity : Corporation IV. Organizational Number assigned by State of Incorporation or Organization : 3781157 V. Federal Identification Number : 56-2488947 VI. Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address : 1912 Farmer Brothers Drive Northlake, Texas 76262 Attention: Scott Drake VII. Locations of Collateral: (a) Properties Owned by the Grantor: None. (b) Properties Leased by the Grantor (include Landlord’s Name): None. (c) Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee): None. US-DOCS\116984916.3

INFORMATION AND COLLATERAL LOCATIONS OF CHINA MIST BRANDS, INC. I. Name of Grantor : CHINA MIST BRANDS, INC. II. State of Incorporation or Organization : Delaware III. Type of Entity : Corporation IV. Organizational Number assigned by State of Incorporation or Organization : 61339189 V. Federal Identification Number : 81-3861172 VI. Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address : 1912 Farmer Brothers Drive Northlake, Texas 76262 Attention: Scott Drake VII. Locations of Collateral: (a) Properties Owned by the Grantor: None. (b) Properties Leased by the Grantor (include Landlord’s Name): None. (c) Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee): None. US-DOCS\116984916.3

INFORMATION AND COLLATERAL LOCATIONS OF BOYD ASSETS CO. I. Name of Grantor : BOYD ASSETS CO. II. State of Incorporation or Organization : Delaware III. Type of Entity : Corporation IV. Organizational Number assigned by State of Incorporation or Organization : 6498468 V. Federal Identification Number : 82-2659061 VI. Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address : 1912 Farmer Brothers Drive Northlake, Texas 76262 Attention: Scott Drake VII. Locations of Collateral: (a) Properties Owned by the Grantor: None. (b) Properties Leased by the Grantor (include Landlord’s Name): None. (c) Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee): None. US-DOCS\116984916.3

EXHIBIT G Exhibit G to Security Agreement [See attached.]

EXHIBIT G

(See Section 3.13 of Security Agreement and Definition of "Pledged Collateral")

LIST OF PLEDGED COLLATERAL, SECURITIES AND OTHER INVESTMENT PROPERTY

STOCKS

Name of Grantor	Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Percentage of Outstanding Shares
Farmer Bros. Co.	FBC Finance Company	1	10,000	Common	100%
Farmer Bros. Co.	Coffee Bean Holding Co., Inc.	10	1,000	Common	100%
Coffee Bean Holding Co., Inc.	Coffee Bean International, Inc.	1	100	Common	100%
Farmer Bros. Co.	Boyd Assets Co.	2	100	Common	100%
Farmer Bros. Co.	China Mist Brands, Inc.	C-01	100	Common	100%
Farmer Bros. Co.	Coffee Bean International LLC	N/A	N/A	Membership interests	100%

BONDS

Name of Grantor	Issuer	Number	Face Amount	Coupon Rate	Maturity
None.					

GOVERNMENT SECURITIES

Name of Grantor	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity
None.						

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY
(CERTIFICATED AND UNCERTIFICATED)

Name of Grantor	Issuer	Description of Collateral	Percentage Ownership Interest
None.			

INSTRUMENTS

Name of Grantor	Description
Farmer Bros. Co.	Broker Agreement and Note, dated as of April 1, 2019, by and between Florida Semoinole Coffee Company, Inc. and Farmer Bros. Co.